    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999


                                                      REGISTRATION NO. 333-85519
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       SPANISH BROADCASTING SYSTEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   4832                                  13-3827791
      (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                            ------------------------


                      SEE TABLE OF ADDITIONAL REGISTRANTS

                            ------------------------

                                                                                  RAUL ALARCON, JR.
                       3191 CORAL WAY                                               3191 CORAL WAY
                    MIAMI, FLORIDA 33145                                         MIAMI, FLORIDA 33145
                       (305) 441-6901                                               (305) 441-6901
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE            INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                          OFFICES)

                            ------------------------

                                   COPIES TO:

                  JASON L. SHRINSKY, ESQ.                                     BONNIE A. BARSAMIAN, ESQ.
               WILLIAM E. WALLACE, JR., ESQ.                                    G. DAVID BRINTON, ESQ.
        KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP                               ROGERS & WELLS LLP
                      425 PARK AVENUE                                              200 PARK AVENUE
                  NEW YORK, NEW YORK 10022                                     NEW YORK, NEW YORK 10166
                       (212) 836-8000                                               (212) 878-8000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PROPOSED MAXIMUM             AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                           AGGREGATE OFFERING PRICE    REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------------------------------
  % Senior Subordinated Notes due 2009......................         $235,000,000                $65,330
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of California,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System Network, Inc. ...              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of SBS Promotions, Inc. ........................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of SBS Funding, Inc. ...........................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Alarcon Holdings, Inc. ......................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of SBS of Greater New York, Inc. ...............              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of Florida,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of Greater Miami,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of Puerto Rico,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System, Inc., (New
Jersey).....................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of Illinois,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of Spanish Broadcasting System of San Antonio,
Inc. .......................................................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
  Guarantee of JuJu Media, Inc. ............................              --                       (2)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------



(1) Computed in accordance with Rule 457(o) under the Securities Act of 1933. The registration fee was previously paid with the initial filing of the registration statement.



(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is payable with respect to the Guarantee.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                       STATE OR OTHER           PRIMARY STANDARD
                                                       JURISDICTION OF             INDUSTRIAL            I.R.S. EMPLOYER
NAME                                                    INCORPORATION         CLASSIFICATION NUMBER   IDENTIFICATION NUMBER
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of California,
Inc. ...........................................         California                   4832                  92-3952357
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System Network, Inc. ......          New York                    4899                  13-3511101
----------------------------------------------------------------------------------------------------------------------------
SBS Promotions, Inc. ...........................          New York                    7999                  13-3456128
----------------------------------------------------------------------------------------------------------------------------
SBS Funding, Inc. ..............................          Delaware                    6159                  52-6999475
----------------------------------------------------------------------------------------------------------------------------
Alarcon Holdings, Inc. .........................          New York                    6512                  13-3475833
----------------------------------------------------------------------------------------------------------------------------
SBS of Greater New York, Inc. ..................          New York                    4832                  13-3888732
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of Florida, Inc. ...           Florida                    4832                  58-1700848
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of Greater Miami,
Inc. ...........................................           Florida                    4832                  65-0774450
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of Puerto Rico,
Inc. ...........................................          Delaware                    4832                  52-2139546
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System, Inc. ..............         New Jersey                   4832                  13-3181941
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of Illinois,
Inc. ...........................................          Illinois                    4832                  36-4174296
----------------------------------------------------------------------------------------------------------------------------
Spanish Broadcasting System of San Antonio,
Inc. ...........................................          Delaware                    4832                  65-082076
----------------------------------------------------------------------------------------------------------------------------
JuJu Media, Inc. ...............................          New York                    7389                  13-3988159
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THIS OFFERING IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, dated October   , 1999


                                  $235,000,000

                           SPANISH BROADCASTING SYSTEM, INC.



                             % Senior Subordinated Notes due 2009

SPS LOGO
--------------------------------------------------------------------------------

This is an offering by Spanish Broadcasting System, Inc. of $235.0 million
aggregate principal amount of its      % senior subordinated notes due 2009.
Interest on the notes is payable semi-annually in arrears on                 and
                of each year, beginning on                 , 2000. This offering
is conditioned upon completion of an initial public offering of our Class A Common Stock, and we cannot assure you that the Class A Common Stock offering will be completed on terms that are favorable to us or at all.

At any time prior to              2002, we may redeem up to 35% of the notes
with the proceeds of certain equity offerings. After              , 2004, we may
redeem all or a part of the notes at prices specified in this prospectus under "Description of Notes -- Optional Redemption."

These notes will be general unsecured obligations of Spanish Broadcasting System, Inc. and will be subordinated in right of payment to all of our existing and future senior debt. The notes will be unconditionally guaranteed by our subsidiary guarantors as described in "Description of Notes -- Subsidiary Guarantees."


INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

                                                              PER NOTE       TOTAL
                                                              --------    ------------
Public Offering Price.......................................         %    $235,000,000

Underwriting Discount.......................................         %    $

Proceeds to Spanish Broadcasting System, Inc................         %    $

     Interest on the notes will accrue from              , 1999 to the date of
delivery. The underwriters expect to deliver the notes on or about
             , 1999.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                               CIBC WORLD MARKETS
            , 1999

                                   [ARTWORK]

                               TABLE OF CONTENTS


                                     PAGE
                                     ----
Where You Can Find More
  Information......................    v
Forward-Looking Statements.........    v
Summary............................    1
Risk Factors.......................   12
Use of Proceeds....................   19
Ratio of Earnings to Fixed
  Charges..........................   20
Capitalization.....................   21
Selected Historical Consolidated
  Financial Information............   22
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations........   25
Business...........................   36



                                     PAGE
                                     ----
Management.........................   61
Executive Compensation.............   63
Principal Stockholders.............   68
Certain Relationships and Related
  Transactions.....................   69
Description of Other
  Indebtedness.....................   71
Description of Notes...............   73
Certain Federal Income Tax
  Considerations...................  113
Underwriting.......................  117
Legal Matters......................  118
Experts............................  119
Index to Consolidated Financial
  Statements.......................  F-1


                             ABOUT THIS PROSPECTUS

- You should rely only on the information contained in this prospectus or to which we have referred you. We have not, and our underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus may only be accurate on the date of this prospectus.

- You should read the entire prospectus before making an investment decision. The information in this prospectus may not contain all of the information that may be important to you.

- All references to "we", "us", "our", "SBS" or "our Company" in this prospectus mean Spanish Broadcasting System, Inc., a Delaware corporation, and all entities owned or controlled by Spanish Broadcasting System, Inc. and, if prior to 1994, refer to our predecessor parent company SBS-NJ.

- All references to "SBS-NJ" in this prospectus mean our predecessor parent company Spanish Broadcasting System, Inc., a New Jersey corporation.


- All references to "FCC" in this prospectus refer to the Federal Communications Commission.



- When citing Arbitron(C) Survey data, all references to the "United States" include the 50 states, the District of Columbia and the Commonwealth of Puerto Rico.


- Unless otherwise indicated, all references to "U.S. Hispanic", "Hispanic markets in the United States" and similar phrases in this prospectus include Hispanics in the United States and the Commonwealth of Puerto Rico.

- All references to "N/A" in this prospectus mean "not available."

- The term "broadcast cash flow" means operating income before depreciation, amortization and corporate expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, net income or cash flow and other consolidated income or cash flow statement data or as a measure of our profitability or liquidity. Although broadcast cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

- The term "EBITDA" means earnings before extraordinary items, gain on sale of AM stations, net interest expense, income taxes, depreciation, amortization and other income or expenses. We have included information concerning EBITDA in this prospectus because it is used by some investors as a measure of a company's ability to service its debt obligations. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, EBITDA is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

- The term "after-tax cash flow" means income before income tax benefit (expense) and extraordinary items, minus net gain on sale of AM stations (net of tax) and the current income tax provision, plus depreciation and amortization expense. Although after-tax cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, after-tax cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.


- On September 29, 1999, we filed a Third Amended and Restated Certificate of Incorporation which resulted in (1) the redesignation of our previously outstanding shares of Class A Common stock into shares of currently outstanding Class B Common Stock, (2) a 50-to-1 stock split of our Class B Common Stock, and (3) a reduction in the par value of our Class A Common Stock and Class B Common Stock from $0.01 per share to $0.0001 per share. All financial information has been restated to reflect this redesignation, stock split and change in par value.


- Our fiscal year is the twelve months ended on the last Sunday in September.


- We operate a Web site at www.lamusica.com. The information on our Web site is not part of this prospectus.

                             SOURCES OF INFORMATION

- Unless otherwise indicated, all market revenue share and revenue rankings in this prospectus are based on information for calendar year 1999 contained in James H. Duncan, Jr., Duncan's Radio Market Guide (1999 ed.), Miller, Kaplan, Arase & Co., Certified Public Accountants, Executive Summary, June 1999 (Miller Kaplan), Hungerford Radio Revenue Reports, 1999 (Hungerford) and BIA Research, Inc.'s, Investing in Radio, 1999 Market Report (BIA Research).

- Revenue rank and revenue share information are reported cumulatively for each calendar quarter and, therefore, include the period from January 1 through the date indicated.


- Unless otherwise indicated, rank in audience share data in this prospectus is based on the "12+ average quarter hour share." This refers to the number of persons, aged 12 and over, who listen to a radio station for at least five minutes in a quarter-hour segment Monday through Sunday, 6:00 a.m. to midnight in the most recent survey period (Spring 1999) as reported by the Arbitron(C) Company, Arbitron(C) Radio Market Reports (copyright 1999). Further, and unless otherwise noted, references in this prospectus to the rank of a station among all the radio stations within a market have been determined with reference to all radio stations rated by Arbitron(C) within the applicable market.


- Unless otherwise indicated, all references to the demographic statistics in this prospectus are derived from the Strategy Research Corporation -- 1998 United States Hispanic Market Study, the 1990 and 1997 reports by the Bureau of the U.S. Census and Hispanic Business Magazine. This market study is sponsored by advertisers and other businesses targeting the Hispanic market, including SBS and many of our principal competitors.


- Arbitron(C) does not rank radio stations. All references in this prospectus to radio station rankings from Arbitron(C) Surveys reflect our analysis of information published by Arbitron(C).

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The file number for our SEC filings is 33-82114. You may read and copy any document we file at the following SEC public reference rooms:

Judiciary Plaza              500 West Madison Street       7 World Trade Center
450 Fifth Street, N.W.       14th Floor                    Suite 1300
Room 1024                    Chicago, Illinois 60661       New York, New York 10048
Washington, D.C. 20549


     We file information electronically with the SEC. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. We expect that our Class A Common Stock will be listed on The Nasdaq National Market.


     This prospectus is part of a Form S-1 registration statement we are filing with the SEC. The SEC allows us to incorporate by reference any exhibits referred to in this prospectus.

     We will provide a copy of the exhibits we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these exhibits, you should write or telephone us at the following address and telephone number:
                            Spanish Broadcasting System, Inc.
                            3191 Coral Way
                            Miami, FL 33145
                            Telephone: (305) 441-6901
                            Attention: Joseph A. Garcia

                           FORWARD-LOOKING STATEMENTS


     This prospectus contains forward-looking statements, including statements under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus, concerning our expectations of future sales, gross profits, research and development expenses, selling, general and administrative expenses, product introductions and cash requirements. Forward-looking statements often include words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "project," "outlook" or similar expressions. The statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed in the forward-looking statements. Actual results may vary materially from those expressed in forward-looking statements. Factors which could cause actual results to differ from expectations include those in the "Risk Factors" section of this prospectus. We cannot assure you that our results of operations will not be adversely affected by one or more of these factors. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                    SUMMARY


     This summary contains a general discussion of our business, this offering and summary financial information. It does not contain all the information that may be important to you. You should read the entire prospectus and the documents to which we have referred you, including the financial data and the information set forth under the heading "Risk Factors" for a more complete understanding of Spanish Broadcasting System, Inc. and this offering.


                                  OUR COMPANY

INTRODUCTION


     Spanish Broadcasting System, Inc. was founded in 1983 and is the second largest Spanish-language radio broadcasting company in the United States. We currently own and operate 13 FM radio stations and have agreed to purchase eight additional stations in Puerto Rico. We have also entered into a memorandum of understanding to sell our two radio stations located in the Florida Keys. Eleven of our stations are located in six of the largest Hispanic markets in the United States, including Los Angeles, Puerto Rico, New York, Miami, Chicago and San Antonio. Our radio stations reach over 51% of the U.S. Hispanic population. Our WSKQ-FM station in New York is ranked in the Spring 1999 Arbitron(C) ratings as the number one station in its target demographic group (men and women, ages 25-54).


     Our strategy is to maximize the profitability of our radio station portfolio and to expand in our existing markets and into additional markets that have a significant Hispanic population. We believe that the favorable demographics of the U.S. Hispanic population and the rapid increase in advertising targeting Hispanics provide us with significant opportunities for growth. We also believe that we have competitive advantages in the radio industry due to our focus on formats targeting U.S. Hispanic audiences and our skill in programming and marketing to these audiences.


     Our Internet strategy complements our existing business and enables us to capitalize on our U.S. Hispanic market expertise. We recently purchased 80% of JuJu Media, Inc., the owner of LaMusica.com, a bilingual Spanish-English Internet Web site and on-line community that focuses on the U.S. Hispanic market. LaMusica.com is a provider of original information and interactive content related to Latin music, entertainment, news and culture. LaMusica.com provides our advertisers with an additional means of reaching the U.S. Hispanic consumer markets and is a growing revenue source for us.


     Due to the successful implementation of our strategy, we have achieved significant growth over the last two years. From the twelve-month period ended June 29, 1997 to the twelve-month period ended June 27, 1999, our:

     - net revenues grew at a compound annual rate of 29.3%, from $55.0 million to $91.9 million;

     - broadcast cash flow grew at a compound annual rate of 35.8%, from $26.5 million to $48.9 million; and

     - EBITDA grew at a compound annual rate of 35.5%, from $21.5 million to $39.5 million.

     SBS is led by Mr. Raul Alarcon, Jr., who has been our Chief Executive Officer and President since 1986. The Alarcon family has been involved in Spanish-language radio broadcasting since the 1950's, when Mr. Raul Alarcon, Sr., our Chairman Emeritus and a member of our board of directors, established his first radio station in Camaguey, Cuba. Members of our senior management team, on average, have over 15 years of experience in Spanish-language media and radio broadcasting.



     We are a corporation organized under the laws of the State of Delaware. Our executive offices are located at 3191 Coral Way, Miami, Florida 33145, and our telephone number is (305) 441-6901.


MARKET OPPORTUNITY

     Our radio stations target the largest Hispanic markets in the United States, including Puerto Rico. We believe that these markets have significant growth potential for the following reasons:

     - HISPANIC POPULATION GROWTH.  The U.S. Hispanic population, approximately
       34.3 million people, is the fastest growing segment of the U.S. population, growing at approximately four times the rate of the population as a whole. By 2005, Hispanics are projected to become the largest minority group in the United States and by 2010, the second largest Spanish-speaking population in the world.

     - SIGNIFICANT GEOGRAPHIC CONCENTRATION. The U.S. Hispanic population is highly concentrated with over 62% of U.S. Hispanics residing in the top ten U.S. Hispanic markets. Because our stations are located in six of these markets, advertisers can reach the U.S. Hispanic population more cost effectively by advertising on our stations rather than advertising through competing national media.

     - ATTRACTIVE DEMOGRAPHIC GROUP FOR ADVERTISERS. The U.S. Hispanic population accounted for estimated consumer spending of $380.0 billion in 1998 (7.4% of total U.S. consumer spending), an increase of 78.4% since 1990. By 2000, U.S. Hispanics are expected to account for estimated consumer spending of $457.8 billion (8.2% of total U.S. consumer spending), and by 2010 are expected to account for estimated consumer spending of $965.3 billion (12% of total U.S. consumer spending), far outpacing the expected growth of overall U.S. consumer spending during the same period.

     - GROWTH IN SPANISH-LANGUAGE ADVERTISER SPENDING. In 1998, a total of $1.7 billion was spent on Spanish-language advertising, compared to $1.1 billion in 1995. This represents a compound annual growth rate of 17.2%, which is more than double the total advertising growth rate over the same period. Approximately 26% of the $1.7 billion spent on Spanish-language advertising was directed to Spanish-language radio.

     - GROWTH IN SPANISH-LANGUAGE ADVERTISING RATES.  We believe
       Spanish-language advertising rates have been rising at a faster rate in recent years than rates for general media, yet Spanish-language advertising rates are still generally lower than for comparable English-language media.


     - USE OF SPANISH LANGUAGE. Approximately 69% of U.S. Hispanics speak Spanish at home and we believe this percentage will remain relatively constant for the near future. We believe that the continued use of Spanish by U.S. Hispanics and their preference for Spanish-language music will contribute to the continued popularity of Spanish-language radio as a source of entertainment, information and culture for the U.S. Hispanic population.

     - INTERNET USAGE. Approximately 36% of the U.S. Hispanic population (excluding Puerto Rico) currently accesses the Internet, a percentage which we expect will increase over the next few years. We believe the Internet represents a complementary medium for our advertisers to reach our target audience.

SBS AND OUR MARKETS

     The table below lists the six markets where we currently own and operate radio stations in the United States.

                                                                                     1999
                                  HISPANIC     AUDIENCE     TOTAL      TOTAL        ANNUAL        MARKET       1998 POPULATION
                                   MARKET       SHARE      AUDIENCE   REVENUE       RADIO        RANKING     --------------------
                        NUMBER    AUDIENCE       RANK      SHARE %    SHARE %      REVENUE      BY SIZE OF     TOTAL     HISPANIC
                          OF        SHARE     (BY TARGET   (GENERAL   (GENERAL   ALL MARKETS     HISPANIC       (IN        % OF
MARKET                 STATIONS     RANK      AUDIENCE)    MARKET)    MARKET)    ($ MILLIONS)   POPULATION   MILLIONS)    TOTAL
------                 --------   ---------   ----------   --------   --------   ------------   ----------   ---------   --------
Los Angeles..........    1           3            8          3.0         2.7         $727           1          16.3        38.7
Puerto Rico..........    3          N/A       2, 12, 25      6.7         N/A           90           2           3.8        99.6
New York.............    2          1, 2        1, 11        8.0         7.3          688           3          20.1        18.1
Miami................    3        3, 4, 5     7, 10, 14      9.4        11.7          233           4           3.7        38.1
Chicago..............    1           1            7          2.4         2.6          471           6           9.4        12.7
San Antonio..........    1           3            8          2.5         2.7           78           8           2.1        51.6
                          --
Total................   11


     - Audience share and audience share rank data were obtained from the Spring 1999 Arbitron(C) Survey.



     - Estimated revenue share information for all markets other than Chicago was obtained from BIA Research and Miller Kaplan data. Revenue share information for the Chicago market was obtained from Hungerford data.


     - Population data were derived from the Strategy Research
       Corporation -- 1998 U.S. Hispanic Market Report and 1990 and 1997 population reports from the Bureau of the U.S. Census.


     - We currently own three radio stations in Puerto Rico, WCMA-FM (formerly WDOY-FM), WMEG-FM and WEGM-FM. WMEG-FM and WEGM-FM are simulcast, but have separate Arbitron(C) ratings. We have agreed to purchase eight additional radio stations in Puerto Rico.



     - We own and operate one radio station in each of Key West and Key Largo, WVMQ-FM and WZMQ-FM, respectively, which are simulcast but are not rated by Arbitron(C). Information with respect to these stations is not included in this table. We have entered into a memorandum of understanding to sell these stations to Mr. Alarcon, Sr. upon completion of this offering.


BUSINESS STRATEGY

     We focus on maximizing the profitability of our radio station portfolio by strengthening the performance of our existing radio stations and making additional strategic station acquisitions in both our existing markets and in new markets that have a significant Hispanic population. In addition, we are implementing an Internet strategy in order to develop new revenue sources.

     OPERATING STRATEGY. Our operating strategy focuses on maximizing our radio stations' appeal to our audience and our advertisers while minimizing operating expenses, in order to grow revenue and cash flow. To achieve these goals, we focus on:

     - providing high-quality Spanish-language programming;

     - retaining strong local management teams;

     - utilizing aggressive sales efforts;

     - controlling operating costs;

     - making effective use of promotions and special events; and

     - maintaining strong community involvement.

     ACQUISITION STRATEGY. Our acquisition strategy is to acquire radio stations in the largest U.S. Hispanic markets. We consider acquisitions of stations in our existing markets, as well as acquisitions in other markets with a large Hispanic population where we can maximize our revenues through aggressive sales to U.S. Hispanic and general market advertisers. These acquisitions may include stations that do not currently target the U.S. Hispanic market, but which we believe can be successfully reformatted.


     INTERNET STRATEGY. Our Internet strategy is designed to complement our existing business and to enable us to capitalize on our U.S. Hispanic market expertise. The core of our strategy is LaMusica.com, an Internet Web site and on-line community focused on the U.S. Hispanic market. This Web site offers all of our radio stations' broadcasts through the use of audio streaming technology and will provide our advertisers with a complementary means of reaching their target audience.



PENDING TRANSACTIONS



     PURCHASE OF ADDITIONAL PUERTO RICO STATIONS. On September 22, 1999, we entered into a definitive agreement to purchase all of the outstanding capital stock of nine subsidiaries of Chancellor Media Corporation of Los Angeles. The companies we have agreed to purchase own and operate eight radio stations in Puerto Rico: WIOA-FM, WIOB-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM and WCTA-FM. The purchase price we have agreed to pay for these companies is $90.0 million. In connection with the acquisition, we have made an initial nonrefundable deposit of $10.0 million. The definitive agreement contains customary representations and warranties, and the closing of our acquisition of these companies is subject to the satisfaction of certain customary conditions, including receipt of regulatory approval from the FCC. We expect to finance the purchase of these companies from a combination of bank borrowings and cash on hand. Prior to the closing of this acquisition (but following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), we intend to operate these stations under a local marketing agreement pursuant to which we will pay a monthly fee in exchange for the exclusive right to program and sell commercial announcements for each of the stations. We expect to close our acquisition of these companies by the end of December 1999. We cannot assure you, however, that we will be able to complete the acquisition of these companies during the expected time frame or at all.

     According to financial information provided to us by Chancellor Media Corporation of Los Angeles, these companies had the following financial results:



     - Net revenues of $6.7 million for the six months ended June 30, 1999 (unaudited); and



     - Broadcast cash flow of $2.2 million for the six months ended June 30, 1999 (unaudited); and



     SALE OF FLORIDA KEYS STATIONS. We have entered into a memorandum of understanding with Mr. Alarcon, Sr., our Chairman Emeritus and a member of our board of directors for the sale by us of the assets and liabilities of radio station WVMQ-FM operating in Key West, Florida and radio station WZMQ-FM operating in Key Largo, Florida. The sale price to be paid by Mr. Alarcon, Sr. for these stations is $700,000. The definitive agreement will contain customary representations, warranties and indemnities, and the closing of the sale of these stations will be subject to the satisfaction of certain conditions, including approval from the FCC, the completion of this offering and the receipt by Mr. Alarcon, Sr. of the proceeds of this offering as a selling stockholder. We cannot assure you that the sale of these stations will occur during the expected time frame or at all.



     These two stations had the following financial results:



     - Net revenues of $165,873 for the nine months ended June 27, 1999 (unaudited) and $8,712 for the fiscal year ended September 28, 1998 (unaudited); and



     - Negative broadcast cash flow of $351,666 for the nine months ended June 27, 1999 (unaudited) and negative broadcast cash flow of $324,219 for the fiscal year ended September 28, 1998 (unaudited).



          CONCURRENT CLASS A COMMON STOCK OFFERING AND FINANCING PLAN



     The net proceeds we will receive from this offering and our concurrent Class A Common Stock offering are estimated to be approximately $227.0 million and $260.8 million, respectively. We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders in the Class A Common Stock offering. This offering is conditioned upon the completion of our Class A Common Stock offering. The Class A Common Stock offering is not conditioned on this or any other offering. Upon completion of both offerings, we intend to enter into senior credit facilities arranged by Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc. The senior credit facilities are conditioned upon the closing of this offering and our Class A Common Stock offering. The senior credit facilities will consist of (1) a $50.0 million six-year revolving credit facility, maturing in 2005, and (2) a $150.0 million six-year delayed draw (15-months to draw) term loan facility, maturing in 2005.



     We intend to use the net proceeds from this offering, our concurrent Class A Common Stock offering and the repayment of stockholder loans to (1) redeem our preferred stock at 105% of aggregate liquidation preference, (2) repurchase our 11% Senior Notes due 2004 and 12 1/2% Senior Notes due 2002 at approximately 111% and 114% of their par value, respectively, pursuant to the tender offers and consent solicitations we commenced on September 30, 1999, (3) purchase an annuity for retiring executives at an estimated cost of approximately $10.6 million, and (4) for general corporate purposes. We cannot assure you that we will complete the senior credit facilities on terms that are favorable to us, or at all or that any or all of the 11% Notes and 12 1/2% Notes will be tendered or the requisite consents achieved. This prospectus relates only to the offering of the notes and not to any other securities. The following table presents the sources and uses of funds pro forma as adjusted for this offering and the Class A Common Stock offering.



                                                              PRO FORMA FOR
                                                              BOTH OFFERINGS
                                                              --------------
                                                              (IN THOUSANDS)
SOURCES OF FUNDS:
  This offering.............................................     $235,000
  Class A Common Stock offering.............................      280,000
  Repayment of loans by stockholders........................        3,019
                                                                 --------
          Total.............................................     $518,019
                                                                 ========
USES OF FUNDS:
  Redemption of preferred stock.............................     $265,611
  Annuity for retiring executives...........................       10,567
  Repurchase of our 11% notes and 12 1/2% notes.............      195,952
  General corporate purposes................................       18,639
  Estimated fees and expenses...............................       27,250
                                                                 --------
          Total.............................................     $518,019
                                                                 ========

                                  THE OFFERING

     Capitalized terms used in this summary are defined in the "Description of Notes -- Certain Definitions" section of this prospectus.

Issuer........................   Spanish Broadcasting System, Inc.

Securities Offered............   $235,000,000 in aggregate principal amount of
                                      % Senior Subordinated Notes due 2009.

Maturity......................                   , 2009.

Interest Payment Dates........                   and                 ,
                                 commencing                 , 2000.

Ranking.......................   The notes are:

                                 - general unsecured obligation of SBS;


                                 - subordinated in right of payment to all SBS's
                                   existing and future senior debt, including indebtedness under the senior credit facilities; and


                                 - pari passu in the right of payment with any
                                   future senior subordinated indebtedness of
                                   SBS.


                                 At June 27, 1999, on a pro forma basis after giving effect to the Class A Common Stock offering and the recapitalization transactions, SBS and the guarantors would have had $ 240.7 million of indebtedness outstanding, none of which would have been senior debt.


Guarantors....................   The notes will be unconditionally guaranteed on
                                 a senior subordinated basis by certain of our current and future subsidiaries. Our subsidiaries which hold our broadcasting licenses will not be guarantors of these notes.
                                 If we cannot make payments on the notes when they are due, the guarantors must make them after making prior payment of all senior debt of the guarantors.

Optional Redemption...........   At any time prior to              , 2002, we
                                 may redeem up to 35% of the notes with the proceeds of certain equity offerings. After
                                              , 2004, we may redeem all or a
                                 part of the notes at prices specified in this prospectus under "Description of
                                 Notes -- Optional Redemption."

Mandatory Offer to
Repurchase....................   If we sell certain assets or experience
                                 specific kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase as described under the section "Description of Notes -- Repurchase at the Option of Holders".

Basic Covenants of
Indenture.....................   SBS will issue these notes under a new
                                 indenture among SBS, the guarantors and IBJ
                                 Whitehall Bank & Trust Company, as trustee. The new indenture will, among other things, restrict our ability and the ability of our subsidiaries to:


                                 - incur additional debt;

                                 - create liens;

                                 - pay dividends, distributions or make other
                                   specified restricted payments;

                                 - sell assets and engage in asset swaps;

                                 - enter into transactions with affiliates;

                                 - sell capital stock of our subsidiaries; and

                                 - merge or consolidate with any other person or
                                   sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

Taxation......................   For a discussion of the material tax
                                 consequences of an investment in these notes, please refer to the section of this prospectus entitled "Certain Federal Income Tax
                                 Considerations."

No Public Market..............   We do not intend to list the notes on any
                                 national securities exchange or to seek the admission of the notes for trading on the NASDAQ National Market System. We have been advised by the underwriters that following the completion of this offering, the underwriters currently intend to make a market in the notes.
                                 However, the underwriters are not obligated to do so. Any market making activities with respect to the notes may be discontinued at any time without notice.


Use of Proceeds...............   SBS estimates that the net proceeds from this
                                 offering will be approximately $227.0 million.
                                 This offering is conditioned upon the
                                 completion of the Class A Common Stock
                                 offering. We intend to use net proceeds from this offering, the concurrent Class A Common
                                 Stock offering and the repayment of stockholder loans to (1) redeem our preferred stock at 105%
                                 of aggregate liquidation preference, (2) repurchase our 11% Notes and 12 1/2% Notes at
                                 111% and 114% of their par value, respectively, pursuant to the tender offers and consent solicitations we commenced on September 30, 1999, (3) purchase an annuity for retiring executives at an estimated cost of approximately $10.6 million, and (4) for general corporate purposes.

                 SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION
                          (IN THOUSANDS EXCEPT RATIOS)


     The following tables contain summary historical financial information for each of the fiscal years in the three-year period ended September 27, 1998 and the nine months ended June 27, 1999 derived from our audited consolidated financial statements, which have been audited by KPMG LLP, independent certified public accountants. The tables also contain summary unaudited historical financial information for the nine months ended June 28, 1998 and summary unaudited pro forma financial information.



                                                                                                             NINE MONTHS ENDED
                                                                                                            -------------------
                                                                                                               PRO FORMA FOR
                                                        FISCAL YEAR ENDED            NINE MONTHS ENDED        BOTH OFFERINGS
                                                  ------------------------------   ----------------------   -------------------
                                                  9/29/96    9/28/97    9/27/98      6/28/98     6/27/99          6/27/99
                                                  --------   --------   --------   -----------   --------   -------------------
                                                                                   (UNAUDITED)                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Gross revenues..................................  $ 55,338   $ 67,982   $ 86,766    $ 62,099     $ 80,437        $ 80,437
Less: agency commissions........................     6,703      7,972     10,623       7,508       10,082          10,082
                                                  --------   --------   --------    --------     --------        --------
  Net revenues..................................    48,635     60,010     76,143      54,591       70,355          70,355
Station operating expenses......................    27,876     31,041     39,520      28,298       31,782          31,782
Depreciation and amortization...................     4,556      7,619      8,877       6,867        7,223           7,223
Corporate expenses..............................     3,748      5,595      6,893       5,122        7,658           7,658
                                                  --------   --------   --------    --------     --------        --------
  Operating income..............................    12,455     15,755     20,853      14,304       23,692          23,692
Interest expense, net...........................   (16,533)   (22,201)   (20,860)    (16,002)     (15,736)        (15,997)
Other income (expense), net.....................    (1,574)      (791)      (213)         --         (485)           (485)
Gain on sale of AM stations.....................        --         --     36,242      36,247           --              --
                                                  --------   --------   --------    --------     --------        --------
  Income (loss) before income taxes and
    extraordinary items.........................    (5,652)    (7,237)    36,022      34,549        7,471           7,210
Income tax expense (benefit)....................    (1,166)    (2,715)    15,624      13,820        3,177           3,066
                                                  --------   --------   --------    --------     --------        --------
  Income (loss) before extraordinary items......    (4,486)    (4,522)    20,398      20,729        4,294           4,144
Extraordinary gain (loss) net of income taxes...        --     (1,647)    (1,613)     (1,613)          --              --
                                                  --------   --------   --------    --------     --------        --------
  Net income (loss).............................  $ (4,486)  $ (6,169)  $ 18,785    $ 19,116     $  4,294        $  4,144
                                                  ========   ========   ========    ========     ========        ========
Dividends on preferred stock....................    (2,994)   (17,044)   (30,270)    (22,391)     (25,951)             --
                                                  --------   --------   --------    --------     --------        --------
  Net income (loss) applicable to common
    stock.......................................  $ (7,480)  $(23,213)  $(11,485)   $ (3,275)    $(21,657)       $  4,144
                                                  ========   ========   ========    ========     ========        ========

OTHER FINANCIAL DATA:
Broadcast cash flow.............................  $ 20,759   $ 28,969   $ 36,623    $ 26,293     $ 38,573        $ 38,573
Broadcast cash flow margin......................      42.7%      48.3%      48.1%       48.2%        54.8%           54.8%
EBITDA..........................................  $ 17,011   $ 23,374   $ 29,730    $ 21,171     $ 30,915        $ 30,915
After-tax cash flow.............................        70      3,097      7,530       5,848       11,517          11,367
Capital expenditures............................     3,811      2,022      1,645       1,290        1,684           1,684
Ratio of Earnings to Fixed Charges..............        --         --         --          --           --             1.4x


                                                              TWELVE MONTHS ENDED
                                                              -------------------
                                                                 PRO FORMA FOR
                                                                BOTH OFFERINGS
                                                              -------------------
                                                                    6/27/99
                                                                    -------

                                                                  (UNAUDITED)
Ratio of total debt to EBITDA...............................           6.10x
Ratio of EBITDA to interest expense, net....................           1.89x

- Our summary historical consolidated financial data should be read in conjunction with our historical consolidated financial statements as of and for each of the fiscal years in the three-year period ended September 27, 1998 and for the nine months ended June 27, 1999, the related notes and the independent auditor's report included in this prospectus. For additional information, see the financial section of this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



- The financial information for the nine months ended June 28, 1998 is unaudited, but in our opinion reflects all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial information.



- Operating results for the nine months ended June 27, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ended September 26, 1999. Our summary unaudited pro forma consolidated financial information does not purport to represent what our results of operations would actually have been had the transactions described below occurred on the dates indicated or to project our results of operations for any future period or date.



- The pro forma amounts for the period ended June 27, 1999, in the column "Pro Forma for Both Offerings" are adjusted to give effect to (1) this offering,
  (2) the concurrent Class A Common Stock offering, (3) the repayment of the loans receivable from the selling stockholders we will receive from the concurrent Class A Common Stock Offering, (4) the redemption of all of our outstanding preferred stock at 105% of aggregate liquidation preference, (5) the repurchase of our 11% notes and 12 1/2% notes at approximately 111% and 114% of their par value, respectively, pursuant to the tender offers and consent solicitations we commenced on September 30, 1999, and (6) the purchase of an annuity for retiring executives, as if each had occurred as of the beginning of the period. These pro forma amounts do not reflect (a) the impact to net income available to common stockholders resulting from the redemption of our preferred stock at a premium, (b) the purchase of an annuity for certain retiring executives, and (c) the extraordinary loss on extinguishment of debt, including the write-off of related deferred financing costs, which we will record as a result of repurchasing the 11% notes and 12 1/2% notes at a premium. The pro forma interest expense for the period ended June 27, 1999 is based on a current estimated interest rate of 9 1/4%. If the actual interest rate in the offering varies by 1/8%, the effect on pro forma interest expense for the nine months ended June 27, 1999 would be approximately $0.2 million.



- On September 29, 1999, we filed a Third Amended and Restated Certificate of Incorporation which resulted in (1) the redesignation of our previously outstanding shares of Class A Common Stock into shares of currently outstanding Class B Common Stock, (2) a 50-to-1 stock split of our Class B Common Stock and (3) a reduction in the par value of our Class A Common Stock and Class B Common Stock from $0.01 per share to $0.0001 per share. All financial information has been restated to reflect this redesignation, stock split and change in par value.



- For the purpose of calculating the Ratio of Earnings to Fixed Charges, earnings are defined as earnings or loss before income taxes and extraordinary items and fixed charges. Fixed charges are the sum of (1) interest costs, (2) amortization of deferred financing costs, (3) one-third of operating lease rental expense (deemed to be interest) and (4) dividends on preferred stock. Earnings were inadequate to cover fixed charges by $9,361,000, $34,514,000 and $17,434,000 for fiscal years 1996, 1997 and 1998, respectively. For the nine months ended June 28, 1998 and June 27, 1999, earnings were inadequate to cover fixed charges by $4,993,000 and $37,680,000.

- The term "broadcast cash flow" means operating income before depreciation, amortization and corporate expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, net income or cash flow and other consolidated income or cash flow statement data or as a measure of our profitability or liquidity. Although broadcast cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

- The term "EBITDA" means earnings before extraordinary items, gain on sale of AM stations, net interest expense, income taxes, depreciation, amortization and other income or expense. We have included information concerning EBITDA in this prospectus because it is used by some investors as a measure of a company's ability to service its debt obligations. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, EBITDA is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

- The term "after-tax cash flow" means income before income tax benefit (expense) and extraordinary items, minus net gain on sale of AM stations (net of tax) and the current income tax provision, plus depreciation and amortization expense. Although after-tax cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, after-tax cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.


                                                                  AS OF JUNE 27, 1999
                                                              ----------------------------
                                                                            PRO FORMA FOR
                                                              HISTORICAL    BOTH OFFERINGS
                                                              ----------    --------------
                                                                               (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $ 20,895        $ 57,193
Total assets................................................    359,501         396,877
Total debt (including current portion)......................    172,767         240,653
Preferred stock.............................................    218,802         --
Total stockholders' equity (deficiency).....................    (67,848)        150,383



- The pro forma balance sheet data are adjusted to give effect to the transactions described above as if they had occurred as of June 27, 1999. These pro forma adjustments reflect (1) the redemption of our outstanding preferred stock at 105% of aggregate liquidation preference which results in an additional dividend of $22.1 million and will reduce net income applicable to common stockholders in the period such redemption occurs as if such redemption occurred on June 27, 1999, (2) the repurchase of our 11% notes and 12 1/2% notes at approximately 111% and 114% of their par value, respectively, which results in an extraordinary loss (net of income taxes) amounting to $16.8 million, assuming such repurchases occurred on June 27, 1999, and (3) the repurchase of an annuity for retiring executives which results in an estimated nonrecurring charge (net of income taxes) of approximately $6.1 million, assuming such purchase occurred on June 27, 1999. Actual amounts will differ based upon the actual dates the preferred stock is redeemed, the 11% notes and 12 1/2% notes are repurchased, and the annuity for retiring executives is purchased.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in our notes.

SUBSTANTIAL DEBT -- OUR SUBSTANTIAL LEVEL OF DEBT COULD LIMIT OUR ABILITY TO GROW AND COMPETE.


     Our consolidated debt is substantial when compared to our common stockholders' equity. As of June 27, 1999, on a pro forma basis after giving effect to the transactions described in this prospectus (including the concurrent Class A Common Stock offering), we had outstanding long term debt (including current portions) of approximately $240.7 million and a stockholders' equity of $150.4 million.


     Our substantial level of debt could have several important consequences to the holders of our securities, including the following:

     - a significant portion of our cash flow from operations will be dedicated to servicing our debt obligations and will not be available for operations, future business opportunities or other purposes;

     - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; and

     - our substantial debt could make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

     Our ability to satisfy all of our debt obligations depends upon our future operating performance. Our operating performance will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. We believe that our operating cash flow will be sufficient to meet our operating expenses and to service our debt requirements as they become due. However, if we are unable to pay our debts, whether upon acceleration of our debt or in the ordinary course of business, we will be forced to pursue alternative strategies such as selling assets, restructuring or refinancing our debt, or seeking additional equity capital. We cannot assure you that we can successfully complete any of these strategies on satisfactory terms or that the approval of the FCC could be obtained on a timely basis, or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets.

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.


     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If we enter into our senior credit facilities, they would permit additional borrowings after completion of this offering and all of those borrowings would be senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.


HOLDING COMPANY -- AS A HOLDING COMPANY WE DEPEND ON OUR SUBSIDIARIES TO MEET OUR FINANCIAL OBLIGATIONS.

     We are a holding company with no significant assets other than the stock of our subsidiaries. In order to meet our financial needs, we rely exclusively on repayments of interest and principal on intercompany loans made by us to our operating subsidiaries and income from dividends and other cash flow from such subsidiaries. We cannot assure you that our operating subsidiaries will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to us in respect of our intercompany loans.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS.

     The notes and the subsidiary guarantees rank behind all of our and our subsidiary guarantors' existing indebtedness (other than trade payables) and all of our and our subsidiary guarantors' future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior debt and the debt of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the subsidiary guarantees.

     In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on senior debt.

     If a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors occurs, holders of the notes will participate with trade creditors and all other holders of our and the subsidiary guarantors' subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, pro rata, than the holders of senior debt.


     Our obligations under the notes are subordinate and junior in right of payment to all of our existing and future senior debt. As of June 27, 1999, on a pro forma basis giving effect to this offering, the concurrent Class A Common Stock offering, the redemption of our preferred stock and the refinancing of our existing debt, none of our total consolidated indebtedness would have been senior debt. The indenture allows us to borrow substantial additional indebtedness, including senior debt, in the future.


NOT ALL SUBSIDIARIES ARE GUARANTORS -- YOUR RIGHT TO RECEIVE PAYMENT ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     Our subsidiaries holding our broadcasting licenses will not guarantee the notes. Generally, these subsidiaries are limited purpose companies that conduct no activities other than to hold our broadcasting licenses. We do not expect that these subsidiaries will have any significant revenues or liabilities. If there were any creditors of these non-guarantor subsidiaries, however, in the event of their bankruptcy, liquidation or reorganization, their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

RESTRICTIONS IMPOSED BY OUR DEBT -- THE TERMS OF OUR DEBT RESTRICT US FROM ENGAGING IN MANY ACTIVITIES AND REQUIRE US TO SATISFY VARIOUS FINANCIAL TESTS.

     The indenture governing the notes to be issued in this offering will contain covenants that restrict, among other things, our ability to:

     - incur additional debt;

     - create liens;

     - pay dividends, distributions or make other specified restricted payments;

     - sell assets and engage in asset swaps;

     - enter into transactions with affiliates;

     - sell capital stock of our subsidiaries; and

     - merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

     If an event of default occurs under this indenture, the noteholders could elect to declare all amounts outstanding under the indenture, together with accrued interest, to be immediately due and payable. In addition, there is a change of control provision in the indenture which would require us to make an offer to repurchase all of our notes in the event that we experience a change of control.


     Similarly, if we enter into the senior credit facilities they will contain covenants that restrict, among other things, our ability to incur additional debt, pay cash dividends, repurchase our capital stock, make capital expenditures, make investments or other restricted payments, swap or sell assets, engage in transactions with related parties, secure non-senior debt with our assets, or merge, consolidate or sell all or substantially all of our assets.



     Our senior credit facilities will require us to get our lenders' consent before we make certain acquisitions involving the payment of cash or assumption of indebtedness. This restriction may make it more difficult to pursue our acquisition strategy. Our senior credit facilities will also require us to maintain specific financial ratios. Events beyond our control could affect our ability to meet those financial ratios, and we cannot assure you that we will meet them.



     Our senior credit facilities will mature in 2005 and will be (1) guaranteed by our subsidiaries (other than those subsidiaries which own broadcast licenses); (2) secured by all of our assets and our subsidiaries' assets other than the assets of the broadcasting license subsidiaries; and (3) secured by the stock of our subsidiaries, including the stock of our broadcasting license subsidiaries. A breach of any of the covenants contained in our senior credit facility could allow our lenders to declare all amounts outstanding under the senior credit facility to be immediately due and payable. In addition, our lenders could proceed against the collateral granted to them to secure that indebtedness. If the amounts outstanding under the senior credit facility are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the lenders or to our other debt holders.


FRAUDULENT CONVEYANCE -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS FROM GUARANTORS.

     Any of our creditors may file a lawsuit objecting to our obligations under the notes or the use of the proceeds from the notes. A court could void our obligations under the notes, subordinate the notes to our other debt or order the holders to return any amounts paid for the notes to us or to a fund benefitting the creditors if the court finds we intended to defraud a creditor, or did not receive fair value for the notes, and we either:

          - were insolvent or became insolvent by offering the notes;

          - did not have enough capital to engage in our business; or

          - intended to or believed that we overextended our debt obligations.

     Creditors of the subsidiary guarantors may also object to the subsidiary guarantors' guarantees of the notes. In such circumstances, a court could order the relief outlined above for the same reasons outlined above. In addition, the creditors of the subsidiary guarantors could claim that since the guarantees were made for our benefit, the subsidiary guarantors did not receive fair value for the guarantees.

     The measure of insolvency for fraudulent transfer laws will vary in different jurisdictions. We believe that at the time we incur the debt constituting the notes and the subsidiary guarantees, we and the subsidiary guarantors will neither be insolvent nor be rendered insolvent as a result. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

CHANGE OF CONTROL -- WE MAY NOT BE ABLE TO PURCHASE YOUR NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specified change of control events, we are required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders may tender to us upon a change of control. The occurrence of a change of control would also constitute an event of default under our senior credit facility. In certain circumstances, our lenders also have the right to prohibit any purchases by us of the notes, in which event we would be in default on the notes.

TRANSFERABILITY -- THERE IS NO PUBLIC MARKET FOR THE NOTES

     The notes are a new issue of securities for which there is currently no trading market. The underwriters have advised us that they currently intend to make a market in the notes following completion of this offering, but they have no obligation to do so and may discontinue such activity at any time without notice. We cannot be sure that an active trading market will develop for the notes. Moreover, if a market were to exist, the notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

          - prevailing interest rates on the markets for similar securities;

          - general economic conditions;

          - the prospects for other companies in the same industry; and

          - our financial condition, performance or prospects.

HISTORY OF NET LOSSES -- WE HAVE EXPERIENCED NET LOSSES IN THE PAST AND TO THE EXTENT THAT WE EXPERIENCE LOSSES IN THE FUTURE, OUR ABILITY TO RAISE CAPITAL AND THE MARKET PRICES OF OUR SECURITIES, INCLUDING THE NOTES TO BE ISSUED IN THIS OFFERING AND THE CLASS A COMMON STOCK TO BE ISSUED IN THE CLASS A COMMON STOCK OFFERING, COULD BE ADVERSELY AFFECTED.

     We have experienced net losses in fiscal years 1996 and 1997. The primary reasons for these losses are interest expense and significant charges for depreciation and amortization related to the acquisition of radio stations and refinancing costs. If we acquire additional stations, these charges will probably increase.


     We cannot assure you that we will achieve or sustain profitability. Failure to achieve profitability may adversely affect the market price of our common stock, which in turn may adversely affect our ability to raise additional equity capital and to incur additional debt.


IMPORTANCE OF THE NEW YORK AND MIAMI MARKETS -- A LARGE PORTION OF OUR NET BROADCAST REVENUE AND BROADCAST CASH FLOW COMES FROM THESE MARKETS.



     Based upon the stations we owned and operated as of June 27, 1999, our radio stations in New York and Miami collectively accounted for 69.3% of our net broadcast revenue and for 75.6% of our broadcast cash flow for the nine-month period ended June 27, 1999. A significant decline in net broadcast revenue or broadcast cash flow from our stations in any of these markets could have a material adverse effect on our financial position and results of operations.


DEPENDENCE ON KEY PERSONNEL -- LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.


     Our business depends upon the efforts, abilities and expertise of our executive officers and other key employees, including Raul Alarcon, Jr., our Chairman of the Board of Directors and Chief Executive Officer. The loss of any of these officers and key employees could have a material adverse effect on our business. We do not maintain key man life insurance on any of our personnel.


COMPETITION -- WE COMPETE FOR ADVERTISING REVENUE WITH OTHER RADIO GROUPS AS WELL AS TELEVISION AND OTHER MEDIA, MANY OPERATORS OF WHICH HAVE GREATER RESOURCES THAN WE DO.

     Broadcasting is a highly competitive business. Our radio stations compete in their respective markets for audiences and advertising revenues with other radio stations of all formats, as well as with other media, such as newspapers, magazines, television, cable television, outdoor advertising, the Internet and direct mail. As a result of this competition, our stations' audience ratings and market shares may decline and any adverse change in a particular market could have a material adverse effect on the revenue of our stations located in that market.

     Although we believe that each of our stations is able to compete effectively in its respective market, we cannot assure you that any station will be able to maintain or increase its current audience ratings and advertising revenues. Radio stations can change formats quickly. Any other radio station currently broadcasting could shift its format to duplicate the format of any of our stations. If a station converts its programming to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, the ratings and broadcast cash flow of our station in that market could be adversely affected. In addition, other radio companies which are larger and have more resources may also enter markets in which we operate.

TECHNOLOGY CHANGES, NEW SERVICES AND EVOLVING STANDARDS -- WE MUST BE ABLE TO RESPOND TO RAPIDLY CHANGING TECHNOLOGY, SERVICES AND STANDARDS WHICH CHARACTERIZE OUR INDUSTRY IN ORDER TO REMAIN COMPETITIVE.

     The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting, and the standardization of available technologies which significantly enhance the sound quality of AM and FM broadcasts. We cannot predict the effect new technology of this nature will have on our financial condition and the results of our operations. Several new media technologies are being developed, including the following:

     - cable television operators have introduced a service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information;

     - the Internet is poised to offer new and diverse forms of program distribution;

     - direct satellite broadcast television companies are supplying subscribers with several high quality music channels;

     - the introduction of satellite digital audio radio technology could result in new satellite radio services with sound quality equivalent to that of compact discs; and

     - the introduction of in-band on-channel digital radio could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services.

GOVERNMENT REGULATION -- OUR BUSINESS DEPENDS ON MAINTAINING OUR FCC LICENSES. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO MAINTAIN THESE LICENSES.

     The domestic broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties we may acquire. Federal regulations create significant new opportunities for broadcasting companies but also create uncertainties as to how these regulations will be interpreted and enforced by the courts.

     Our success depends in part on acquiring and maintaining broadcast licenses issued by the FCC, which are typically issued for a maximum term of eight years and are subject to renewal. While we believe that the FCC will approve applications for renewal of our existing broadcasting licenses when made, we cannot guarantee that pending or future renewal applications submitted by us will be approved, or that renewals will not include conditions or qualifications that could adversely affect our operations. Although we may apply to renew our FCC licenses, interested third parties may challenge our renewal applications. In addition, if we or any of our stockholders, officers, or directors violate the FCC's rules and regulations or the Communications Act of 1934, or are convicted of a felony, the FCC may commence a proceeding to impose sanctions upon us. Examples of possible sanctions include the imposition of fines; the revocation of our broadcast licenses; or the renewal of one or more of our broadcasting licenses for a term of fewer than eight years. If the FCC were to issue an order denying a license renewal application or revoking a license, we would be required to cease operating the radio station covered by the license only after we had exhausted administrative and judicial review without success.

     The radio broadcasting industry is subject to extensive and changing federal regulation. Among other things, the Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control and assignments. The filing of petitions or complaints against SBS or any FCC licensee from which we acquire a station could result in the FCC delaying the grant of, or refusing to grant or imposing conditions on its consent to the assignment or transfer of licenses. The Communications Act and FCC rules also impose limitations on non-U.S. ownership and voting of the capital stock of SBS.

     Moreover, governmental regulations and policies may change over time and we cannot assure you that those changes would not have a material adverse impact upon our business, financial position or results of operations. In addition, the loss of any of our existing Los Angeles or New York stations' broadcasting licenses, is an event of default under the indenture that governs our 12 1/2% notes, and could cause an acceleration of amounts due under those notes prior to maturity.

ANTITRUST MATTERS -- WE MAY FACE REGULATORY REVIEW FOR ADDITIONAL ACQUISITIONS IN OUR EXISTING MARKETS AND, POTENTIALLY, NEW MARKETS.

     An important part of our growth strategy is the acquisition of additional radio stations. After the passage of the Telecommunications Act of 1996, the U.S. Department of Justice has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks. The Justice Department is particularly concerned when the proposed buyer already owns one or more radio stations in the market of the station it is seeking to buy. Recently, the Justice Department has challenged a number of radio broadcasting transactions. Some of those challenges ultimately resulted in consent decrees requiring, among other things, divestitures of certain stations. In general, the Justice Department has more closely scrutinized radio broadcasting acquisitions that result in market shares in excess of 40% of local radio advertising revenue. Similarly, the FCC has announced new procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. In particular, the FCC may invite public comment on proposed radio transactions that the FCC believes, based on its initial analysis, may present ownership concentration concerns in a particular local radio market.

RECESSION OR DOWNTURN IN THE ECONOMY -- NATIONAL OR REGIONAL RECESSIONS COULD IMPAIR OUR REVENUES.

     Our broadcasting revenues could be adversely affected by a recession or downturn in the United States economy since advertising expenditures generally decrease as the economy slows down. In addition, our operating results in individual geographic markets could be adversely affected by local or regional economic downturns. Our broadcasting revenues have been materially adversely affected by past recessions. Future economic downturns might have a material adverse effect on our ability to generate advertising revenue and might materially and adversely affect our financial condition and operating results.

YEAR 2000 -- COMPUTER PROGRAMS AND MICROPROCESSORS THAT HAVE DATE SENSITIVE SOFTWARE MAY RECOGNIZE A DATE USING "00" AS YEAR 1900 RATHER THAN 2000, OR NOT RECOGNIZE THE DATE AT ALL, WHICH COULD RESULT IN MAJOR SYSTEM FAILURES OR MISCALCULATIONS.

     We rely, directly and indirectly, on information technology systems to operate our radio stations, provide our radio stations with up-to-date news and perform a variety of administrative services, including accounting, financial reporting, advertiser spot scheduling, payroll and invoicing. We also use non-information technology systems, such as microchips, for dating and other automated functions. We are in the process of assessing and remediating potential risks to our business related to the year 2000 problem. Although we believe that, as a result of these efforts, our critical systems are or will be substantially year 2000 compliant, we cannot assure you that this will be the case. One of our greatest potential year 2000 risks may be that third parties with whom we deal will fail to be year 2000 compliant. For example, if our programming suppliers or key advertisers experience significant disruptions in their businesses because of the year 2000 problem, we may lose access to programming and significant advertising revenue. We are in the process of developing a contingency plan to address any possible failures by us or our vendors related to year 2000 compliance.

                                USE OF PROCEEDS


     The net proceeds we will receive from this offering and the concurrent Class A Common Stock offering are estimated to be approximately $227.0 million and $260.8 million, respectively. We will not receive proceeds from the shares of Class A Common Stock being sold by the selling stockholders in the Class A Common Stock offering which are estimated to be $77.7 million. This offering is conditioned upon the completion of the Class A Common stock offering. The Class A Common Stock offering is not conditioned upon this or any other offering. We intend to use the net proceeds of this offering, the concurrent Class A Common Stock offering and the repayment of stockholder loans to (1) redeem our preferred stock at 105% of aggregate liquidation preference, (2) repurchase our 11% notes and 12 1/2% notes at approximately 111% and 114% of their par value, respectively, pursuant to the tender offers and consent solicitations we commenced on September 30, 1999, (3) the purchase of an annuity for retiring executives at an estimated cost of approximately $10.6 million, and (4) for general corporate purposes. The pro forma amounts for redemption of preferred stock and repurchase of our 11% notes and 12 1/2% notes assume that such events will occur on December 1, 1999 and November 2, 1999, respectively. The following table presents the sources and uses of proceeds pro forma for this offering and the Class A Common Stock offering.



                                                                  PRO FORMA
                                                                     FOR
                                                                BOTH OFFERINGS
                                                                --------------
                                                                (IN THOUSANDS)
SOURCES OF FUNDS:
This offering...............................................       $235,000
Class A Common Stock offering...............................        280,000
Repayment of loans by stockholders..........................          3,019
                                                                   --------
     Total..................................................       $518,019
                                                                   ========
USES OF FUNDS:
Redemption of preferred stock...............................       $265,611
Annuity for retiring executives.............................         10,567
Repurchase of our 11% Notes and 12 1/2% Notes...............        195,952
General corporate purposes..................................         18,639
Estimated fees and expenses.................................         27,250
                                                                   --------
     Total..................................................       $518,019
                                                                   ========



     Preferred Stock. As of June 27, 1999 we had outstanding $229.5 million aggregate liquidation preference of our preferred stock. Our preferred stock accrues dividends at a rate of 14 1/4% per year payable semi-annually. We can redeem our preferred stock at 105% of its liquidation preference plus accumulated and unpaid dividends.



     Senior Notes. As of June 27, 1999 we had outstanding $93.9 million aggregate principal amount of our 12 1/2% senior notes due 2002 and $75.0 million aggregate principal amount of our 11% senior notes due 2004. The 12 1/2% notes accrue interest at an annual rate of 12 1/2% and mature on June 15, 2002. The 11% notes accrue interest at an annual rate of 11% and mature on March 15, 2004.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.


                                                                                               PRO FORMA
                                                                                          FOR BOTH OFFERINGS
                                                                                       -------------------------
                                                                         NINE MONTHS   FISCAL YEAR   NINE MONTHS
                                     FISCAL YEARS ENDED                     ENDED         ENDED         ENDED
                       -----------------------------------------------   -----------   -----------   -----------
                       9/25/94   9/24/95   9/29/96   9/28/97   9/27/98     6/27/99       9/27/98       6/27/99
                       -------   -------   -------   -------   -------   -----------   -----------   -----------
                                                                                              (UNAUDITED)
Ratio of earnings to
  fixed charges......     --       1.2x       --        --        --          --           2.5x          1.4x



     For the purpose of calculating the Ratio of Earnings to Fixed Charges, earnings are defined as earnings or loss before income taxes and extraordinary items and fixed charges. Fixed charges are the sum of (1) interest costs, (2) amortization of deferred financing costs, (3) one-third of operating lease rental expense (deemed to be interest) and (4) dividends on preferred stock. Earnings were inadequate to cover fixed charges by $5,774,000, $9,361,000, $34,514,000 and $17,434,000 for fiscal years 1994, 1996, 1997 and 1998, respectively. For the nine months ended June 27, 1999, earnings were inadequate to cover fixed charges by $37,680,000.

                                 CAPITALIZATION

     The table below sets forth our capitalization as of June 27, 1999 on an actual basis and pro forma basis giving effect to this offering and our concurrent Class A Common Stock offering.


                                                                    AS OF JUNE 27, 1999
                                                              -------------------------------
                                                                                 PRO FORMA
                                                                                    FOR
                                                                  ACTUAL       BOTH OFFERINGS
                                                              --------------   --------------
                                                              (IN THOUSANDS)   (IN THOUSANDS)
Cash and cash equivalents...................................     $ 20,895         $ 57,193
                                                                 ========         ========
Long-term debt (including current portion):
  12 1/2% notes.............................................     $ 92,114         $     --
  11% notes.................................................       75,000               --
  Senior subordinated notes.................................           --          235,000
  Other debt, including current portion.....................        5,653            5,653
                                                                 --------         --------
          Total long-term debt..............................      172,767          240,653
Preferred stock.............................................      218,802               --
Stockholders' equity (deficiency):
  Class A Common Stock......................................           --                2
  Class B Common Stock......................................            4                4
  Additional paid-in capital................................        6,869          267,667
  Accumulated deficit.......................................      (72,262)        (117,290)
  Less: loans receivable from stockholders..................       (2,459)              --
                                                                 --------         --------
          Total stockholders' equity (deficiency)...........      (67,848)         150,383
                                                                 --------         --------
Total capitalization........................................     $323,721         $391,036
                                                                 ========         ========



     - The pro forma amounts as of June 27, 1999, in the column "Pro Forma for Both Offerings" are adjusted to give effect to (1) this offering, (2) the concurrent Class A Common Stock offering, (3) the redemption of all of our outstanding preferred stock at 105% of aggregate liquidation preference, which results in an additional dividend of $22.1 million and will reduce net income applicable to common stockholders in the period such redemption occurs as if such redemption occurred on June 27, 1999,
       (4) the repurchase of our 11% notes and 12 1/2% notes at 111% and 114% of their par value, respectively, pursuant to the tender offer and consent solicitations we commenced on September 30, 1999, which results in an extraordinary loss (net of income taxes) amounting to $16.8 million, (5) the repayment of the loans receivable from selling stockholders with the net proceeds that such selling stockholders will receive from the concurrent Class A Common Stock offering, and (6) the purchase of an annuity for our retiring executives which results in an estimated nonrecurring charge (net of income taxes) of approximately $6.1 million, as if they had occurred as of June 27, 1999.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                          (IN THOUSANDS EXCEPT RATIOS)


     The following table sets forth the historical financial information of our business. The selected historical consolidated financial information presented below under the caption "Statement of Operations Data" for each of the fiscal years in the five-year period ended September 27, 1998 and for the nine months ended June 27, 1999, are derived from our historical consolidated financial statements, which have been audited by KPMG LLP, independent certified public accountants. The financial information for the nine months ended June 28, 1998 is unaudited, but in our opinion reflects all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial information. Operating results for the nine months ended June 27, 1999 are not necessarily indicative of the results that may be expected for the fiscal year ending September 26, 1999. Our selected historical consolidated financial data should be read in conjunction with our historical consolidated financial statements as of September 28, 1997, September 27, 1998 and June 27, 1999 and for each of the fiscal years in the three-year period ended September 27, 1998 and the nine months ended June 27, 1999 and the related notes and independent auditor's report, included elsewhere in this prospectus. For additional information see "Consolidated Financial Data" in the financials section of this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                FISCAL YEAR ENDED                       NINE MONTHS ENDED
                                              -----------------------------------------------------   ----------------------
                                              9/25/94    9/24/95     9/29/96    9/28/97    9/27/98      6/28/98     6/27/99
                                              --------   --------   ---------   --------   --------   -----------   --------
                                                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Gross revenues..............................  $ 45,825   $ 54,152   $ 55,338    $ 67,982   $ 86,766    $ 62,099     $ 80,437
Less: agency commissions....................     5,688      6,828      6,703       7,972     10,623       7,508       10,082
                                              --------   --------   --------    --------   --------    --------     --------
  Net revenues..............................    40,137     47,324     48,635      60,010     76,143      54,591       70,355
Station operating expenses(1)...............    22,145     22,998     27,876      31,041     39,520      28,298       31,782
Depreciation and amortization...............     3,256      3,389      4,556       7,619      8,877       6,867        7,223
Corporate expenses..........................     2,884      4,281      3,748       5,595      6,893       5,122        7,658
                                              --------   --------   --------    --------   --------    --------     --------
  Operating income..........................    11,852     16,656     12,455      15,755     20,853      14,304       23,692
Interest expense, net(2)....................   (14,203)   (12,874)   (16,533)    (22,201)   (20,860)    (16,002)     (15,736)
Other income (expense), net(3)..............    (3,423)      (381)    (1,574)       (791)      (213)         --         (485)
Gain on sale of AM stations.................        --         --         --          --     36,242      36,247           --
                                              --------   --------   --------    --------   --------    --------     --------
Income (loss) before income taxes and
  extraordinary items.......................    (5,774)     3,401     (5,652)     (7,237)    36,022      34,549        7,471
Income tax expense (benefit)................    (2,231)     1,411     (1,166)     (2,715)    15,624      13,820        3,177
                                              --------   --------   --------    --------   --------    --------     --------
  Income (loss) before extraordinary
    items...................................    (3,543)     1,990     (4,486)     (4,522)    20,398      20,729        4,294
Extraordinary gain (loss) net of income
  taxes(4)..................................    70,255         --         --      (1,647)    (1,613)     (1,613)          --
                                              --------   --------   --------    --------   --------    --------     --------
  Net income (loss).........................  $ 66,712   $  1,990   $ (4,486)   $ (6,169)  $ 18,785    $ 19,116     $  4,294
                                              ========   ========   ========    ========   ========    ========     ========
Dividends on preferred stock................        --         --     (2,994)    (17,044)   (30,270)    (22,391)     (25,951)
                                              --------   --------   --------    --------   --------    --------     --------
  Net income (loss) applicable to common
    stock...................................  $ 66,712   $  1,990   $ (7,480)   $(23,213)  $(11,485)   $ (3,275)    $(21,657)
                                              ========   ========   ========    ========   ========    ========     ========
OTHER FINANCIAL DATA:
Broadcast cash flow(5)......................  $ 17,992   $ 24,326   $ 20,759    $ 28,969   $ 36,623    $ 26,293     $ 38,573
Broadcast cash flow margin..................      44.8%      51.4%      42.7%       48.3%      48.1%       48.2%        54.8%
EBITDA(6)...................................  $ 15,108   $ 20,045   $ 17,011    $ 23,374   $ 29,730    $ 21,171     $ 30,915
After-tax cash flow(7)......................      (287)     5,379         70       3,097      7,530       5,848       11,517
Capital expenditures........................       897      4,888      3,811       2,022      1,645       1,290        1,684
Ratio of Earnings to Fixed Charges(8).......        --        1.2x        --          --         --          --           --

                                                                                   AS OF
                                                      ----------------------------------------------------------------
                                                      9/25/94    9/24/95     9/29/96    9/28/97    9/27/98    6/27/99
                                                      --------   --------   ---------   --------   --------   --------
BALANCE SHEET DATA:
Cash and cash equivalents...........................  $ 12,137   $ 17,817   $  5,468    $ 12,288   $ 37,642   $ 20,895
Total assets........................................    98,733    103,629    176,860     334,367    351,034    359,501
Total debt (including current portion)..............    93,573     95,523    135,914     183,013    171,126    172,767
Preferred stock.....................................        --         --     35,939     171,262    201,368    218,802
Total stockholders' deficiency......................    (2,960)    (1,150)    (3,569)    (32,047)   (46,193)   (67,848)


        NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

(1) Station operating expenses include engineering, programming, selling and general and administrative expenses.

(2) Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(3) During the 1996 and 1997 fiscal years, we wrote down the value of our land and building located on Sunset Boulevard in Los Angeles by $697,741 and $487,973, respectively. For the nine months ended June 27, 1999, we wrote down the value of this land and building by $451,048. The write-downs were based on current market values of real estate in the Los Angeles area. Financing costs are also included in other income (expenses).

(4) On June 29, 1994, we sold 107,059 units, each consisting of $1,000 principal amount of our 12 1/2% notes and warrants to purchase one share of common stock per unit. The 12 1/2% notes were issued at a substantial discount from their principal amount. The sale of the 12 1/2% notes and warrants generated gross proceeds of $94,000,000 and proceeds to us of $87,774,002, net of financing costs of $6,225,998. Of the $94,000,000 of gross proceeds from the sale of the 12 1/2% notes and warrants, $88,603,000 was allocated to the 12 1/2% notes and $5,397,000 was determined to be the value of the warrants. Of the net proceeds from the sale of the 12 1/2% notes and the warrants, $83,000,000 was used to satisfy in full our obligations to our two former principal lenders and the balance was used to settle litigation with a former stockholder and for general corporate purposes. We realized a gain of $70,254,772 in connection with our repayment of all obligations to our two former principal lenders because we were able to satisfy in full these obligations at substantial discounts to their face amounts in accordance with restructuring agreements between us and the lenders.

    For the fiscal year ended September 28, 1997, we recorded an extraordinary loss resulting from the redemption of our 12 1/4% senior secured notes due 2001 at par which was approximately $1.5 million in excess of their carrying value and from the write-off of the related unamortized deferred financing costs of approximately $1.3 million, net of the related tax benefit of approximately $1.1 million.

    For the fiscal year ended September 27, 1998, we recorded an extraordinary loss resulting from the repurchase of $13.2 million par value of 12 1/2% notes, at a premium of approximately $2.2 million in excess of their carrying value and from the write-off of the related unamortized deferred financing costs of approximately $0.5 million, net of the related tax benefit of approximately $1.1 million.

(5) The term "broadcast cash flow" means operating income before depreciation, amortization and corporate expenses. Broadcast cash flow should not be considered in isolation from, or as a substitute for, net income or cash flow and other consolidated income or cash flow statement data or as a measure of our profitability or liquidity. Although broadcast cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

(6) The term "EBITDA" means earnings before extraordinary items, gain on sale of AM stations, net interest expense, income taxes, depreciation, amortization and other income or expense. We have included information concerning EBITDA in this prospectus because it is used by some investors as a measure of a company's ability to service its debt obligations. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles, EBITDA is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.

(7) The term "after-tax cash flow" means income before income tax benefit (expense) and extraordinary items, minus net gain on sale of AM stations (net of tax) and the current income tax provision, plus depreciation and amortization expense. Although after-tax cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles, after-tax cash flow is widely used in the broadcasting industry as a measure of a broadcasting company's operating performance.


(8) For the purpose of calculating the Ratio of Earnings to Fixed Charges, earnings are defined as earnings or loss before income taxes and extraordinary items and fixed charges. Fixed charges are the sum of (1) interest costs, (2) amortization of deferred financing costs, (3) one-third of operating lease rental expense (deemed to be interest) and (4) dividends on preferred stock. Earnings were inadequate to cover fixed charges by $5,774,000, $9,361,000, $34,514,000 and $17,434,000 for fiscal years 1994,
    1996, 1997 and 1998, respectively. For the nine months ended June 28, 1998 and June 27, 1999, earnings were inadequate to cover fixed charges by $4,993,000 and $37,680,000, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following information should be read in conjunction with "Selected Historical Consolidated Financial Information" and the Financial Statements and the related notes included elsewhere in this prospectus.

BACKGROUND


     We commenced operations with the purchase of our first radio station, WXLX-AM (formerly WSKQ-AM) serving the New York metropolitan area in 1983. Since 1983 we have purchased 15 stations, including two additional AM stations in six U.S. markets. Today, we are the second largest Spanish-language radio broadcasting company in the United States, currently owning and operating a total of 13 FM radio stations. We have agreed to purchase eight additional radio stations in Puerto Rico. We have also entered into a memorandum of understanding to sell our two radio stations located in the Florida Keys. Eleven of our stations are located in six of the largest Hispanic markets in the United States, including Los Angeles, Puerto Rico, New York, Miami, Chicago and San Antonio. In total, our radio stations reach over 51% of the U.S. Hispanic population.


     Our financial results depend on a number of factors, including the strength of the national economy and the local economies served by our stations, total advertising dollars dedicated to the markets served by our stations, advertising dollars targeted to the Hispanic consumers in the markets served by our stations, our stations' audience ratings, our ability to provide popular programming, local market competition from other radio stations and other advertising media, and government regulations and policies.

     We report our revenues and expenses on a broadcast month basis. "Broadcast month basis" means a four or five week period ending on the last Sunday of each calendar month. For the nine months ended June 27, 1999, and the nine months ended June 28, 1998, we reported 39 weeks of revenues and expenses. For fiscal year 1996, we reported 53 weeks of revenues and expenses compared to 52 weeks for each of fiscal year 1997 and 1998.

     As is true of other radio groups, our performance is customarily measured by our ability to generate broadcast cash flow, EBITDA and after-tax cash flow. Broadcast cash flow consists of operating income before depreciation, amortization and corporate expenses. EBITDA consists of earnings before extraordinary items, gain on sale of AM stations, net interest expense, income taxes, depreciation, amortization and other income or expenses. After-tax cash flow consists of income before income tax benefit (expense) and extraordinary items, minus net gain on sale of AM stations (net of tax) and the current income tax provision, plus depreciation and amortization expense. Although broadcast cash flow, EBITDA and after-tax cash flow are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that broadcast cash flow, EBITDA and after-tax cash flow are useful in evaluating us because these measures are accepted by the broadcasting industry as generally recognized measures of performance and are used by securities industry analysts who publish reports on the performance of broadcasting companies. In addition, we have included information concerning broadcast cash flow, EBITDA and after-tax cash flow in this prospectus because it is used by some investors as a measure of a company's ability to service its debt obligations and it is also the basis for determining compliance with certain covenants contained in the indentures governing our debt securities and in the certificate of designation governing our preferred stock. Broadcast cash flow, EBITDA and after-tax cash flow are not intended to be substitutes for operating income as determined in accordance with generally accepted accounting principles, or alternatives to cash flow from operating activities (as a measure of liquidity) or net income.

REVENUES


     Our primary source of revenue is the sale of advertising time on our radio stations to local and national advertisers. Our revenues are affected primarily by the advertising rates that our radio stations are able to charge as well as the overall demand for radio advertising time in a market. Advertising rates are based primarily on (1) a radio station's audience share in the demographic groups targeted by advertisers, as measured principally by periodic reports developed by Arbitron(C), (2) the number of radio stations in the market competing for the same demographic groups, and (3) the supply of and demand for radio advertising time. Advertising rates fluctuate daily and are generally highest during the morning and afternoon commuting hours. Seasonal net broadcasting revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by local and national advertisers. Our second fiscal quarter (January through March) generally produces the lowest net broadcasting revenue for the year because of normal post-holiday decreases in advertising expenditures.


     Our advertising contracts are generally short term, usually for periods of three months or less, and we generate most of our revenues from local advertising. In the 1998 fiscal year, approximately $63.1 million, or 72.7% of our gross broadcasting revenues, was generated from local advertising and approximately $23.7 million, or 27.3% of our gross broadcasting revenues, was generated from national advertising. Each of our station's local sales staff solicits advertising directly from local advertisers or through an advertising agency representing local advertisers. For national advertising sales, we have engaged Caballero Spanish Media, LLC, a subsidiary of Interep National Radio Sales, Inc., a national representative company.

     In the broadcasting industry, radio stations sometimes utilize trade or barter agreements to reduce cash expenses by exchanging advertising time for advertising time with other media, and for goods and services related to promotional campaigns. In each of our 1996, 1997 and 1998 fiscal years, we sold approximately 5.9%, 4.4% and 3.1%, respectively, of our available advertising time for trade or barter. We believe that our percentage of advertising time sold for trade or barter will continue to decrease in the future.

EXPENSES

     Our most significant expenses are employee compensation, rating services, advertising and promotion expenses, lease expenses for studios and transmission tower space and music license fees. We strive to control expenses by (1) centralizing functions such as finance, accounting, payables, budgeting, legal, human resources, management information systems and the overall programming management function, and (2) using our multiple stations, market presence and purchasing power to negotiate favorable rates with certain vendors and national representative selling agencies. Depreciation of fixed assets and amortization of costs associated with the acquisition of additional stations and interest carrying charges are also significant factors in determining our overall expense level.


     Our operating results in any period may be affected by advertising and promotion expenses that do not produce commensurate broadcast revenue in the period in which such expenses are incurred. We generally incur advertising and promotion expenses in order to increase listenership and Arbitron(C) ratings. Increased advertising revenue may wholly or partially lag behind the incurrence of such advertising and promotion expenses because Arbitron(C) only reports complete ratings information on a quarterly basis.


CERTAIN TRANSACTIONS

     From fiscal year 1996 through fiscal year 1998, we acquired five radio stations, disposed of all of our AM radio stations and issued and repurchased certain of our securities. The impact of these transactions on our results of operations is described below:

     - In March 1996, we acquired the FCC broadcast license and substantially all of the assets of WPAT-FM in New York for $86.4 million, including closing costs of $1.8 million. The acquisition of WPAT-FM was financed by cash on hand and by the issuance of senior secured notes and redeemable preferred stock, each of which was subsequently redeemed in March 1997 in connection with the refinancing associated with the purchase of WRMA-FM, WXDJ-FM and WLEY-FM. Pursuant to the terms of a local marketing agreement, we began operating WPAT-FM on January 26, 1996 and the revenues and operating expenses of WPAT-FM are included in our operating results from that date.

     - In March 1997, we issued (1) $175.0 million of our 14 1/4% preferred stock, (2) warrants to purchase 74,900 shares of our Class B Common Stock, and (3) $75.0 million aggregate principal amount of our 11% notes due 2004 (collectively, the "1997 Financings"). In connection with the 1997 Financings, we capitalized finance costs of $5.7 million related to the 11% notes due 2004 and charged issuance costs of $9.0 million related to our preferred stock and warrants. A portion of the proceeds from the 1997 Financings was used to retire all of our then outstanding redeemable preferred stock and 12 1/4% senior secured notes due 2001. We realized a loss on the retirement of the 12 1/4% senior secured notes due 2001 of approximately $1.6 million, net of taxes of approximately $1.1 million. This amount has been classified as an extraordinary item in the accompanying "Consolidated Statement of Operations" in the financial statements of this prospectus.

     - In March 1997, we acquired the FCC broadcast licenses and substantially all of the assets of WRMA-FM and WXDJ-FM in Miami for $112.1 million, including closing costs of $1.1 million. The acquisitions of WRMA-FM and WXDJ-FM were financed by the proceeds we received from the 1997 Financings. Our results include the operation of WRMA-FM and WXDJ-FM from their respective dates of acquisition.

     - In March 1997, we acquired the FCC broadcast license and substantially all of the assets of WLEY-FM in Chicago for $33.2 million including closing costs of $0.2 million. The acquisition of WLEY-FM was financed by the proceeds we received from the 1997 Financings and a note payable to the seller of WLEY-FM for $3.0 million. Our results include the operation of WLEY-FM from its date of acquisition.

     - In September 1997, we sold the assets and FCC licenses of WXLX-AM (serving the New York market) and WCMQ-AM (serving the Miami area) for $26.0 million. We recorded a gain of $18.6 million on the sale which is classified under other income as "Gain on sale of AM stations" in the accompanying "Consolidated Statement of Operations" in the financial statements of this prospectus.

     - In October and November 1997, we repurchased through a tender offer and open-market purchases $13.2 million in principal amount of our 12 1/2% senior notes due 2002. The total amount paid by us for these notes was $15.0 million, plus accrued interest of $0.7 million.

       We recognized a loss on the tender offer of $1.6 million, net of income taxes of $1.1 million, due to the premium paid for the notes and the write-off of the deferred financing costs and original issue discounts related to the notes purchased. This amount has been classified as an extraordinary item in the accompanying "Consolidated Statement of Operations" in the financial statements of this prospectus.

     - In December 1997, we sold the assets and FCC license of KXMG-AM (serving the Los Angeles metropolitan area) for $18.0 million. We recorded a gain of $17.6 million on the sale which is classified under other income as "Gain on sale of AM stations" in the accompanying Consolidated Statement of Operations" in the financial statements of this prospectus.

     - On May 13, 1998, we acquired the FCC broadcast license and substantially all of the assets of KLEY-FM (formerly KRIO-FM) in San Antonio, Texas for $9.3 million, including closing costs of $0.1 million. The acquisition of KLEY-FM was financed with cash on hand. Our results include the operation of this station from the date of its acquisition.

     During fiscal year 1999, we acquired three stations, WCMA-FM (formerly WDOY-FM), WMEG-FM and WEMG-FM (all serving Puerto Rico), and eighty percent of the issued and outstanding capital stock of JuJu Media, Inc., the owner of LaMusica.com. The acquisitions of WCMA-FM, WMEG-FM and WEGM-FM were financed by cash on hand. The acquisition of JuJu Media, Inc. was financed by cash on hand and the issuance of promissory notes. The results of these acquisitions did not meet the significance test for pro forma presentation and, consequently, no pro forma results have been included with respect to these acquisitions. Our results include the operations of these stations and JuJu Media, Inc. from the date of their respective acquisitions.


     On September 22, 1999, we entered into a definitive agreement to purchase all of the outstanding capital stock of nine subsidiaries of Chancellor Media Corporation of Los Angeles. The companies we have agreed to purchase own and operate eight radio stations in Puerto Rico: WIOA-FM, WIOB-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM, and WCTA-FM. The purchase price we have agreed to pay for these companies is $90.0 million. In connection with this acquisition, we have made an initial nonrefundable deposit of $10.0 million. The definitive agreement contains customary representations and warranties, and the closing of our acquisition of these companies is subject to the satisfaction of certain customary conditions, including receipt of regulatory approvals from the FCC. We expect to finance the purchase of these companies from a combination of bank borrowings and cash on hand. Prior to the closing of these acquisitions, (but following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), we intend to operate these stations under a local marketing agreement pursuant to which we will pay a monthly fee in exchange for the exclusive right to, however, program and sell commercial announcements for each of the stations. We expect to close our acquisition of these companies by the end of December 1999. We cannot assure you, however, that we will be able to complete our acquisition of the companies during the expected time frame or at all. The results of operations of these companies have not been included in our pro forma financial statements.



     We have entered into a memorandum of understanding with Mr. Alarcon, Sr., our Chairman Emeritus and a member of our board of directors, for the sale by us of the assets and liabilities of radio station WVMQ-FM operating in Key West, Florida and radio station WZMQ-FM operating in Key Largo, Florida. The sale price to be paid by Mr. Alarcon, Sr. for these stations is $700,000. The definitive agreement will contain customary representations, warranties and indemnities, and the closing of the sale of these stations will be subject to the satisfaction of certain conditions, including approval of the FCC, the completion of the concurrent Class A Common Stock offering and the receipt by Mr. Alarcon, Sr. of the proceeds of the concurrent Class A Common Stock offering as a selling stockholder. We cannot assure you that the sale of these stations will occur during the expected time frame or at all.


RESULTS OF OPERATIONS

 Nine Months Ended June 27, 1999 Compared to the Nine Months Ended June 28, 1998

     Net Revenues. Our net revenues were $70.4 million for the nine months ended June 27, 1999, compared to $54.6 million for the nine months ended June 28, 1998, an increase of $15.8 million or 28.9%. The increase in net revenues was mostly attributable to the Chicago and New York market stations where our net revenues increased 34.3% and 31.7%, respectively, due to high ratings, robust local economies and increased advertising rates. All of the markets in which we operate stations experienced strong increases in net revenues, including our Los Angeles FM station where net revenue increased by 19.4%.

     Station Operating Expenses. Total station operating expenses were $31.8 million for the nine months ended June 27, 1999, compared to $28.3 million for the nine months ended June 28, 1998, an increase of $3.5 million or 12.4%. The higher station operating expenses were caused mainly by the inclusion of the results of the recent acquisitions in San Antonio and Puerto Rico as well as JuJu Media, Inc. accounting for $2.7 million or 77.1% of the increase in station operating expenses. To a lesser extent, all of our other radio stations experienced a 2.7% increase in operating expenses due to higher commissions and music license fees associated with higher sales. In the New York and Miami markets, we had an increase in advertising, promotional and audience research expenses. This increase in operating expenses was offset by lower general and administrative expenses due to improved collections.

     Broadcast Cash Flow. Broadcast cash flow was $38.6 million for the nine months ended June 27, 1999, compared to $26.3 million for the nine months ended June 28, 1998, an increase of $12.3 million or 46.8%. This increase was attributable to strong revenue growth and effective management of operating expenses. Our broadcast cash flow margin increased to 54.8% for the nine months ended June 27, 1999 compared to 48.2% for the nine months ended June 28, 1998.

     Corporate Expenses. Total corporate expenses were $7.7 million for the nine months ended June 27, 1999, compared to approximately $5.1 million for the nine months ended June 28, 1998, an increase of $2.6 million or 51.0%. The increase in corporate expenses resulted mainly from performance bonuses paid to our Chief Executive Officer, increases in the number of our employees and increased travel and other corporate overhead expenses relating to our expansion into new markets.

     EBITDA. EBITDA was $30.9 million for the nine months ended June 27, 1999, compared to $21.2 million for the nine months ended June 29, 1998, an increase of $9.7 million or 45.7%. Our EBITDA margin was 43.9% for the nine months ended June 27, 1999, compared to 38.8% for the nine months ended June 28, 1998. The increase in EBITDA and EBITDA margin was caused by the increase in net revenues which was partially offset by the increase in station operating expenses and corporate expenses.

     Depreciation and Amortization. Depreciation and amortization expense was $7.2 million for the nine months ended June 27, 1999, compared to $6.9 million for the nine months ended June 28, 1998, an increase of $0.3 million or 4.3%. The increase was related to an increase in amortization costs as a result of the stations purchased in Puerto Rico, WCMA-FM, WMEG-FM and WEGM-FM.

     Operating Income. Operating income was $23.7 million for the nine months ended June 27, 1999, compared to $14.3 million for the nine months ended June 28, 1998, an increase of $9.4 million or 65.7%. The increase was due to the increase in net revenues, partially offset by the increase in operating expenses.

     Interest Expense, Net. Interest expense was $15.7 million for the nine months ended June 27, 1999, compared to $16.0 million for the nine months ended June 28, 1998, a decrease of $0.3 million or 1.9%. This decrease was due to the repurchase of $13.2 million aggregate principal amount of our 12 1/2% notes due 2002 in the first quarter of fiscal 1998.

     Other Income (Expense). We had other expenses of $0.5 million for the nine months ended June 27, 1999, compared to other income of $36.2 million for the nine months ended June 28, 1998. The other expenses in 1999 resulted primarily from an additional write-down of owned vacant real estate in the Los Angeles area. The other income in 1998 was the result of a gain on the sale of our AM stations during the nine months ended June 28, 1998.

     Net Income. Our net income was $4.3 million for the nine months ended June 27, 1999, compared to $19.1 million for the nine months ended June 28, 1998, a decrease of $14.8 million or 77.5%. The decrease was caused by the absence of the gain on the sale of our AM stations.

     After-Tax Cash Flow. After-tax cash flow was $11.5 million for the nine months ended June 27, 1999, compared to $5.8 million for the nine months ended June 28, 1998, an increase of $5.7 million or 98.3%. This increase was primarily attributable to an increase in EBITDA offset by higher income taxes.

  Fiscal Year 1998 Compared to Fiscal Year 1997

     Net Revenues. Net revenues were $76.1 million for fiscal year 1998, compared to $60.0 million for fiscal year 1997, an increase of $16.1 million or 26.8%. This increase was due primarily to the inclusion of the full year results of WRMA-FM, WXDJ-FM and WLEY-FM which we purchased on March 27, 1997. The increase in net revenues also resulted from a significant increase in the net revenues of our New York stations, WPAT-FM and WSKQ-FM, and our Miami station, WCMQ-FM, each of whose results were positively impacted by increased ratings. The increase in net revenues at each of our stations was partially offset by a decrease in net revenues from our Los Angeles station, KLAX-FM, in addition to the loss of revenues attributable to the sale of our AM stations in New York, Miami and Los Angeles.

     Station Operating Expenses. Total station operating expenses were $39.5 million for fiscal year 1998, compared to $31.0 million for the fiscal year 1997, an increase of $8.5 million or 27.4%. The increase in operating expenses was caused mainly by the inclusion of the full year results of WRMA-FM, WXDJ-FM and WLEY-FM.

     Broadcast Cash Flow. Broadcast cash flow was $36.6 million for fiscal year 1998, compared to $29.0 million for fiscal year 1997, an increase of $7.6 million or 26.2%. This increase was attributable to significant increases in net revenues partially offset by increased station operating expenses. Our broadcast cash flow margin was 48.1% for fiscal year 1998, compared to 48.3% for fiscal year 1997.

     Corporate Expenses. Total corporate expenses were $6.9 million for fiscal year 1998, compared to $5.6 million for fiscal year 1997, an increase of $1.3 million or 23.2%. The increase in corporate expenses was caused mainly by increased professional fees resulting from potential acquisitions and related financings.

     EBITDA. EBITDA was $29.7 million for fiscal year 1998, compared to $23.4 million for fiscal year 1997, an increase of $6.3 million or 26.9%. The increase in EBITDA was caused by the increase in net revenues, partially offset by increases in broadcasting operating expenses and corporate expenses, as described above. Our EBITDA margin was 39.0% for each of the fiscal years 1998 and 1997.

     Depreciation and Amortization. Depreciation and amortization expense was $8.9 million for fiscal year 1998, compared to $7.6 million for fiscal year 1997, an increase of $1.3 million or 17.1%. The increase was related to an increase in amortization costs as a result of the acquisitions of WRMA-FM, WXDJ-FM and WLEY-FM offset by the decrease attributable to the sale of the AM stations.

     Operating Income. Operating income was $20.9 million for fiscal year 1998, compared to $15.8 million for fiscal year 1997, an increase of $5.1 million or 32.3%. The increase was due to the significant increase in net revenues, partially offset by the increase in operating expenses.

     Interest Expense, Net. Interest expense was $20.9 million for fiscal year 1998 compared to $22.2 million for fiscal year 1997, a decrease of $1.3 million or 5.9%. The decrease was primarily due to the repurchase of $13.2 million aggregate principal amount of our 12 1/2% notes due 2002 in the first quarter of 1998.

     Other Income (Expense). Other income was $36.0 million for fiscal year 1998, including gain on sale of AM stations of $36.2 million, compared to other expense of $0.8 million for fiscal year 1997. The other income in 1998 was due to the gain on the sale of the AM stations. The other expense in 1997 was due primarily to an additional write-down of owned vacant real estate in the Los Angeles area.

     Net Income (Loss). Our net income for fiscal year 1998 was $18.8 million, compared to a net loss of $6.2 million for fiscal year 1997. The net income resulted from the increase in operating income, the gain from the sale of the AM stations and a slight decrease in interest expenses, partially offset by additional income taxes.

     After-Tax Cash Flow. After-tax cash flow was $7.5 million for fiscal year 1998, compared to $3.1 million for fiscal year 1997, an increase of $4.4 million or 141.9%. This increase was primarily attributable to an increase in EBITDA, decrease in net interest expense and gain offset by higher income taxes.

  Fiscal Year 1997 Compared to Fiscal Year 1996

     Net Revenues. Net revenues were $60.0 million for fiscal year 1997, compared to $48.6 million for fiscal year 1996, an increase of $11.4 million, or 23.5%. This increase was due primarily to the inclusion of results of WRMA-FM and WXDJ-FM, which we purchased on March 27, 1997, and the inclusion of the results of WPAT-FM for the entire year. The increase in net revenues also resulted from an increase of $1.1 million in net revenues from our Los Angeles stations and our acquisition of WLEY-FM in Chicago which increased net revenues by $0.4 million. These increases in net revenues were offset by decreases in net revenues from certain of our existing stations, including a decrease of $3.0 million from the operations of WCMQ-AM and WCMQ-FM, and a decrease of $0.5 million from the operations of WSKQ-FM and WXLX-AM.

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

     Station Operating Expenses. Total station operating expenses were $31.0 million for fiscal year 1997, compared to $27.9 million for fiscal year 1996, an increase of $3.1 million, or 11.1%. The increase in station operating expenses was caused mainly by the inclusion of the results of WRMA-FM and WXDJ-FM in Miami and our station in Chicago, WLEY-FM, as well as the inclusion of a full year of expenses for WPAT-FM.

     Broadcast Cash Flow. Broadcast cash flow was $29.0 million for fiscal year 1997, compared to $20.8 million for fiscal year 1996, an increase of $8.2 million or 39.4%. Our broadcast cash flow margin was 48.3% for fiscal year 1997, compared to 42.8% for fiscal year 1996. The increases in broadcast cash flow and broadcast cash flow margin were attributable to our purchase of WRMA-FM and WXDJ-FM which contributed to an increase in sales generated by our Miami stations of $4.6 million, partially offset by increased expenses of $0.3 million.

     Corporate Expenses. Total corporate expenses were $5.6 million for fiscal year 1997, compared to $3.7 million for fiscal year 1996, an increase of $1.9 million or 51.4%. The increase in corporate expenses was caused by higher salary expense and higher professional fees associated with potential acquisitions and related financings.

     EBITDA. EBITDA was $23.4 million for fiscal year 1997, compared to $17.0 million for fiscal year 1996, an increase of $6.4 million or 37.6%. The increase in EBITDA was caused by the increase in net revenues, partially offset by an increase in operating expenses, as described above. Our EBITDA margin was 39.0% for fiscal year 1997, compared to 35.0% for fiscal year 1996. This increase was attributable to the increased broadcast cash flow margin offset by the increased corporate expenses related to operating more stations.

     Depreciation and Amortization. Depreciation and amortization expense was $7.6 million for fiscal year 1997, compared to $4.6 million for fiscal year 1996, an increase of $3.0 million or 65.2%. The significant increase was related to an increase in amortization costs as a result of the acquisition of WRMA-FM, WXDJ-FM, WLEY-FM and WPAT-FM.

     Operating Income. Operating income was $15.8 million for fiscal year 1997, compared to $12.5 million for fiscal year 1996, an increase of $3.3 million, or 26.4%. The increase was due to the significant increase in net revenues partially offset by the increase in operating expenses.

     Interest Expense, Net. Interest expense was $22.2 million for fiscal year 1997 compared to $16.5 million for fiscal year 1996, an increase of $5.7 million or 34.5%. The increase was caused primarily by the increase in interest expense associated with our 11% notes issued to partially finance the acquisitions of WRMA-FM, WXDJ-FM and WLEY-FM.

     Other Expense. Other expense for fiscal year 1997 was $0.8 million compared to $1.6 million for fiscal year 1996, a decrease of $0.8 million or 50.0%. This expense was due primarily to an additional write-down of owned vacant real estate in the Los Angeles area.

     Net Loss. Our net loss for fiscal year 1997 was $6.2 million, compared to a net loss of $4.5 million for fiscal year 1996, an increase in the net loss of $1.7 million, or 37.8%. The increase in the net loss was a result of an extraordinary loss on the retirement of old debt for an amount paid in excess of our carrying value and the write-off of the related unamortized debt issuance costs.

     After-Tax Cash Flow. After-tax cash flow was $3.1 million for fiscal year 1997, compared to $0.1 million for fiscal year 1996, an increase of $3.0 million. This increase was attributable to increased EBITDA offset by higher interest expense.

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

LIQUIDITY AND CAPITAL RESOURCES


     Our primary source of liquidity is cash provided by operations and, to the extent necessary, undrawn commitments that will be available under the senior credit facilities we intend to enter into after the completion of this offering and the concurrent senior subordinated notes offering. We intend to use a significant portion of our capital resources to make future acquisitions. These acquisitions will be funded from the senior credit facility and internally generated cash flow.



     From time to time we may borrow under the senior credit facilities in order to finance acquisitions, make capital improvements and to pay for other similar investments and transactions. The purchase price for our pending acquisition in Puerto Rico is $90.0 million. In connection with this acquisition, we have made an initial nonrefundable deposit of $10.0 million. We expect to finance this acquisition from a combination of bank borrowings and cash on hand. Other sources of liquidity will include amounts available under the revolving credit line included in the senior credit facilities. Our ability to borrow in excess of the commitments provided by the senior credit facilities will be limited by the terms of the indenture governing the notes. Additionally, such terms will place restrictions on us with respect to the sale of assets, liens, investments, dividends, debt repayments, capital expenditures, transactions with affiliates and consolidations and mergers, among other things.


     Net cash flows provided by operating activities were $11.7 million and $5.0 million for the nine months ended June 27, 1999 and June 28, 1998, respectively. Net cash flows provided by operating activities were $10.9 million, $6.4 million and $8.8 million for fiscal years 1998, 1997 and 1996, respectively. Changes in our net cash flow from operating activities are primarily a result of changes in advertising revenues and station operating expenses which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows used in investing activities were $28.0 million for the nine months ended June 27, 1999 and net cash flows provided by investing activities were $32.5 million for the nine months ended June 28, 1998. Net cash flows provided by investing activities were $32.2 million for fiscal year 1998 and net cash flows used in investing activities were $144.4 million and $90.2 million for fiscal years 1997 and 1996, respectively. Net cash flows used in financing activities were $0.4 million and $17.7 million for the nine months ended June 27, 1999 and June 28, 1998, respectively. Net cash flows used in financing activities were $17.8 million for fiscal year 1998 and net cash flows provided by financing activities were $144.8 million and $69.0 million for fiscal years 1997 and 1996, respectively.

     For fiscal year 1999, management anticipates total capital expenditures to be between $2.0 million and $2.4 million. We anticipate that these expenditures will be financed by funds from operations.

     Management believes that cash from operating activities, together with cash on hand, should be sufficient to permit us to meet our obligations for the foreseeable future, including: (1) required significant cash interest payments pursuant to the terms of the senior subordinated notes due 2009, (2) operating obligations, and (3) capital expenditures. We base these beliefs on the following assumptions, but cannot assure you that they will be true:

     - the economic conditions within the radio broadcasting market and economic conditions in general will not deteriorate in any material respect;

     - we will be able to successfully implement our business strategy;

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

     - we will not incur any material unforeseen liabilities, including, without limitation, environmental liabilities; and

     - no future acquisitions will adversely affect our liquidity.


     We continuously review, and are currently reviewing, opportunities to acquire additional radio stations, primarily in the largest Hispanic markets in the United States. We engage in discussions regarding potential acquisitions from time to time in the ordinary course of business. Other than the pending acquisition in Puerto Rico described in this prospectus, we have no written understandings, letter of intent or contracts to acquire radio stations. We anticipate that any future radio station acquisitions would be financed primarily by borrowings under our senior credit facilities and funds generated from operations, as well as equity financings, additional permitted debt financings or a combination of these sources. However, there can be no assurance that financing from any of these sources, if available, will be available on favorable terms.


IMPACT OF INFLATION, MARKET RISK EXPOSURE, CURRENCY FLUCTUATIONS

     We believe that inflation has not had a material impact on our results of operations for each of our fiscal years in the three-year period ended September 27, 1998 and in the nine month period ended June 27, 1999. However, there can be no assurance that future inflation would not have an adverse impact on our operating results and financial condition.

     We do not have significant market risk exposure since we do not have any outstanding variable rate debt or derivative financial and commodity instruments as of June 27, 1999. We are not subject to currency fluctuations since we do not have any international operations.

YEAR 2000 ISSUE

     The year 2000 issue is the result of computer programs which use two digits rather than four to define the applicable year. Any of our computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause system failures or miscalculations at our broadcast and corporate locations which in turn could cause disruptions of our operations, including, among other things, a temporary inability to: produce broadcast signals, process financial transactions, or engage in similar normal business activities.

     We have performed a preliminary analysis of potential problems related to the year 2000 issue. Internally, we bear some risks in the following areas: computer hardware and software for our accounting and administrative functions, computer-controlled programming of music and the transmission of our signals. Externally, we are at risk, like most companies, of losing power and phone lines.


     In the administrative area, the vast majority of our hardware and software has been purchased over the past two years and is year 2000 compliant. We have no more than 30 computers that may need to be replaced or upgraded. In the programming areas we utilize a system which is year 2000 compliant. Studio equipment, transmitters and other broadcasting equipment are not date sensitive and, consequently, do not pose a significant year 2000 threat, although we will continue to seek assurances and/or upgrades from all significant vendors. Our MIS manager and one of our engineers have visited the majority of our locations and reported to upper management on definitive problems and solutions. As of September 1, 1999, they have visited and inspected all of our stations. As of June 27, 1999 we have spent $0.1 million to upgrade/replace non-compliant systems and equipment.


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

     The greatest threat to our ability to continue broadcasting on and after January 1, 2000 comes from the utilities upon which we are dependent. To date, we are not aware of any external utility vendor with a year 2000 issue that would materially impact our results of operations, liquidity, or capital resources. However, we have no means for ensuring that such vendor will be year 2000 compliant. The inability of such vendors to adequately address the year 2000 issue on a timely basis could have a material adverse effect on us, including loss of revenue, and substantial unanticipated costs and service interruptions. In addition, disruptions in the economy generally resulting from the year 2000 issue could also materially adversely affect us.

     While we believe our efforts will provide reasonable assurance that material disruptions will not occur due to internal failure, the possibility of interruption still exists. We do not anticipate spending more than an additional $0.2 million to become year 2000 compliant. We are performing this analysis with our MIS manager, our engineers and our accounting staff. We have anticipated that all assessments and solutions will be in place by the fourth quarter of fiscal year 1999. We are in the process of developing a contingency plan to address possible failures by us or our vendors related to Year 2000 compliance.

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

                                    BUSINESS


     Spanish Broadcasting System, Inc. was founded in 1983 and is the second largest Spanish-language radio broadcasting company in the United States. We currently own and operate 13 FM radio stations and have agreed to purchase eight additional radio stations in Puerto Rico. We also have entered into a memorandum of understanding to sell our two stations located in the Florida Keys. Eleven of our stations are located in six of the largest Hispanic markets in the United States, including Los Angeles, Puerto Rico, New York, Miami, Chicago and San Antonio. Our radio stations reach over 51% of the U.S. Hispanic population. Our WSKQ-FM station in New York is ranked in the Spring 1999 Arbitron(C) ratings as the number one station in its target demographic group (men and women ages 25-54).


     Our strategy is to maximize the profitability of our radio station portfolio and to expand in our existing markets and into additional markets that have a significant Hispanic population. We believe that the favorable demographics of the U.S. Hispanic population and the rapid increase in advertising targeting Hispanics provide us with significant opportunities for growth. We also believe that we have competitive advantages in the radio industry due to our focus on formats targeting U.S. Hispanic audiences and our skill in programming and marketing to these audiences.


     Our Internet strategy complements our existing business and enables us to capitalize on our U.S. Hispanic market expertise. We recently purchased 80% of JuJu Media, Inc., the owner of LaMusica.com, a bilingual Spanish-English Internet Web site and on-line community that focuses on the U.S. Hispanic market. LaMusica.com is a provider of original information and interactive content related to Latin music, entertainment, news and culture. LaMusica.com provides our advertisers with an additional means of reaching the U.S. Hispanic consumer markets and is a growing revenue source for us.


     Due to the successful implementation of our strategy, we have achieved significant growth over the last two years. From the twelve-month period ended June 29, 1997 to the twelve-month period ended June 27, 1999, our:

     - net revenues grew at a compound annual rate of 29.3%, from $55.0 million to $91.9 million;

     - broadcast cash flow grew at a compound annual rate of 35.8%, from $26.5 million to $48.9 million; and

     - EBITDA grew at a compound annual rate of 35.5%, from $21.5 million to $39.5 million.


     SBS is led by Mr. Raul Alarcon, Jr., who has been Chief Executive Officer and President since 1986. The Alarcon family has been involved in Spanish-language radio broadcasting since the 1950's, when Mr. Raul Alarcon, Sr., our Chairman Emeritus and a member of our Board of Directors, established his first radio station in Camaguey, Cuba. Members of our senior management team, on average, have over 15 years of experience in Spanish-language media and radio broadcasting.


MARKET OPPORTUNITY

     Our radio stations target the largest Hispanic markets in the United States, including Puerto Rico. We believe that these markets have significant growth potential for the following reasons:

     - HISPANIC POPULATION GROWTH.  The U.S. Hispanic population, approximately
       34.3 million people, is the fastest growing segment of the U.S. population, growing at approximately

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

       four times the rate of the population as a whole. By 2005, Hispanics are projected to become the largest minority group in the United States and by 2010, the second largest Spanish-speaking population in the world. We believe that these factors will lead to significant increases in demand for Spanish-language radio, music and entertainment.

     - SIGNIFICANT GEOGRAPHIC CONCENTRATION. The U.S. Hispanic population is highly concentrated with over 62% of U.S. Hispanics residing in the top ten U.S. Hispanic markets. Because our stations are located in six of these markets, advertisers can reach the U.S. Hispanic population more cost effectively by advertising on our stations rather than advertising through competing national media.

     - ATTRACTIVE DEMOGRAPHIC GROUP FOR ADVERTISERS. The U.S. Hispanic population accounted for consumer spending of $380.0 billion in 1998 (7.2% of total U.S. consumer spending), an increase of 78.4% since 1990. By 2000, U.S. Hispanics are expected to account for estimated consumer spending of $457.8 billion (8.2% of total U.S. consumer spending), and by 2010 are expected to account for estimated consumer spending of $965.3 billion (12% of total U.S. consumer spending), far outpacing the expected growth of overall U.S. consumer spending during the same period. Although Hispanic consumer spending represented 7.2% of total consumer spending in the United States in 1998, advertising expenditures targeted at Hispanics represented only 1.4% of total advertising expenditures. We believe that as U.S. Hispanic consumer spending continues to grow relative to overall consumer spending, the advertising expenditures targeted at Hispanics will increase significantly, eventually closing the gap between the current level of advertising targeted at Hispanics and the buying power that the Hispanic population in the United States represents. In addition to increasing buying power, according to market research and compared to the population as a whole, U.S. Hispanics (1) generally spend a larger percentage of their household income on consumer goods, (2) have larger households (3.6 persons per household compared to the average 2.5 persons), (3) are generally younger (median 26 years compared to 35 years) and, (4) on average, tend to be more brand conscious. These factors make U.S. Hispanics an attractive target audience for many major U.S. advertisers.

     - GROWTH IN SPANISH-LANGUAGE ADVERTISER SPENDING. In 1998, a total of $1.7 billion was spent on Spanish-language advertising, compared to $1.1 billion in 1995. This represents a compound annual growth rate of 17.2%, which is more than double the total advertising growth rate over the same period. Approximately 26% of the $1.7 billion spent on Spanish-language advertising was directed to Spanish-language radio. We believe that major advertisers have found that Spanish-language advertising, and Spanish-language radio advertising in particular, is a more effective means of reaching the growing U.S. Hispanic audience compared to English-language media.


     - GROWTH IN SPANISH-LANGUAGE ADVERTISING RATES. We believe Spanish-language advertising rates have been rising at a faster rate in recent years than rates for general media, yet Spanish-language advertising rates are still generally lower than for comparable English-language media. We believe that as advertisers continue to recognize the buying power of the U.S. Hispanic population, the gap in advertising rates between Spanish-language and English-language media will continue to narrow.



     - USE OF SPANISH LANGUAGE. Approximately 69% of U.S. Hispanics speak Spanish at home and we believe this percentage will remain relatively constant for the near future. We believe that the continued use of Spanish by U.S. Hispanics and their preference for


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

       Spanish-language music will contribute to the continued popularity of Spanish-language radio as a source of entertainment, information and culture for the U.S. Hispanic population.

     - INTERNET USAGE. Approximately 36% of the U.S. Hispanic population (excluding Puerto Rico) currently accesses the Internet, a percentage which we expect will increase over the next few years. We believe the Internet represents a complementary medium for our advertisers to reach our target audience.

BUSINESS STRATEGY

     We focus on maximizing the profitability of our radio station portfolio by strengthening the performance of our existing radio stations and making additional strategic station acquisitions in both our existing markets and in new markets that have a significant Hispanic population. In addition, we are implementing an Internet strategy in order to develop new revenue sources.

  OPERATING STRATEGY

     Our operating strategy focuses on maximizing our radio stations' appeal to our audience and our advertisers while minimizing operating expenses in order to grow revenue and cash flow. To achieve these goals, we focus on:

     Providing High-Quality Spanish-Language Programming. We format the programming of each of our stations to capture a significant share of the Spanish-language audience. We use extensive market research including third party consultants and periodic music testing to assess listener preferences in each station's target demographic audience. We then refine our programming to reflect the results of this research and testing. Because the U.S. Hispanic population is so diverse, consisting of numerous identifiable groups from many different countries of origin each with its own cultural and musical heritage, we strive to make ourselves intimately familiar with the musical tastes and the preferences of each of the various ethnic Hispanic groups and customize our programming accordingly.

     Retaining Strong Local Management Teams. We employ local management teams in each of our markets who are responsible for the day-to-day operations of our radio stations. Our key local managers generally consist of a general station manager, general sales manager and programming director. Stations are staffed with managers who have experience and knowledge of the local radio market and the local Hispanic market. Because of the cultural diversity of the Hispanic population from region to region in the United States, decisions regarding day-to-day programming, sales and promotional efforts are made by local managers. We believe this approach improves our flexibility and responsiveness to changing conditions in each of the markets we serve.

     Utilizing Aggressive Sales Efforts. Our sales force focuses on converting audience share into advertising revenue. In order to encourage an aggressive and focused sales force, we have developed compensation structures tied to advertising revenue. We seek to maximize our sales to national advertisers because national advertising generally commands a higher rate per advertising spot than does local advertising. We have attracted key sales executives from general market radio who have applied their expertise and relationships with the advertising community to increase our share of advertising from leading general market advertisers. We believe that our focused sales efforts are working to increase media spending targeted at the U.S. Hispanic consumer market and will enable us to continue to achieve significant revenue growth, and to narrow the gap between the level of advertising currently targeted at U.S. Hispanics and the potential buying power of the U.S. Hispanic population.

     Controlling Operating Costs. By employing a disciplined approach to operating our radio stations, we have been able to achieve operating margins which we believe are among the highest in the radio broadcast industry. We emphasize control of each station's operating costs through detailed budgeting, tight control over staffing levels and expense analysis. While local management is responsible for the day-to-day operation of each station, corporate management is responsible for long-range and strategic planning, establishing policies and procedures, maximizing cost savings where centralized activity is appropriate, allocating resources and maintaining overall control of the stations.

     Making Effective Use of Promotions and Special Events. We believe that effective promotional efforts play a significant role in both adding new listeners and increasing listener loyalty. Our promotional and marketing campaigns focus on increasing Hispanic consumer awareness of advertisers' products and services. Our goal is to use our expertise at marketing to the Hispanic consumer in each of the markets in which we own and operate stations, thereby attracting a large share of advertising revenue. We have organized special promotional appearances, such as station van appearances at client events, concerts and tie-ins to major events which form an important part of our marketing strategy. Many of these events build advertiser loyalty because they enable us to offer advertisers an additional means of reaching the Hispanic consumer. In many instances, these events are co-sponsored by local television and newspapers, allowing our advertisers to reach a larger combined audience.

     Maintaining Strong Community Involvement. We have historically been, and will continue to be, actively involved within the local communities that we serve. Our radio stations participate in numerous community programs, fund-raisers and activities benefitting the local community and Hispanics abroad. Other examples of our community involvement include free public service announcements, free equal-opportunity employment announcements, tours and discussions held by radio station personalities with school and community groups designed to limit drug and gang involvement, free concerts and events designed to promote family values within the local Hispanic communities, and extended coverage, when necessary, of significant events which have an impact on the U.S. Hispanic population. Our stations and members of our management have received numerous community service awards and acknowledgments from government entities and community and philanthropic organizations for their service to the community. We believe that this involvement helps to build and maintain station awareness and listener loyalty.

  ACQUISITION STRATEGY

     Our acquisition strategy is to acquire radio stations in the largest U.S. Hispanic markets. We consider acquisitions of stations in our existing markets, as well as acquisitions of stations in other markets with a large Hispanic population, where we can maximize our revenues through aggressive sales to U.S. Hispanic and general market advertisers. These acquisitions may include stations which do not currently target the U.S. Hispanic market, but which we believe can be successfully reformatted.

     In analyzing potential radio station acquisition candidates, we consider many factors including:

     - the size of the Hispanic market;

     - anticipated growth, demographics, and other characteristics of the market;

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

     - the nature and number of competitive stations in the market;

     - the nature of other media competition in the station's market;

     - the probability of achieving operating synergies through multiple station ownership within the target market;

     - the existing or potential quality of the broadcast signal and transmission facility;

     - the station's ratings, revenue and operating cash flow; and

     - the price and terms of the purchase.

     By implementing our operating strategy, we are successful in many markets where our competitors have greater resources than we do. For example:


     - WPAT-FM -- NEW YORK. When we acquired WPAT-FM in March of 1996, the station had net broadcasting revenues of $8.1 million for the year ended December 1995. Following our acquisition of WPAT-FM, we changed the station's format to Spanish Adult Contemporary and integrated the station into our existing New York operations. For the nine-month period ended June 27, 1999, WPAT-FM generated net broadcasting revenues of $9.6 million, and according to the Spring 1999 Arbitron(C) Survey was the number two ranked Spanish-language radio station in the New York market.



     - WLEY-FM -- CHICAGO. When we acquired WLEY-FM (formerly WYSY-FM) in March of 1997, the station had net broadcasting revenues of $5.0 million for the 12-month period ended December 31, 1996. Following our acquisition of WLEY-FM, we hired new management, changed the station's format to Regional Mexican. For the nine-month period ended June 27, 1999, WLEY-FM generated net broadcasting revenues of $7.4 million and according to the Spring 1999 Arbitron(C) Survey was the number one ranked Spanish-language radio station in Chicago.



     - KLEY-FM -- SAN ANTONIO. When we acquired KLEY-FM in May of 1998, the station had net broadcasting revenues of $1.2 million for the 12-month period ended February 28, 1998, and was the number four ranked Spanish-language radio station in San Antonio. Following our acquisition of KLEY-FM, we hired new management, changed the station's format to Tejano-Regional Mexican. For the nine-month period ended June 27, 1999, KLEY-FM generated net broadcasting revenues of $1.3 million and according to the Spring 1999 Arbitron(C) Survey was the number three ranked Spanish-language radio station in San Antonio.


  INTERNET STRATEGY


     Our Internet strategy is designed to complement our existing business and to enable us to capitalize on our U.S. Hispanic market expertise. The core of our strategy is LaMusica.com, an Internet Web site and on-line community focused on the U.S. Hispanic market. This Web site offers all of our radio stations' broadcasts through the use of audio streaming technology and will provide our advertisers with a complementary means of reaching their target audience.



PENDING TRANSACTIONS



     On September 22, 1999, we entered into a definitive agreement to purchase all of the outstanding capital stock of nine subsidiaries of Chancellor Media Corporation of Los Angeles. The companies we have agreed to purchase own and operate eight radio stations in Puerto Rico:

WIOA-FM, WIOB-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM, and
WCTA-FM. The purchase price we have agreed to pay for these companies is $90.0 million. In connection with this acquisition, we have made an initial nonrefundable deposit of $10.0 million. The definitive agreement contains customary representations and warranties, and the closing of our acquisition of these companies is subject to the satisfaction of certain customary conditions, including receipt of regulatory approval from the FCC. We expect to finance the purchase of these companies from a combination of bank borrowings and cash on hand. Prior to the closing of these acquisitions, (but following the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended), we intend to operate these stations under a local marketing agreement pursuant to which we will pay a monthly fee in exchange for the exclusive right to program and sell commercial announcements for each of the stations. We expect to close our acquisition of these companies by the end of December 1999. We cannot assure you, however, that we will be able to complete our acquisition of the companies during the expected time frame or at all. The results of operations of these companies have not been included in our pro forma financial statements.



     We have entered into a memorandum of understanding with Mr. Alarcon, Sr., our Chairman Emeritus and a member of our board of directors for the sale by us of the assets and liabilities of radio station WVMQ-FM operating in Key West, Florida and radio station WZMQ-FM operating in Key Largo, Florida. The sale price to be paid by Mr. Alarcon, Sr. for these stations is $700,000. The definitive agreement will contain customary representations, warranties and indemnities, and the closing of the sale of these stations will be subject to the satisfaction of certain conditions, including approval from the FCC, the completion of the concurrent Class A Common Stock offering and the receipt by Mr. Alarcon, Sr. of all payments due to him as a selling stockholder in the concurrent Class A Common Stock offering. We cannot assure you that the sale of these stations will occur during the expected time frame or at all.


TOP 10 HISPANIC RADIO MARKETS IN THE UNITED STATES

     The shaded areas in the table below indicate markets where we currently own and operate radio stations in the United States. Population estimates are for 1998 and are based upon statistics provided by the U.S. Bureau of the Census and the Strategy Research Corporation -- 1998 U.S. Hispanic Market Report.


                                     HISPANIC     % HISPANIC OF      % OF TOTAL
                                    POPULATION   TOTAL POPULATION   U.S. HISPANIC
RANK            MARKET                (000)       IN THE MARKET      POPULATION
----  ---------------------------   ----------   ----------------   -------------
  1.  Los Angeles                     6,325.9          38.7%            18.4%
  2.  Puerto Rico                     3,811.7          99.6             11.1
  3.  New York                        3,645.1          18.1             10.6
  4.  Miami                           1,422.6          38.1              4.1
  5.  San Francisco/San Jose          1,243.0          18.4              3.6
  6.  Chicago                         1,198.3          12.7              3.5
  7.  Houston                         1,141.0          24.2              3.3
  8.  San Antonio                     1,064.7          51.6              3.1
  9.  McAllen/Brownsville (Texas)       823.7          89.5              2.4
 10.  Dallas/Ft. Worth                  786.9          14.9              2.3
                                     --------                           ----
      TOP 10 HISPANIC MARKETS        21,462.9          29.3%            62.4%
                                     ========                           ====

PROGRAMMING


     We format the programming of each of our stations to capture a substantial share of the U.S. Hispanic audience. The U.S. Hispanic population is diverse, consisting of numerous identifiable groups from many different countries of origin, each with its own musical and cultural heritage. The music, culture, customs and Spanish dialects vary from one radio market to another. We strive to be very familiar with the musical tastes and preferences of each of the various ethnic Hispanic groups and customize our programming to match the local preferences of our target demographic audience in each market we serve. We have an in-house research department in Miami of 16 employees who conduct extensive radio market research on a daily, weekly, monthly and annual basis. By employing listener study groups and telephone surveys modeled after Arbitron(C) written survey methodology, but with even larger sample sizes than Arbitron(C), we are able to assess listener preferences, track trends and gauge our success on a daily basis, well before Arbitron(C) results are published. In this manner, we can respond immediately to changing listener preferences and trends by refining our programming to reflect the results of our research and testing. Each of our programming formats is described below.


     - Spanish Tropical. The Spanish Tropical format primarily consists of salsa, merengue, and cumbia music. Salsa is dance music combining Latin Caribbean rhythms with jazz originating from Puerto Rico, Cuba and the Dominican Republic, which is popular with Hispanics living in New York and Miami. Merengue music is up-tempo dance music originating from the Dominican Republic. Cumbia is a festive, folkloric music which originated in Colombia.

     - Regional Mexican. The Regional Mexican format consists of various types of music played in different regions of Mexico such as ranchera, nortena, banda and cumbia. Ranchera music, originating from Jalisco, Mexico, is a traditional folkloric sound commonly referred to as mariachi music. Mariachi music features acoustical instruments and is considered the music indigenous to Mexicans who live in country towns. Nortena means northern, and is representative of Northern Mexico. Featuring an accordion, nortena has a polka sound with a distinct Mexican flavor. Banda is a regional format from the state of Sinaloa, Mexico and is popular in California. Banda resembles up-tempo marching band music with synthesizers.

     - Tejano. The Tejano format consists of music based on Mexican themes but which originated in Texas. Tejano music is a combination of contemporary rock, ranchera and country music, the lyrics of which are primarily sung in Spanish.

     - Spanish Adult Contemporary. The Spanish Adult Contemporary format includes pop, Latin rock, and ballads. This format is similar to English Adult Contemporary featured on contemporary hit radio stations.

     - Spanish Adult Top 40. The Spanish Adult Top 40 format consists of a variety of Latin hit songs from the 1980's and 1990's.

     - Spanish Oldies. The Spanish Oldies format includes a variety of Latin music mainly from the 1950's, 1960's and 1970's.

     - Dance. The Dance format consists of upbeat dance and house rhythms, mainly from the 1980's and 1990's, that are played in dance clubs, and it includes English-language music.

     The programming formats of our radio stations and the target demographic of each station are as follows:


                                                           TARGET
                                                         DEMOGRAPHIC
      CITY        STATION             FORMAT              (BY AGE)
      ----        -------   --------------------------   -----------
New York          WSKQ-FM   Spanish Tropical                25-54
                  WPAT-FM   Spanish Adult Contemporary      25-54

Los Angeles       KLAX-FM   Regional Mexican                18-34

Puerto Rico       WCMA-FM   Spanish Adult Top 40            18-34
                  WMEG-FM   Dance                           18-34
                  WEGM-FM   Dance                           18-34

Miami             WRMA-FM   Spanish Adult Contemporary      25-49
                  WXDJ-FM   Spanish Tropical                18-34
                  WCMQ-FM   Spanish Oldies                  35-54

Chicago           WLEY-FM   Regional Mexican                18-34

San Antonio       KLEY-FM   Tejano-Regional Mexican         18-34


RADIO STATION PORTFOLIO


     The following is a general description of each of our markets and our radio stations within each of these markets. Audience share and audience share rank data for the New York, Los Angeles, Miami, Chicago and San Antonio markets are from the Spring 1999 Arbitron(C) Survey based on surveys reported four times a year. Audience share and audience share rank data for the Puerto Rico market are from the Spring 1999 Arbitron(C) Survey, based on surveys reported twice a year. Estimated revenue share information for our Chicago market is derived from Hungerford data, and for all other markets, revenue share information is derived from BIA Research and Miller Kaplan data. Revenue rank and revenue share information are reported cumulatively for each calendar quarter and, therefore, include the period from January 1 through the date indicated.


  NEW YORK

     The New York market is the second largest radio market in terms of advertising revenues which are projected to be $688.1 million in 1999. In 1998, the New York market had the third largest U.S. Hispanic population, with approximately 3.6 million Hispanics, which is approximately 18.1% of the New York market's total population. We believe that we own the strongest franchise in terms of audience share and number of Spanish-language radio stations in the New York market, with two of the three FM Spanish-language radio stations. New York experienced annual radio revenue growth of 10.3% between 1992 and 1998, and radio revenue in New York is expected to continue growing at an annual rate of 9.7% between 1999 and 2002.

                                                                                                 SUMMER
                                                         SPRING 1999   WINTER 1999   FALL 1998    1998
                        WSKQ-FM                          -----------   -----------   ---------   ------
  Audience share (12-plus).............................      4.8           4.5          5.2       6.0
  Audience share rank (12-plus)........................        3             3            3         1
  Audience share (25-54)...............................      5.9           5.6          6.2       7.2
  Audience share rank (25-54)..........................        1             2            2         1


                                                             YTD           YTD          YTD        YTD
                                                           6/30/99       3/31/99     12/31/98    9/30/98
                                                         -----------   -----------   ---------   -------
  Estimated revenue share..............................      5.2           4.7          4.8        4.6
  Revenue rank.........................................        8            10           11         11

                                                                                                 SUMMER
                                                         SPRING 1999   WINTER 1999   FALL 1998    1998
                        WPAT-FM                          -----------   -----------   ---------   ------
  Audience share (12-plus).............................      3.2           2.9          3.0       3.2
  Audience share rank (12-plus)........................       11            13           12        12
  Audience share (25-54)...............................      3.6           3.3          3.6       4.0
  Audience share rank (25-54)..........................       11            12            9         7


                                                             YTD           YTD          YTD        YTD
                                                           6/30/99       3/31/99     12/31/98    9/30/98
                                                         -----------   -----------   ---------   -------
  Estimated revenue share..............................      2.1           1.9          2.0        1.9
  Revenue rank.........................................       21            20           19         19



     - WSKQ-FM. In January 1989, we acquired WSKQ-FM for $52.5 million. WSKQ-FM was the first Spanish-language FM station to serve the New York market, making its debut in 1989. In 1993, after extensive research, we changed the station's format to Spanish Tropical. This format is a mix of salsa and merengue rhythms. The Spanish Tropical format has proven to be very successful and according to the Spring 1999 Arbitron(C) Survey, WSKQ-FM is New York's number one ranked Spanish-language radio station and the number three ranked station overall. WSKQ-FM is ranked number one in its targeted audience, the 25-54 age demographic, with a 5.9 share.



     - WPAT-FM. In March 1996, we purchased WPAT-FM for $86.4 million, including closing costs of $1.8 million, because we believed that the New York Spanish-language radio market was underserved. Consequently, we reformatted WPAT-FM with a Spanish Adult Contemporary format designed to complement WSKQ-FM's upbeat salsa and merengue format. According to the Spring 1999 Arbitron(C) Survey, WPAT-FM is New York's number two ranked Spanish-language radio station and the number eleven ranked station overall. WPAT-FM is ranked number eleven in its targeted audience, the 25-54 age demographic, with a 3.6 share.


  LOS ANGELES

     The Los Angeles market is the largest radio market in terms of advertising revenues which are projected to be $726.5 million in 1999. In 1998, the Los Angeles market had the largest U.S. Hispanic population, with approximately 6.3 million Hispanics, which is approximately 38.7% of the Los Angeles market's total population. Los Angeles experienced annual radio revenue growth of 7.5% between 1992 and 1998, and radio revenue in Los Angeles is expected to continue growing at an annual rate of 10.3% between 1999 and 2002.

                                                                                                 SUMMER
                                                         SPRING 1999   WINTER 1999   FALL 1998    1998
                        KLAX-FM                          -----------   -----------   ---------   ------
  Audience share (12-plus).............................      3.0           3.3          4.1       3.2
  Audience share rank (12-plus)........................        9             9            3        11
  Audience share (18-34)...............................      4.6           5.0          6.3       5.1
  Audience share rank (18-34)..........................        8             8            4         6


                                                             YTD           YTD          YTD        YTD
                                                           6/30/99       3/31/99     12/31/98    9/30/98
                                                         -----------   -----------   ---------   -------
  Estimated revenue share..............................      2.7           2.4          2.4        2.3
  Revenue rank.........................................       19            18           20         19



     - KLAX-FM. In February 1988, we acquired KLAX-FM for $15.0 million. The station features a Regional Mexican format. According to the Spring 1999 Arbitron(C) Survey, KLAX-FM is Los Angeles' number three ranked Spanish-language radio station and the number nine ranked station overall. KLAX-FM is ranked number eight in its targeted audience, the 18-34 age demographic, with a 4.6 share.

  PUERTO RICO


     The Puerto Rico market is the twenty-eighth largest radio market in terms of advertising revenues which are projected to be $90.0 million in 1999. In 1998, the Puerto Rico market had the second largest U.S. Hispanic population, with approximately 3.8 million Hispanics, which is approximately 99.6% of the Puerto Rico market's total population. Puerto Rico experienced annual radio revenue growth of 5.4% between 1992 and 1998, and radio revenue in Puerto Rico is expected to continue growing at an annual rate of 5.7% between 1999 and 2002. We have not included results for Fall 1998 because we did not own the Puerto Rico stations during that rating period. Additionally, estimated revenue share and revenue rank data are not yet available.



                                                              SPRING 1999
WCMA-FM                                                       -----------
  Audience share (12-plus)..................................      2.3
  Audience share rank (12-plus).............................       11
  Audience share (18-34)....................................      3.0
  Audience share rank (18-34)...............................       12
                                                              YTD 6/30/99
                                                                  ---
  Estimated revenue share...................................      N/A
  Revenue rank..............................................      N/A
WMEG-FM                                                       SPRING 1999
                                                                  ---
  Audience share (12-plus)..................................      3.8
  Audience share rank (12-plus).............................        7
  Audience share (18-34)....................................      7.4
  Audience share rank (18-34)...............................        2
                                                              YTD 6/30/99
                                                                  ---
  Estimated revenue share...................................      N/A
  Revenue rank..............................................      N/A
WEGM-FM                                                       SPRING 1999
                                                                  ---
  Audience share (12-plus)..................................      0.6
  Audience share rank (12-plus).............................       38
  Audience share (18-34)....................................      1.2
  Audience share rank (18-34)...............................       25
                                                              YTD 6/30/99
                                                                  ---
  Estimated revenue share...................................      N/A
  Revenue rank..............................................      N/A



     - WCMA-FM. In December 1998, we acquired WCMA-FM (formerly WDOY-FM) for $8.3 million. WCMA-FM's format is Spanish Adult Top 40. According to the Spring 1999 Arbitron(C) Survey, WCMA-FM is Puerto Rico's number eleven ranked radio station. WCMA-FM is ranked number twelve in its targeted audience, the 18-34 age demographic, with a 3.0 share.



     - WMEG-FM. In April 1999, we acquired WMEG-FM and WEGM-FM for $16.1 million. The format of WMEG-FM is Dance. According to the Spring 1999 Arbitron(C) Survey, WMEG-FM is Puerto Rico's number seven ranked radio station. WMEG-FM is ranked number two in its targeted audience, the 18-34 age demographic, with a 7.4 share.

     - WEGM-FM. The format of WEGM-FM, which is simulcast with WMEG-FM, is Dance. According to the Spring 1999 Arbitron(C) Survey, WEGM-FM is Puerto Rico's number thirty-eight ranked radio station. WEGM-FM is ranked number twenty-five in its targeted audience, the 18-34 age demographic, with a
       1.2 share.



     We have entered into an agreement to purchase nine companies owned by Chancellor Media Corporation of Los Angeles. The companies we have agreed to purchase own and operate eight radio stations in Puerto Rico: WIOA-FM, WIOB-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM and WCTA-FM. We cannot assure you, however, that we will be able to complete our acquisition of the companies during the expected time frame or at all.



  MIAMI




     The Miami market is the twelfth largest radio market in terms of advertising revenues which are projected to be $233.0 million in 1999. In 1998, the Miami market had the fourth largest U.S. Hispanic population, with approximately 1.4 million Hispanics, which is approximately 38.1% of the Miami market's total population. Miami experienced annual radio revenue growth of 12.1% between 1992 and 1998, and radio revenue in Miami is expected to continue growing at an annual rate of 9.0% between 1999 and 2002.

                                                                                                 SUMMER
                                                        SPRING 1999   WINTER 1999   FALL 1998     1998
                       WCMQ-FM                          -----------   -----------   ---------   ---------
  Audience share (12-plus)............................      2.4           3.1          2.8         2.7
  Audience share rank (12-plus).......................       18            13           18          17
  Audience share (35-54)..............................      4.1           4.2          4.4         3.4
  Audience share rank (35-54).........................       10             8            6          12


                                                            YTD           YTD          YTD         YTD
                                                          6/30/99       3/31/99     12/31/98     9/30/98
                                                        -----------   -----------   ---------   ---------
  Estimated revenue share.............................      2.4           2.4          2.1         2.1
  Revenue rank........................................       17            17           19          20


                                                                                                 SUMMER
                                                        SPRING 1999   WINTER 1999   FALL 1998     1998
                       WRMA-FM                          -----------   -----------   ---------   ---------
  Audience share (12-plus)............................      3.1           2.9          3.3         3.3
  Audience share rank (12-plus).......................       13            18           10          12
  Audience share (25-49)..............................      3.0           3.5          3.4         3.7
  Audience share rank (25-49).........................       14            14           14          11


                                                            YTD           YTD          YTD         YTD
                                                          6/30/99       3/31/99     12/31/98     9/30/98
                                                        -----------   -----------   ---------   ---------
  Estimated revenue share.............................      3.8           3.7          4.1        14.7
  Revenue rank........................................       15            15           14           3

                                                                                                 SUMMER
                                                         SPRING 1999   WINTER 1999   FALL 1998    1998
WXDJ-FM                                                  -----------   -----------   ---------   ------
  Audience share (12-plus).............................      3.9           3.4          3.1       2.9
  Audience share rank (12-plus)........................        8            10           12        14
  Audience share (18-34)...............................      5.0           4.4          3.1       3.4
  Audience share rank (18-34)..........................        7             8           10        11


                                                             YTD           YTD          YTD        YTD
                                                           6/30/99       3/31/99     12/31/98    9/30/98
                                                           -------       -------     --------    -------
  Estimated revenue share..............................      5.5           5.0          5.5       20.0
  Revenue rank.........................................        7            11            8          2



     - WCMQ-FM. In November 1986, we acquired WCMQ-FM (and WCMQ-AM) for $15.0 million. In 1997, we sold WCMQ-AM for $8.0 million. In October 1996, to complement WRMA-FM and WXDJ-FM, we reformatted WCMQ-FM by implementing a Spanish Oldies format. According to the Spring 1999 Arbitron(C) Survey, WCMQ-FM is Miami's number five ranked Spanish-language radio station and the number eighteen ranked station overall. WCMQ-FM is ranked number ten in its targeted audience, the 35-54 age demographic, with a 4.1 share.



     - WRMA-FM. In March 1997, we purchased WRMA-FM and WXDJ-FM for $112.2 million, including closing costs of $1.1 million. A Spanish Adult Contemporary station, WRMA-FM features a blend of ballads and pop songs from the 1970's to the present. According to the Spring 1999 Arbitron(C) Survey, WRMA-FM is Miami's number four ranked Spanish-language radio station and the number thirteen ranked station overall. WRMA-FM is ranked number fourteen in its targeted audience, the 25-49 age demographic, with a 3.0 share.



     - WXDJ-FM. By blending salsa and merengue, this station's Spanish Tropical format targets the emerging musical tastes of the rapidly changing Miami Hispanic population. According to the Spring 1999 Arbitron(C) Survey, WXDJ-FM is Miami's number three ranked Spanish-language radio station and the number eight ranked station overall. WXDJ-FM is ranked number seven in its targeted audience, the 18-34 age demographic, with a 5.0 share.

  CHICAGO


     The Chicago market is the third largest radio market in terms of advertising revenues which are projected to be $471.0 million in 1999. In 1998, the Chicago market had the sixth largest U.S. Hispanic population, with approximately 1.2 million Hispanics, which is approximately 12.7% of the Chicago market's total population. We believe that we own the strongest franchise in the Chicago market with the number one ranked FM Spanish-language radio station. Chicago experienced annual radio revenue growth of 8.7% between 1992 and 1998, and radio revenue in Chicago is expected to continue growing at an annual rate of 9.0% between 1999 and 2002.

                                                                                                 SUMMER
                                                        SPRING 1999   WINTER 1999   FALL 1998     1998
                       WLEY-FM                          -----------   -----------   ---------   ---------
  Audience share (12-plus)............................      2.4           2.6          2.3         1.9
  Audience share rank (12-plus).......................       18            15           18          21
  Audience share (18-34)..............................      4.2           4.4          4.1         3.3
  Audience share rank (18-34).........................        7             6            7          10


                                                            YTD           YTD          YTD         YTD
                                                          6/30/99       3/31/99     12/31/98     9/30/98
                                                        -----------   -----------   ---------   ---------
  Estimated revenue share.............................      2.6           2.3          2.5         2.5
  Revenue rank........................................       18            20           20          19



     - WLEY-FM. In March 1997, we acquired WLEY-FM (formerly WYSY-FM) for $33.0 million because we believed that the Chicago Spanish-language radio market was underserved and offered significant opportunities for growth. In July 1997, after extensive research, we changed WLEY-FM's format from 70's rock to a Regional Mexican format. According to the Spring 1999 Arbitron(C) Survey, WLEY-FM is Chicago's number one ranked Spanish-language radio station and the number eighteen ranked station overall. WLEY-FM is ranked number seven in its targeted audience, the 18-34 age demographic, with a 4.2 share.


  SAN ANTONIO

     The San Antonio market is the thirty-second largest radio market in terms of advertising revenues which are projected to be $78.4 million in 1999. In 1998, San Antonio had the eighth largest U.S. Hispanic population, with approximately 1.1 million Hispanics, which is approximately 51.6% of the San Antonio market's total population. San Antonio experienced annual radio revenue growth of 8.8% between 1992 and 1998, and radio revenue in San Antonio is expected to continue growing at an annual rate of 7.7% between 1999 and 2002.

                                                                                                 SUMMER
                                                        SPRING 1999   WINTER 1999   FALL 1998     1998
                       KLEY-FM                          -----------   -----------   ---------   ---------
  Audience share (12-plus)............................      2.5           3.5          3.2         1.9
  Audience share rank (12-plus).......................       15            13           12          16
  Audience share (18-34)..............................      4.0           4.4          3.3         1.8
  Audience share rank (18-34).........................        8             8            9          12


                                                            YTD           YTD          YTD         YTD
                                                          6/30/99       3/31/99     12/31/98     9/30/98
                                                        -----------   -----------   ---------   ---------
  Estimated revenue share.............................      2.7           2.1          1.5         1.4
  Revenue rank........................................       14            14           16          16


     - KLEY-FM. In May 1998, we acquired KLEY-FM (formerly KRIO-FM) for $9.3 million. At the time, KLEY-FM was programmed as a strictly Tejano station. In

       July 1998, we expanded the format to Regional Mexican and Tejano. According to the Spring 1999 Arbitron(C) Survey, KLEY-FM is San Antonio's number three ranked Spanish-language radio station and the number fifteen ranked station overall. KLEY-FM is ranked number eight in its targeted audience, the 18-34 age demographic, with a 4.0 share.


LATIN MUSIC ON-LINE ("LAMUSICA.COM")


     LaMusica.com is a bilingual Spanish-English Internet Web site and on-line community that focuses on the U.S. Hispanic market. LaMusica.com is a provider of original information and interactive content related to Latin music, entertainment, news and culture. We believe that LaMusica.com, together with our radio station portfolio, enables our audience to enjoy additional targeted and culturally-specific entertainment options, such as concert listings, CD reviews, local entertainment calendars, and interactive content on popular Latin recording artists and musicians. Similarly, LaMusica.com enables our advertisers to cost-effectively reach their targeted Hispanic consumer through an additional, dynamic and rapidly growing medium.



     LaMusica.com has links to the Web sites for all of our radio stations. This network of Web sites among other things, permit our target audiences to listen to streaming audio of live radio broadcasts from each of our radio stations from anywhere in the United States and the world. In addition to our network of station Web sites and our production of original interactive content relating to Latin music and entertainment, we plan to offer enhanced community features on LaMusica.com such as branded e-mail, bulletin boards, fan clubs, chat rooms, personals and horoscopes.



     We anticipate LaMusica.com will generate revenues primarily from two distinct sources: (1) advertising and sponsorship and (2) electronic commerce opportunities, such as on-line music sales. We will use our stations' on-air marketing power to draw visitors to LaMusica.com. We are currently initiating a nationwide advertising campaign on our radio stations in order to increase audience awareness of LaMusica.com. We will also utilize our strong relationships with advertisers and the music industry to develop banner advertising and sponsorships. With respect to electronic commerce, we are developing a business model to sell music directly to consumers on our Web sites, as music represents the most frequently purchased item on-line. We plan to utilize the services of a leading music order fulfillment company in order to facilitate our on-line music sales. As music technology and industry standards evolve, we will explore additional opportunities for the sale of music on-line, including downloads of digital music and the sale of customized compact discs. We also plan to sell t-shirts, posters and other Latin music-related merchandise.


     In addition to the rapidly growing U.S. Hispanic population, we believe that LaMusica.com will benefit from the following:

     - the percentage of Hispanics in the United States (excluding Puerto Rico) accessing the Internet either at home or at work is currently estimated at 36%, a percentage which we believe will increase substantially over the next few years;

     - the percentage of Hispanic households in the United States (excluding Puerto Rico) that own a computer is estimated at 26%;


     - $571.0 million was spent on Latin music CDs, cassettes and music videos in the United States (excluding Puerto Rico) during 1998, an increase in dollar terms of 16.0% from 1997, representing the fastest growing segment of the music industry;


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     - approximately two-thirds of respondents in Arbitron(C) surveys expressed interest in purchasing music from Web sites maintained by radio stations; and


     - we believe that the U.S. Hispanic market is currently underserved by the Internet and that there are a limited number of on-line businesses targeting the U.S. Hispanic consumer.

     We plan to use our knowledge of our Internet user base to help advertisers create more effective on-line advertising campaigns. In addition, we intend to use advertising techniques and tracking technologies to:

     - target advertising to users with specific demographic profiles;

     - gather extensive data on our users; and

     - use daily tracking data to analyze a particular campaign's effectiveness.


     Our management team has been developing LaMusica.com for the past four years and has extensive technological knowledge and experience in the development and creation of original content. LaMusica.com has been recognized for its excellence in Latin music content on the Internet and received a "Top 5%" award from Lycos(R), has been named a "Top Latino" Web site by Tesoros del Web, received a "Best of the Web" award from Home PC and is a snap.com editor's choice for Latin music on-line.


MANAGEMENT AND PERSONNEL


     As of September 24, 1999, we had 398 full-time employees, 11 of whom were primarily involved in senior management, 158 in programming, 134 in sales, 83 in general administration and 12 in technical activities.


     To facilitate efficient management from our Miami, Florida headquarters, we access and utilize computerized accounting systems from our properties to provide current information to management on station operations and to assist in cost control and the preparation of monthly financial statements. Corporate executives regularly visit each station to monitor its operations and ensure that our policies are properly followed.

SEASONALITY

     Seasonal net broadcasting revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by local and national advertisers. Our second fiscal quarter (January through March) generally produces the lowest net broadcasting revenue for the year because of normal post-holiday decreases in advertising expenditures.

ADVERTISING

     Virtually all radio station revenue is derived from advertising. This revenue is usually classified in one of two categories -- "national" or "local." "National" refers to advertising that is solicited by a national representative firm that represents the station and is paid commissions based on collected net revenues. Our national sales representative is Caballero Spanish Media, LLC, a division of Interep National Radio Sales, Inc. "Local" refers to advertising purchased by advertisers in the local community served by a particular station.

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

     We believe that radio is one of the most efficient and cost-effective means for advertisers to reach targeted demographic groups. Advertising rates charged by a radio station are based primarily on the station's ability to attract listeners in a given market and on the attractiveness to advertisers of the station's listener demographics. Rates vary depending upon a program's popularity among the listeners an advertiser is seeking to attract, the number of advertisers vying for available air time and the availability of alternative media in the market. Radio advertising rates generally are highest during the morning and afternoon drive-time hours which are the peak hours for radio audience listening. We believe that having multiple stations in a market is desirable to national advertisers enabling the broadcaster to command higher advertising rates. We believe we will be able to increase our rates as new and existing advertisers recognize the increasing desirability of targeting the growing Hispanic population in the United States.

     Each station broadcasts a predetermined number of advertisements each hour with the actual number depending upon the format of a particular station. We determine the number of advertisements broadcast hourly that can maximize the station's available revenue dollars without jeopardizing its audience listener levels. While there may be shifts from time to time in the number of advertisements broadcast during a particular time of the day, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     Our revenue mix between local and national advertising varies significantly by market. We strive to increase the level of national advertising since national advertising generally commands a higher dollar rate per advertising spot than does local advertising. Currently, approximately 73% of our advertising is local and 27% is national.

     Although the majority of our advertising contracts are short-term (generally running for less than three months), we have long-term relationships with some of our advertisers. In each of our broadcasting markets, we employ salespeople to obtain local advertising revenues. We believe that our local sales force is crucial to maintaining relationships with key local advertisers and agencies and identifying new advertisers. We generally pay sales commissions to our local sales staff upon the receipt from advertisers of the payments related to these sales. We offer assistance to local advertisers by providing them with studio facilities to produce 60-second commercials free of charge.

COMPETITION

     The success of each of our stations depends significantly upon its audience ratings and its share of the overall advertising revenue within its market. The radio broadcasting industry is a highly competitive business. Each of our radio stations competes with both Spanish-language and English-language radio stations in its market as well as with other advertising media such as newspapers, broadcast television, cable television, the Internet, magazines, outdoor advertising, transit advertising and direct mail marketing. Several of the stations with which we compete are subsidiaries of large national or regional companies that have substantially greater resources than we do. Factors which are material to competitive position include management experience, the station's rank in its market, signal strength and frequency, and audience demographics, including the nature of the Spanish market targeted by a particular station.

     Although the radio broadcasting industry is highly competitive, some barriers to entry exist. These barriers can be mitigated to some extent by changing existing radio station formats and upgrading power, among other actions. The operation of a radio station requires a license or other authorization from the FCC, and the number of radio stations that can operate in a given

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market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market. In addition, the FCC's multiple ownership rules regulate the number of stations that may be owned and controlled by a single entity in a given market. However, in recent years, these rules have changed significantly. For a discussion of FCC regulation, see "Federal Regulation of Radio Broadcasting."

     The radio industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, by satellite and by terrestrial delivery of digital audio broadcasting (known as "DAB"). DAB may deliver to nationwide and regional audiences, multi-channel, multi-format, digital radio services with sound quality equivalent to that of compact discs. The FCC has recently authorized spectrum for the use of a new technology, satellite digital audio radio services (known as "SDARS"), to deliver audio programming. SDARS may provide a medium for the delivery by satellite of multiple new audio programming formats to local and national audiences. It is not known at this time whether digital technology also may be used in the future by existing radio broadcast stations either on existing or alternate broadcasting frequencies. There are also proposals before the FCC to permit a new "low power" radio or "microbroadcasting" service which could open up opportunities for low cost neighborhood service on frequencies which would not interfere with existing stations. No FCC action has been taken on these proposals to date.

     The delivery of information through the presently unregulated Internet also could create a new form of competition. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact discs. A growing population and the greater availability of radios, particularly car and portable radios, have contributed to this growth. We cannot assure you, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     We cannot predict what other matters might be considered in the future by the FCC, nor can we assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business. See "Federal Regulation of Radio Broadcasting."

ANTITRUST

     An important part of our growth strategy is the acquisition of additional radio stations. After the passage of the Telecommunications Act of 1996, the Justice Department has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks. The Justice Department is particularly aggressive when the proposed buyer already owns one or more radio stations in the market of the station it is seeking to buy. Recently, the Justice Department has challenged a number of radio broadcasting transactions. Some of those challenges ultimately resulted in consent decrees requiring, among other things, divestitures of certain stations. In general, the Justice Department has more closely scrutinized radio broadcasting acquisitions that result in local market shares in excess of 40% of radio advertising revenue. Similarly, the FCC staff has announced new procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. In particular, the FCC may invite public comment on proposed ratio transactions that the FCC believes, based on its initial analysis, may present ownership concentration concerns in a particular local radio market.

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FEDERAL REGULATION OF RADIO BROADCASTING

     The radio broadcasting industry is subject to extensive and changing regulation by the FCC of programming, technical operations, employment and other business practices. The FCC regulates radio broadcast stations pursuant to the Communications Act. The Communications Act permits the operation of radio broadcast stations only in accordance with a license issued by the FCC upon a finding that the grant of a license would serve the public interest, convenience and necessity. The Communications Act provides for the FCC to exercise its licensing authority to provide a fair, efficient and equitable distribution of broadcast service throughout the United States. Among other things, the FCC:

     - assigns frequency bands for radio broadcasting;

     - determines the particular frequencies, locations and operating power of radio broadcast stations;

     - issues, renews, revokes and modifies radio broadcast station licenses;

     - establishes technical requirements for certain transmitting equipment used by radio broadcast stations;

     - adopts and implements regulations and policies that directly or indirectly affect the ownership, operation, program content and employment and business practices of radio broadcast stations; and

     - has the power to impose penalties, including monetary forfeitures, for violations of its rules and the Communications Act.

     The Communications Act prohibits the assignment of an FCC license, or other transfer of control of an FCC licensee, without the prior approval of the FCC. In determining whether to approve assignments or transfers, and in determining whether to grant or renew a radio broadcast license, the FCC considers a number of factors pertaining to the licensee (and any proposed licensee), including restrictions on foreign ownership, compliance with FCC media ownership limits and other FCC rules, licensee character and compliance with the Anti-Drug Abuse Act of 1988.

     The following is a brief summary of certain provisions of the Communications Act and specific FCC rules and policies. This summary does not purport to be complete and is subject to the text of the Communications Act, the FCC's rules and regulations, and the rulings of the FCC. You should refer to the Communications Act and these FCC rules and rulings for further information concerning the nature and extent of federal regulation of radio broadcast stations.

     A licensee's failure to observe the requirements of the Communications Act or FCC rules and policies may result in the imposition of various sanctions, including admonishment, fines, the grant of renewal terms of less than eight years, the grant of a license with conditions or, for particularly egregious violations, the denial of a license renewal application, the revocation of an FCC license or the denial of FCC consent to acquire additional broadcast properties.

     Congress and the FCC have had under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of SBS's radio stations, result in the loss of audience share and advertising revenue for our radio broadcast stations or affect our

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

ability to acquire additional radio broadcast stations or finance these acquisitions. Such matters may include:

     - changes to the license authorization and renewal process;

     - proposals to impose spectrum use or other fees on FCC licensees;

     - auction of new broadcast licenses;

     - changes to the FCC's equal employment opportunity regulations and other matters relating to involvement of minorities and women in the broadcasting industry;

     - proposals to change rules relating to political broadcasting including proposals to grant free air time to candidates, and other changes regarding program content;

     - proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages;

     - technical and frequency allocation matters, including creation of a new low power radio broadcast service;

     - the implementation of digital audio broadcasting on both a satellite and terrestrial basis;

     - changes in broadcast cross-interest, multiple ownership, foreign ownership, cross-ownership and ownership attribution policies;

     - proposals to allow telephone companies to deliver audio and video programming to homes in their service areas; and

     - proposals to alter provisions of the tax laws affecting broadcast operations and acquisitions.

     We cannot predict what changes, if any, might be adopted, nor can we predict what other matters might be considered in the future, nor can we judge in advance what impact, if any, the implementation of any particular proposals or changes might have on our business.

FCC LICENSES

     The Communications Act provides that a broadcast station license may be granted to any applicant if the public interest, convenience and necessity will be served thereby, subject to certain limitations. In making licensing determinations, the FCC considers an applicant's legal, technical, financial and other qualifications. The FCC grants radio broadcast station licenses for specific periods of time and, upon application, may renew them for additional terms. Under the Communications Act, radio broadcast station licenses may be granted for a maximum term of eight years.

     Generally, the FCC renews radio broadcast licenses without a hearing upon a finding that:

     - the radio station has served the public interest, convenience and necessity;

     - there have been no serious violations by the licensee of the Communications Act or FCC rules and regulations; and

     - there have been no other violations by the licensee of the Communications Act or FCC rules and regulations which, taken together, indicate a pattern of abuse.

After considering these factors, the FCC may grant the license renewal application with or without conditions, including renewal for a term less than the maximum term otherwise permitted by law, or hold an evidentiary hearing.

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

     In addition, the Communications Act authorizes the filing of petitions to deny a license renewal application during specific periods of time after a renewal application has been filed. Interested parties, including members of the public, may use these petitions to raise issues concerning a renewal applicant's qualifications. If a substantial and material question of fact concerning a renewal application is raised by the FCC or other interested parties, or if for any reason the FCC cannot determine that granting a renewal application would serve the public interest, convenience and necessity, the FCC will hold an evidentiary hearing on the application. If as a result of an evidentiary hearing the FCC determines that the licensee has failed to meet the requirements specified above and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, our licenses have been renewed without any conditions or sanctions being imposed, but we cannot assure you that the licenses of each of our stations will continue to be renewed or will continue to be renewed without conditions or sanctions.

     The FCC classifies each AM and FM radio station. An AM radio station operates on either a clear channel, regional channel or local channel. A clear channel is one on which AM radio stations are assigned to serve wide areas, particularly at night.

     The minimum and maximum facilities requirements for an FM radio station are determined by its class. Possible FM class designations depend upon the geographic zone in which the transmitter of the FM radio station is located. In general, commercial FM radio stations are classified as follows, in order of increasing power and antenna height: Class A, B1, C3, B, C2, C1 or C radio stations. The FCC recently has proposed to divide Class C stations into two subclasses based on antenna height. Stations not meeting the minimum height requirement within a three-year transition period would be downgraded automatically to the new Class C0 category.

     Ownership Matters. The Communications Act requires prior approval of the FCC for the assignment of a broadcast license or the transfer of control of a corporation or other entity holding a license. In determining whether to approve an assignment of a radio broadcast license or a transfer of control of a broadcast licensee, the FCC considers, among other things:

     - the financial and legal qualifications of the prospective assignee or transferee, including compliance with FCC restrictions on non-U.S. citizen or entity ownership and control;

     - compliance with FCC rules limiting the common ownership of attributable interests in broadcast and newspaper properties;

     - the history of compliance with FCC operating rules; and

     - the character qualifications of the transferee or assignee and the individuals or entities holding attributable interests in them.

Applications to the FCC for assignments and transfers are subject to petitions in favor of denying the assignment and transfer by interested parties.

     To obtain the FCC's prior consent to assign or transfer a broadcast license, appropriate applications must be filed with the FCC. The application must be placed on public notice for a period of 30 days during which petitions to deny the application may be filed by interested parties, including members of the public. Informal objections may be filed any time up until the FCC acts upon the application. If the FCC grants an assignment or transfer application, interested parties have 30 days from public notice of the grant to seek reconsideration of that grant. The FCC usually has an additional ten days to set aside such grant on its own motion.

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When ruling on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

     Under the Communications Act, a broadcast license may not be granted to or held by any corporation that has more than 20% of its capital stock owned or voted by non-U.S. citizens or entities or their representatives, by foreign governments or their representatives, or by non-U.S. corporations. Furthermore, the Communications Act provides that no FCC broadcast license may be granted to or held by any corporation directly or indirectly controlled by any other corporation of which more than 25% of its capital stock is owned of record or voted by non-U.S. citizens or entities or their representatives, or foreign governments or their representatives or by non-U.S. corporations, if the FCC finds the public interest will be served by the refusal or revocation of such license. These restrictions apply in modified form to other forms of business organizations, including partnerships and limited liability companies. Thus, the licenses for our stations could be revoked if more than 25% of our outstanding capital stock is issued to or for the benefit of non-U.S. citizens.

     The FCC generally applies its other broadcast ownership limits to "attributable" interests held by an individual, corporation, partnership or other association or entity, including limited liability companies. In the case of a corporation holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote five percent or more of the stock of a licensee corporation are generally deemed attributable interests, as are positions as an officer or director of a corporate parent of a broadcasting licensee. The FCC treats all partnership interests as attributable, except for those limited partnership interests that under FCC policies are considered insulated from material involvement in the management or operation of the media-related activities of the partnership. The FCC currently treats limited liability companies like limited partnerships for purposes of attribution. Stock interests held by insurance companies, mutual funds, bank trust departments and certain other passive investors that hold stock for investment purposes only become attributable with the ownership of ten percent or more of the voting stock of the corporation holding broadcast licenses.

     To assess whether a voting stock interest in a direct or an indirect parent corporation of a broadcast licensee is attributable, the FCC uses a "multiplier" analysis in which non-controlling voting stock interests are deemed proportionally reduced at each non-controlling link in a multi-corporation ownership chain. A time brokerage agreement with another radio station in the same market creates an attributable interest in the brokered radio station as well for purposes of the FCC's local radio station ownership rules, if the agreement affects more than 15% of the brokered radio station's weekly broadcast hours.

     Debt instruments, non-voting stock, options and warrants for voting stock that have not yet been exercised, insulated limited partnership interests where the limited partner is not materially involved in the media-related activities of the partnership, and minority voting stock interests in corporations where there is a single holder of more than 50% of the outstanding voting stock whose vote is sufficient to affirmatively direct the affairs of the corporation, generally do not subject their holders to attribution. However, the FCC's rules also specify other exceptions to these general principles for attribution. The FCC is currently evaluating whether to:

     - raise the benchmark for voting stock from five to ten percent;

     - raise the benchmark for passive investors holding voting stock from ten to twenty percent;

     - continue the single 50% stockholder exception; and/or

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

     - attribute non-voting stock or perhaps only when combined with other rights such as voting shares or contractual relationships.

More recently, the FCC has solicited comment on proposed rules that would:

     - treat an otherwise non-attributable ownership equity or debt interest in a licensee as an attributable interest where the interest holder is a program supplier or the owner of a broadcast station in the same market and the equity and/or debt holding is greater than a specified benchmark, and

     - in some circumstances, treat the licensee of a broadcast station that sells advertising time of another station in the same market pursuant to a joint sales agreement as having an attributable interest in the station whose advertising is being sold.

     Communications Act and FCC rules generally restrict ownership, operation or control of, or the common holding of attributable interests in:

     - radio broadcast stations above certain limits servicing the same local market;

     - a radio broadcast station and a television broadcast station servicing the same local market; and

     - a radio broadcast station and a daily newspaper serving the same local market.


These rules include specific signal contour overlap standards to determine compliance, and the FCC defined market will not necessarily be the same market used by Arbitron(C) or other surveys, or for purposes of the HSR Act. Under these "cross-ownership" rules, we, absent waivers, would not be permitted to own a radio broadcast station and acquire an attributable interest in any daily newspaper or television broadcast station, other than a low-powered television station, in the same market where we then owned any radio broadcast station. Our stockholders, officers or directors, absent a waiver, may not hold an attributable interest in a daily newspaper or television broadcast station in those same markets.


     The FCC is currently reviewing the ban on common ownership of a radio station and a daily newspaper in the same market. The FCC's rules provide for the liberal grant of a waiver of the rule prohibiting common ownership of radio and television stations in the same geographic market in the top 25 television markets if specific conditions are satisfied, and the FCC will consider waivers in other markets under more restrictive standards. The FCC is reviewing its ban on the common ownership of a radio station and a television station or newspaper including extending the policy of liberal waivers of common ownership of radio and television stations to the top 50 television markets.

     Although current FCC nationwide radio broadcast ownership rules allow one entity to own, control or hold attributable interests in an unlimited number of FM radio stations and AM radio stations nationwide, the Communications Act and the FCC's rules limit the number of radio broadcast stations in local markets in which a single entity may own an attributable interest as follows:

     - In a radio market with 45 or more commercial radio stations, a party may own, operate or control up to eight commercial radio stations, not more than five of which are in the same service (AM or FM).

     - In a radio market with between 30 and 44 (inclusive) commercial radio stations, a party may own, operate or control up to seven commercial radio stations, not more than four of which are in the same service (AM or FM).

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     - In a radio market with between 15 and 29 (inclusive) commercial radio stations, a party may own, operate or control up to six commercial radio stations, not more than four of which are in the same service (AM or FM).

     - In a radio market with 14 or fewer commercial radio stations, a party may own, operate or control up to five commercial radio stations, not more than three of which are in the same service (AM or FM), except that a party may not own, operate, or control more than 50 percent of the radio stations in such market.

     Because of these multiple and cross-ownership rules, if a stockholder, officer or director of SBS holds an attributable interest in SBS, such stockholder, officer or director may violate the FCC's rules if such person or entity also holds or acquires an attributable interest in other television, radio stations or daily newspapers, depending on their number and location. If an attributable stockholder, officer or director of SBS violates any of these ownership rules, we may be unable to obtain from the FCC one or more authorizations needed to conduct our radio station business and may be unable to obtain FCC consents for future acquisitions. As long as one person or entity holds more than 50% of the voting power of the common stock of SBS where the vote of such person or entity is sufficient to affirmatively direct the affairs of SBS, another stockholder, unless serving as an officer and/or director, generally would not hold an attributable interest in SBS. However, as described above, the FCC is currently evaluating whether to continue the exception for a single majority stockholder of more than 50% of a licensee's voting stock. As of June 27, 1999, Raul Alarcon, Jr. held more than 50% of the total voting power of our common stock.

     Under its cross-interest policy, the FCC considers meaningful relationships among competing media outlets that serve substantially the same area, even if the ownership rules do not specifically prohibit the relationship. Under this policy, the FCC may consider whether to prohibit one party from holding an attributable interest and a substantial non-attributable interest (including non-voting stock, limited partnership and limited liability company interests) in a media outlet in the same market, or from entering into a joint venture or having common key employees with competitors. The cross-interest policy does not necessarily prohibit all of these interests, but requires that the FCC consider whether, in a particular market, the meaningful relationships between competitors could have a significant adverse effect upon economic competition and program diversity. In a rule making proceeding concerning the attribution rules, the FCC has sought comment on, among other things, (1) whether the cross-interest policy should be applied only in smaller markets, and (2) whether non-equity financial relationships, such as debt, when combined with multiple business relationships, such as local marketing agreements or joint sales arrangements, raise concerns under the cross-interest policy.

     Programming and Operations. The Communications Act requires broadcasters to serve the public interest. A broadcast licensee is required to present programming in response to community problems, needs and interests and to maintain certain records demonstrating its responsiveness. The FCC will consider complaints from listeners about a broadcast station's programming when it evaluates the licensee's renewal application, but listeners' complaints also may be filed and considered at any time. Stations also must pay regulatory and application fees, and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, sponsorship identification, the broadcast of contests and lotteries and technical operation.

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     The FCC requires that licensees not discriminate in hiring practices, develop and implement programs designed to promote equal employment opportunities and submit reports to the FCC on these matters annually and in connection with each license renewal application.

     The FCC rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another radio station in the same broadcast service (that is, AM/AM or FM/FM). The simulcasting restriction applies if the licensee owns both radio broadcast stations or owns one and programs the other through a local marketing agreement, provided that the contours of the radio stations overlap in a certain manner.

     Local Marketing Agreements. Often radio stations enter into LMAs or time brokerage agreements. These agreements take various forms. Separately owned and licensed radio stations may agree to function cooperatively in programming, advertising sales and other matters, subject to compliance with the antitrust laws and the FCC's rules and policies, including the requirement that the licensee of each radio station maintain independent control over the programming and other operations of its own radio station.

     Joint Sales Agreements. Over the past few years, a number of radio stations have entered into cooperative arrangements commonly known as joint sales agreements or JSAs. The FCC has determined that issues of joint advertising sales should be left to enforcement by antitrust authorities, and therefore does not generally regulate joint sales practices between stations. Currently, stations for which another licensee sells time under a JSA are not deemed by the FCC to be an attributable interest of that licensee. However, in connection with its ongoing rulemaking proceedings concerning the attribution rules, the FCC is considering whether JSAs should be considered attributable interests or within the scope of the FCC's cross-interest policy, particularly when JSAs contain provisions for the supply of programming services and/or other elements typically associated with local marketing agreements.

     RF Radiation. In 1985, the FCC adopted rules based on a 1982 American National Standards Institute (ANSI) standard regarding human exposure to levels of radio frequency (RF) radiation. These rules require applicants for renewal of broadcast licenses or modification of existing licenses to inform the FCC at the time of filing such applications whether an existing broadcast facility would expose people to RF radiation in excess of certain limits. In 1992, ANSI adopted a new standard for RF exposure that, in some respects, was more restrictive in the amount of environmental RF exposure permitted. The FCC has since adopted more restrictive radiation limits which became effective October 15, 1997, and which are based in part on the revised ANSI standard.

     Digital Audio Radio Service. The FCC has allocated spectrum to a new technology, digital audio radio service (DARS), to deliver satellite-based audio programming to a national or regional audience and issued regulations for a DARS service in early 1997. The nationwide reach of satellite DARS could allow niche programming aimed at diverse communities that SBS is targeting. Two companies that hold licenses for authority to offer multiple channels of digital, satellite-delivered S-Band aural services could compete with conventional terrestrial radio broadcasting. The licensees will be permitted to sell advertising and lease channels in these media. The FCC's rules require that these licensees launch and begin operating at least one space station by 2001 and be fully operational by 2003.

     Low Power Radio Broadcast Service. The FCC recently adopted a Notice of Proposed Rulemaking seeking public comment on a proposal to establish two classes of a low power radio service both of which would operate in the existing FM radio band: a primary class with a maximum operating power of 1 kW and a secondary class with a maximum power of 100 watts.
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These proposed low power radio stations would have limited service areas of 8.8 miles and 3.5 miles, respectively. Implementation of a low power radio service or microbroadcasting would provide an additional audio programming service that could compete with SBS's radio stations for listeners, but we cannot predict the effect upon SBS.

PROPERTIES

     Our corporate headquarters is located in Miami, Florida. The types of properties required to support each of our radio stations include offices, broadcasting studios and antenna towers where broadcasting transmitters and antenna equipment are located. We own the building housing the office and studios in New York for WSKQ-FM and WPAT-FM, and in Los Angeles for KLAX-FM. Additionally, we still own a building in Los Angeles that we previously used as the office for our Los Angeles operations. We own the auxiliary transmitter site for KLAX-FM in Long Beach, California and lease our other transmitter sites, with lease terms that expire between 1999 and 2035, assuming all renewal options are exercised. The studios and offices of our Miami and South Florida stations are currently located in leased facilities with lease terms that respectively expire in 2000 and 2012. See "Certain Relationships and Related Transactions." We lease the office and studio facilities for our stations in Chicago, San Antonio and Puerto Rico.

     The transmitter sites for our stations are material to our overall operations. Management believes that our properties are in good condition and are suitable for our operations; however, we continually seek opportunities to upgrade our properties. We own substantially all of the equipment used in our radio broadcasting business.

LEGAL PROCEEDINGS

     From time to time we are involved in litigation incidental to the conduct of our business, such as contract matters and employee-related matters. We are not currently a party to litigation which, in the opinion of management, is likely to have a material adverse effect on our business.

ENVIRONMENTAL MATTERS

     We assigned the lease of the transmitter for WXLX-AM in Lyndhurst, New Jersey, to the purchaser of the station. The transmitter is located on a former landfill which ceased operations in the late 1960's. Although WXLX-AM has been sold, we retain potential exposure relating to possible environmental liabilities relating to the transmitter site. Because the lessee of the property is under a long-term lease, we may become liable for costs associated with remediation of the site. We are unable to assess the likelihood that any claim for remediation of the site will arise and no amounts have been accrued in the consolidated financial statements relating to this contingent liability.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES


     The following table sets forth the names, ages and positions of the directors, executive officers and certain key employees of SBS upon completion of this offering. Each of our directors serves until his successor is elected and qualifies.



NAME                                   AGE      POSITION WITH SBS UPON COMPLETION OF THIS OFFERING
----                                   ---      --------------------------------------------------
Pablo Raul Alarcon, Sr...............  73    Chairman Emeritus and Director
Raul Alarcon, Jr.....................  43    Chairman of the Board of Directors, Chief Executive
                                             Officer and President
Jose Grimalt.........................  70    Secretary Emeritus and Director
Joseph A. Garcia.....................  53    Chief Financial Officer, Executive Vice President and
                                             Secretary
Luis Diaz-Albertini..................  47    Vice President of Sales
Jesus Salas..........................  23    Vice President of Programming
Roman Martinez IV....................  51    Director Nominee
Jason L. Shrinsky....................  62    Director Nominee



     PABLO RAUL ALARCON, SR. has been Chairman of the Board of Directors since June 1994 and a director since 1983. Upon the completion of this offering, Mr. Alarcon, Sr. will become Chairman Emeritus and will continue to be a member of our board of directors. He also serves as the Chairman of the Board of Directors of SBS-NJ, and those of SBS's other subsidiaries that own and operate SBS's radio stations. Mr. Alarcon, Sr. has been involved in Spanish-language radio broadcasting for much of his life. He started his broadcasting career in Cuba in the early 1950's when he established a radio station chain in Camaguey, Cuba. Upon his arrival in the United States, Mr. Raul Alarcon, Sr. continued his career in radio broadcasting and was an on-air personality in a New York radio station before being promoted to programming director. Mr. Raul Alarcon, Sr. subsequently owned and operated a recording studio and an advertising agency. In 1983, he purchased our first radio station. Mr. Alarcon, Sr. is Raul Alarcon, Jr.'s father.



     RAUL ALARCON, JR. has been Chief Executive Officer and President since June 1994 and a director since 1989. Upon completion of this offering, Mr. Alarcon, Jr. will become Chairman of the Board of Directors and will continue as our Chief Executive Officer and President. He also serves as the President and a Director of Spanish Broadcasting System, Inc., a New Jersey corporation that is wholly-owned by SBS, and President or Vice President of those of SBS's other subsidiaries that own and operate our radio stations. Mr. Alarcon, Jr. joined SBS-NJ as a sales manager in 1983 and became a director and the Chief Executive Officer and President of SBS-NJ in 1986. Mr. Alarcon, Jr. is responsible for our long-range strategic planning and was instrumental in the acquisition and financing of each of our radio stations. Mr. Alarcon, Jr. is the son of Mr. Alarcon, Sr. and the son-in-law of Mr. Grimalt.



     JOSE GRIMALT has been Secretary and a member of our board of directors since June 1994. Upon completion of this offering, Mr. Grimalt will become Secretary Emeritus and will continue to be a member of our board of directors. From 1969 to 1986, Mr. Grimalt owned and operated Spanish-language station WLVH-FM in Hartford, Connecticut. In 1984, Mr. Grimalt became a stockholder and the President of SBS's California subsidiary which operated KXMG-AM in Los Angeles. Mr. Grimalt is Mr. Alarcon, Jr.'s father-in-law.

     JOSEPH A. GARCIA has been Chief Financial Officer, Executive Vice President and Assistant Secretary since June 1994. Upon completion of this offering, Mr. Garcia will become Secretary and will continue to be our Chief Financial Officer and Executive Vice-President. He was appointed Executive Vice President in March 1996. He joined SBS-NJ in 1984 and since then has served as the Chief Financial Officer of SBS-NJ and those of SBS's subsidiaries that own and operate SBS's radio stations. Before joining SBS-NJ, Mr. Garcia spent thirteen years in financial positions with Philip Morris and Revlon, where he was Manager of Financial Planning for Revlon-Latin America.


     JESUS SALAS has been the Vice President of Programming since April 1998. He joined SBS in March 1997 as the Programming Director for the Miami stations. Prior to joining SBS he worked for New Age Broadcasting, Inc., where he began his career in November 1993 as a disc jockey and was eventually promoted to programming director.

     LUIS DIAZ-ALBERTINI has been the Vice President of Sales since September 1998. He began his employment with SBS as the General Manager of WLEY-FM in Chicago in March 1997. Prior to joining SBS, Mr. Diaz-Albertini's experience included being VP/General Manager of the four stations located in Miami for Hispanic Broadcasting Corporation (formerly Heftel Broadcasting Corporation). Mr. Diaz-Albertini has worked in the broadcasting industry for 26 years.


     ROMAN MARTINEZ IV has been nominated to become a director upon completion of this offering. Mr. Martinez is a Managing Director for the investment banking firm of Lehman Brothers Inc. where he has held his title since 1978. Mr. Martinez has been an investment banker advising corporations on financings, mergers and acquisitions and related financial matters since 1971. Mr. Martinez sits on the Board of Governors of New York Presbyterian Healthcare System, Inc. and on the Board of Directors of the International Rescue Committee. Lehman Brothers Inc. has been engaged by us as financial advisor, lead underwriter for this offering and the concurrent offering of our senior subordinated notes due 2009, and as Dealer-Manager for the tender offers and consent solicitations relating to our 11% and 12 1/2% notes.



     JASON L. SHRINSKY has been nominated to become a director upon completion of this offering. Mr. Shrinsky is a partner of the law firm of Kaye, Scholer, Fierman, Hays & Handler, LLP, where he has been a partner since January 1, 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye, Scholer, Fierman, Hays & Handler, LLP has served as counsel to us for more than 15 years, including in connection with this offering, the concurrent senior subordinated notes offering, the tender offers for our 11% and 12 1/2% notes and the pending purchase of the eight radio stations in Puerto Rico. The fees paid by us to Kaye, Scholer, Fierman, Hays & Handler, LLP do not exceed five percent of such law firm's consolidated gross revenues for its last full fiscal year.


COMMITTEES OF THE BOARD OF DIRECTORS


     The board of directors intends to establish an Audit Committee whose members will be our two independent director nominees Roman Martinez IV and Jason L. Shrinsky.


     The board of directors also maintains a Compensation Committee, whose members will consist of Mr. Alarcon, Jr. and two independent directors. Mr. Alarcon, Jr. is our Chief Executive Officer and President. The Compensation Committee has not met in fiscal year 1999. Compensation for our executive officers for fiscal 1999 was determined by Mr. Alarcon, Jr. See "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION


     The following sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries in all capacities during the fiscal years 1998, 1997 and 1996 by our Chief Executive Officer and President and our next four highest paid executive officers at September 27, 1998, whose annual salary and bonus exceeded $100,000. When reading this table you should note that we intend to enter into new employment agreements with Messrs. Alarcon, Jr., Garcia and Albertini upon completion of the Class A Common Stock offering which will provide for the payment of salaries and bonuses that may differ from those set forth below. For a description of these agreements see "Employment Agreements and Arrangements." Effective upon completion of the Class A Common Stock offering Messrs. Alarcon, Sr. and Grimalt will be retiring as salaried executives of SBS but will remain as members of our board of directors.


SUMMARY COMPENSATION TABLE


                                                                                                 OTHER ANNUAL
NAME                                PRINCIPAL POSITION        YEAR       SALARY        BONUS     COMPENSATION
----                           -----------------------------  ----     ----------     --------   ------------
Raul Alarcon, Jr.............  Chief Executive Officer and    1998     $1,633,743(1)  $215,000     $63,624(2)
                               President                      1997      1,361,647           --      86,774(2)
                                                              1996        746,584      237,000     $78,036(2)
Pablo Raul Alarcon, Sr.......  Chairman of the Board of       1998        492,577(4)    25,000      50,745(2)
                               Directors                      1997        474,000      200,000       (3)
                                                              1996        464,000      112,000      (3)
Jose Grimalt.................  Secretary and Director         1998        250,000(4)    25,000      (3)
                                                              1997        310,184           --      (3)
                                                              1996        250,000       12,000      (3)
Joseph A. Garcia.............  Executive Vice President and   1998        266,346       27,500      (3)
                               Chief Financial Officer        1997        244,671       53,000      (3)
                                                              1996        214,659        5,000      (3)
Luis Diaz-Albertini..........  Vice President/Group Sales     1998        200,000       25,000      (3)
                                                              1997         69,231           --      (3)


---------------

(1) Excludes amounts paid by us in connection with our lease of an apartment in Manhattan owned by Mr. Alarcon, Jr. which is used primarily by Mr. Alarcon, Jr. while on SBS business in New York. Additionally, this amount excludes a payment of a dividend to our stockholders, of which Mr. Alarcon, Jr. received $3.1 million, pursuant to his former employment agreement. See "Certain Relationships and Related Transactions." Excludes relocation expenses made in connection with relocation of our headquarters. Based on preliminary financial data, for the fiscal year ended 1999, it is anticipated that Mr. Alarcon, Jr.'s salary and bonus pursuant to his existing employment agreement will total approximately $3.7 million.



(2) Messrs. Alarcon, Jr. and Alarcon, Sr. receive personal benefits in addition to their salaries and bonuses, including use of automobiles. We paid $23,400 in each of 1998, 1997, and 1996 for an automobile used primarily by Mr. Alarcon, Jr. We paid $30,170, $54,253 and $54,636 in each of 1998, 1997 and
    1996, respectively, for use of a limousine (including driver's salary) used primarily by Mr. Alarcon, Jr. We paid $39,569 in 1998 for an automobile (including driver's salary) used primarily by Mr. Alarcon, Sr. Based on preliminary financial data, for fiscal year ended 1999, Mr. Alarcon Jr., received personal benefits estimated at $121,200, including the use of automobiles and an apartment in Key Biscayne, Florida. We intend to terminate the lease for his apartment in Key Biscayne after completion of construction of his new home.


(3) Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(4) Messrs. Alarcon, Sr. and Grimalt have agreed with us that effective upon completion of the Class A Common Stock offering, they will no longer be entitled to receive any compensation from us other than reimbursement of their out-of-pocket expenses as members of the board of directors. Messrs. Alarcon, Sr. and Grimalt will also be entitled to the use of automobiles and, in the case of Mr. Alarcon, Sr., a driver at our expense. We have also entered into a memorandum of understanding to purchase Messrs. Alarcon, Sr. and Grimalt certain annuities. See "Employment Agreements and Arrangements -- Annuity."


DIRECTOR COMPENSATION


     Directors who are officers or former officers do not receive any additional compensation for serving on our board of directors. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. All of our non-employee directors will be eligible to receive options under our stock plans as described below. Upon election to the board of directors following completion of the Class A Common Stock offering, we intend to grant to Messrs. Roman Martinez IV and Jason L. Shrinsky options for 50,000 shares of Class A Common Stock exercisable at the public offering price, of which 10,000 shall vest immediately. See "Stock Plans -- Non-Employee Director Stock Option Plan."



     Arnold Scheiffer, who served as a director from 1996 until August 1999, will receive a cash payment of $250,000 and options to purchase 250,000 shares of Class A Common Stock exercisable at the offering price (and which vest upon completion of the Class A Common Stock offering), for his services as a director. The payment and grant of options will be made upon the completion of the Class A Common Stock offering.


EMPLOYMENT AGREEMENTS AND ARRANGEMENTS


  Raul Alarcon, Jr.



     We intend to enter into an amended and restated employment agreement with Raul Alarcon, Jr. pursuant to which Mr. Alarcon, Jr. will serve as our Chairman of the Board of Directors, Chief Executive Officer and President. This new agreement would become effective upon the completion of the Class A Common Stock offering, expire December 31, 2004 and renew for successive one-year periods after December 31, 2004, unless notice of termination is delivered by either party 90 days prior to the termination date. The agreement will provide for a base salary of not less than $1.0 million for each year of the employment term, which may be increased by the board of directors. Under the terms of the agreement, Mr. Alarcon, Jr. will be paid a cash bonus equal to the greater of $750,000 and an amount determined by a formula which is based on our generating certain levels of broadcast cash flow. Mr. Alarcon, Jr. will receive options to purchase 100,000 shares of Class A Common Stock each year of employment with the initial grant to be made on the pricing date of the Class A Common Stock offering (and vest on such date) at an exercise price equal to the offering price, and thereafter on each anniversary of the effective date of the agreement at an exercise price equal to the then fair market value of our Class A Common Stock. Mr. Alarcon, Jr. will also be entitled to participate in our employee benefit plans and to receive other non-salary benefits, such as health insurance, life insurance, reimbursement for business related expenses, reimbursement for country club dues and reimbursement for personal tax and accounting expenses. The agreement will provide that Mr. Alarcon, Jr.'s employment may be terminated at the election of the board of directors upon his disability. Mr. Alarcon, Jr.'s employment may also be terminated by us for cause (as defined in the agreement). Pursuant to the agreement, Mr. Alarcon, Jr. will be entitled to the use of one automobile and driver at our expense.



  Joseph A. Garcia and Luis Diaz-Albertini



     We intend to enter into an employment agreement with each of Joseph A. Garcia and Luis Diaz-Albertini pursuant to which Mr. Garcia will serve as our Chief Financial Officer, Executive Vice President and Secretary and Mr. Diaz-Albertini will serve as our Vice President/Group Sales. These employment agreements would become effective upon completion of the Class A Common Stock offering, terminate on September 30, 2002 and automatically renew for successive one-year periods after September 30, 2002, unless notice of termination is delivered by either party within 90 days prior to the termination date or any succeeding September 30. Mr. Garcia and Mr. Diaz-Albertini will receive an annual base salary of $300,000 and $225,000, respectively, which may be increased by the board of directors. In addition, Mr. Garcia shall be entitled to receive (i) an annual cash bonus to be determined by the board of directors and based on performance, (ii) options to purchase 250,000 shares of Class A Common Stock for past performance, with the initial grant of 50,000 to be made on the pricing date of the Class A Common Stock offering and will vest upon completion of the Class A Common Stock offering, and 200,000 shares of which will vest ratably over a four-year period. Mr. Diaz-Albertini shall receive (i) an annual cash bonus to be determined by the board of directors and based upon performance and (ii) options to purchase 50,000 shares of Class A Common Stock for past performance with the initial grant of 10,000 to be made on the pricing date of the Class A Common Stock offering and will vest upon completion of the Class A Common Stock offering and 40,000 shares of which will vest ratably over a four-year period. Messrs. Garcia and Diaz-Albertini will also receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement for business related expenses.



  Annuity



     We have a memorandum of understanding with Messrs. Alarcon, Sr. and Grimalt to purchase an annuity from The Canada Life Assurance Company as a retirement vehicle for the benefit of Messrs. Alarcon, Sr. and Grimalt. We will pay approximately $10.6 million for such annuity and Messrs. Alarcon, Sr. and Grimalt will receive annual payments of approximately $700,000 and $300,000, respectively.



STOCK PLANS



  1999 Option Plan



     We have adopted an option plan to incentivize our present and future executive, managerial and other employees through equity ownership. The option plan will provide for the granting of stock options to individuals selected by the compensation committee of the board of directors (or by the board if such committee is not appointed). An aggregate of 3,000,000 shares of Class A Common Stock have been reserved for issuance under this option plan. The option plan will allow us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.



     The compensation committee or such other committee as the board of directors shall determine, has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the option plan. The option plan terminates ten years from the date that it was approved and adopted by the stockholders of SBS. Generally, a participant's rights and interest under the option plan are not transferable except by will or by the laws of descent and distribution.


     Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of Class A Common Stock at a price fixed by the compensation committee. The option price may be less than, equal to or greater than the fair market value of the underlying shares of Class A Common Stock, but in no event will the exercise price of an incentive stock option be less than the fair market value on the date of grant.


     Options will expire no later than ten years after the date on which they are granted (five years in the case of incentive stock options granted to 10% stockholders). Options will become exercisable at such times and in such installments as the compensation committee shall determine. Notwithstanding this, any nonexercisable options shall immediately vest and become exercisable upon a change in control of SBS. Upon termination of a participant's employment with SBS, options that are not exercisable will be forfeited immediately and options that are exercisable will remain exercisable for twelve months following any termination by reason of an optionholder's death, disability or retirement. If termination is for any other reason other than cause, exercisable options will remain exercisable for three months following such termination. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of SBS) as the compensation committee may determine.



     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of shares of SBS, the compensation committee will have the discretion to make any adjustments it deems appropriate in the number and kind of shares reserved for issuance upon the exercise of options and vesting of grants under the option plan and in the exercise price of outstanding options.



  Non-Employee Director Stock Option Plan



     We have also adopted a separate option plan for our non-employee directors. The terms of the plan provide that the board of directors has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A Common Stock have been reserved for issuance under this option plan. The plan is administered by the board of directors. Upon completion of the Class A Common Stock offering, we intend to grant each of Messrs. Shrinsky and Martinez an option under this plan to purchase 50,000 shares of Class A Common Stock exercisable at the offering price. Of these 50,000 shares, 10,000 shall vest immediately and 10,000 shall vest each year over the next four years on the anniversary of the grant so long as they remain directors. Any non-exercisable options shall immediately vest and become exercisable upon a change in control of SBS. If their service as directors is terminated for any reason, all options held by non-employee directors which have not then vested shall terminate automatically.

  401(k) Plan



     We offer a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering our employees. Pursuant to the 401(k) Plan, an employee may elect to reduce his annual salary by 1%-15% not to exceed the statutorily prescribed annual limit which is $10,000 for 1999, and have the amount of such reduction contributed to the 401(k) Plan. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. The 401(k) Plan is intended to qualify under
Section 401(a) of the Code so that contributions by employees or by us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant's assets in the 401(k) Plan in selected investment options.


LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY


     Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The second amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to:
(a) any breach of the director's duty of loyalty to us or our stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (d) any transaction from which the director denied an improper personal benefit.


     Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SBS pursuant to this prospectus, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


     Our by-laws provide for mandatory indemnification of directors and authorize indemnification for officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law. This generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of SBS. Upon completion of the Class A Common Stock offering, it is intended that each director will enter into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.



     We have acquired insurance for the benefit of our directors and officers that provides for coverage of up to $100.0 million.


     There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information concerning the beneficial ownership of our Class A and Class B Common Stock after giving effect to this offering and the Class A Common Stock offering, but without giving effect to the exercise of the underwriters' overallotment option by:


     - each person known to us to own beneficially more than 5% of any class of common stock;


     - each director and each named executive officer.



     All shares are owned with sole voting and investment power. Prior to completion of this offering and the Class A Common Stock offering, none of the principal stockholders will own any shares of Class A Common Stock.



                               CLASS B SHARES            CLASS B SHARES            CLASS A SHARES
                                PRIOR TO THIS          UPON COMPLETION OF        UPON COMPLETION OF
                                 OFFERING(2)            THIS OFFERING(2)          THIS OFFERING(2)
                           -----------------------   -----------------------   ----------------------   PERCENT OF
                                        PERCENT OF                PERCENT OF               PERCENT OF     TOTAL       PERCENT OF
                           NUMBER OF     CLASS B     NUMBER OF     CLASS B     NUMBER OF    CLASS A      ECONOMIC    TOTAL VOTING
NAME AND ADDRESS(1)          SHARES       SHARES       SHARES       SHARES      SHARES       SHARES      INTEREST       POWER
-------------------        ----------   ----------   ----------   ----------   ---------   ----------   ----------   ------------
Pablo Raul Alarcon,
  Sr.....................   1,820,000       4.6%      1,070,000       3.1%           --          0%         1.9%          2.9%
Raul Alarcon, Jr.........  27,906,750      70.7%     26,156,750      75.6%      100,000(3)       *         46.0%         71.0%
Jose Grimalt.............     606,650       1.5%        481,650       1.4%           --          0%         0.8%          1.3%
Joseph A. Garcia.........       5,000         *           5,000         *        50,000(3)       *            *             *
Luis Diaz-Albertini......          --         0%             --         0%       10,000(3)       *            *             *
Roman Martinez IV........          --         0%             --         0%       10,000(3)       *            *             *
Jason Shrinsky...........          --         0%             --         0%       10,000(3)       *            *             *
All executive officers
  and directors as a
  group..................  30,338,400      76.8%     27,713,400      80.1%      180,000(3)       *         48.7%         75.2%


---------------

 *  Indicates less than 1%.


(1) The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 3191 Coral Way, Miami, Florida 33145.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.


(3) Indicates Class A Common Stock issuable upon the exercise of options that are exercisable within sixty days of the completion of the Class A Common Stock offering and does not include shares issuable upon exercise of options that have not yet vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Committees of the Board of Directors."


     We have a memorandum of understanding with Messrs. Alarcon, Sr. and Grimalt to purchase an annuity from The Canada Life Assurance Company as a retirement vehicle for the benefit of Messrs. Alarcon, Sr. and Grimalt. We will pay approximately $10.6 million for such annuity and Messrs. Alarcon, Sr. and Grimalt will receive annual payments of approximately $700,000 and $300,000, respectively.



     We have entered into a memorandum of understanding with Mr. Alarcon, Sr., our Chairman Emeritus and a member of our board of directors, for the sale by us of the assets and liabilities of radio station WVMQ-FM operating in Key West, Florida and radio station WZMQ-FM operating in Key Largo, Florida. The sale price to be paid by Mr. Alarcon, Sr. for these stations is $700,000. The definitive agreement will contain customary representations and warranties, and the closing of the sale of these stations will be subject to the satisfaction of certain conditions, including approval of the FCC, the completion of the Class A Common Stock offering and the receipt by Mr. Alarcon, Sr. of the proceeds of the Class A Common Stock offering as a selling stockholder. We cannot assure you that the sale of these stations will occur during the expected time frame or at all.


     We lease a two-bedroom furnished condominium apartment in midtown Manhattan from Mr. Alarcon, Jr. for a monthly rent of $9,000. The lease commenced in August 1987 and will expire in August 2007. During fiscal years 1999 and 1998, we renovated the apartment and incurred approximately $0.2 million in renovation expenses. Generally, the apartment is used by Mr. Alarcon, Jr. while on SBS business in New York. We believe that the lease for this apartment is at the market rate.


     For the year ended September 27, 1998, SBS paid operating expenses aggregating $0.1 million for a boat owned by CMQ Radio, an entity owned equally by Messrs. Alarcon, Sr. and Alarcon, Jr. The boat is used by SBS for business entertainment. For the year ended September 27, 1998, the amount paid by SBS for our use of the boat owned by CMQ Radio was comparable to amounts we would have paid had we leased the boat from an unaffiliated party. In connection with the Class A Common Stock offering, we will discontinue our arrangement with respect to this boat. We do not expect to make any further payments to CMQ Radio, Inc.



     In connection with Mr. Alarcon, Jr.'s relocation from the New York metropolitan area to the Miami metropolitan area, SBS advanced to Mr. Alarcon, Jr. an aggregate of $1.1 million to pay for various expenses. On July 16, 1997, Mr. Alarcon, Jr. executed a promissory note to SBS for the principal amount of $1.1 million to evidence these advances. The note was payable on demand and bore interest at a rate of 7% per annum. SBS declared and paid a dividend in 1998, and Mr. Alarcon, Jr. used proceeds of the dividend to repay this promissory note in full.


     Effective July 1993, Messrs. Alarcon, Sr. and Alarcon, Jr. executed promissory notes to SBS for the principal amounts of $0.5 million and $1.6 million, respectively. These promissory notes evidenced loans made by SBS to Messrs. Alarcon, Sr. and Alarcon, Jr. over several prior years. The notes were to mature in 2001 and bore interest at the rate of 6% percent per annum until July 19, 1994 and after that at the lesser of 9% percent per annum or the prime rate charged by the Chase Manhattan Bank, N.A. Interest on the unpaid principal amount of the notes was payable annually. In December 1995, SBS exchanged these promissory notes for amended and restated notes in the principal amounts of $0.6 million and $1.9 million due from Messrs. Alarcon, Sr. and Alarcon, Jr., respectively. The amended and restated notes bear interest at the rate of 6.36% per annum, and mature on December 30, 2025, and the interest is payable in 30 equal annual installments of $43,570 and $143,158, respectively, on December 30th of each year starting December 30, 1996. As of June 27, 1999, $0.6 million and $1.9 million, plus accrued and unpaid interest of $0.1 million and $0.4 million to date, was outstanding, respectively, on these promissory notes. In connection with the Class A Common Stock offering, Messrs. Alarcon, Sr. and Alarcon, Jr. have agreed to pay all remaining amounts outstanding under these notes using the proceeds they receive as selling stockholders in this offering.



     In 1992, Messrs. Alarcon, Sr. and Alarcon, Jr. acquired a building in Coral Gables, Florida, for the purpose of housing the studios of WCMQ-AM and WCMQ-FM. In June 1992, SBS-Florida, a subsidiary of SBS, entered into a 20-year net lease with Messrs. Alarcon, Sr. and Alarcon, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000. Effective June 1, 1998, the lease on this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcon, Sr. and Alarcon, Jr. This building currently houses the offices and studios of all of the Miami stations. The lease on the stations' previous studios expired in October 1993, was for less than half the space of the stations' present studios and had a monthly rental of approximately $7,500. Based upon our prior lease for studio space, we believe that the lease for the current studio is at market rates.



     In 1992, Mr. Alarcon, Jr. organized Nuestra Telefonica, Inc., a New York corporation, to operate long distance telephone service in Spanish aimed at the Hispanic population in the markets served by our radio stations. In February 1993, Nuestra Telefonica entered into an access agreement with a common carrier and commenced operations. Nuestra Telefonica advertised its Spanish-language long distance telephone service on our radio stations in Los Angeles and New York and purchased this air time at standard station rates. Since early 1994, Nuestra Telefonica has not utilized any air time on our radio stations. As of September 28, 1997 and September 27, 1998, Nuestra Telefonica owed SBS $0.4 million related to unpaid air time and $0.3 million related to certain expenses paid by SBS on Nuestra Telefonica's behalf. The amounts due are recorded on our books as a receivable and due from related party asset, respectively. Mr. Alarcon, Jr. has personally guaranteed the payment of $0.5 million of Nuestra Telefonica's obligations to SBS. Mr. Alarcon, Jr. is Nuestra Telefonica's Chairman and majority shareholder. Joseph A. Garcia is Nuestra Telefonica's President and a minority shareholder. Nuestra Telefonica is no longer an operating entity and, therefore, upon the completion of the Class A Common Stock offering we will forgive the loans and cancel the guarantees described above.



     Mr. Grimalt's son is employed by SBS as an operations manager. He was paid $128,345 and a bonus of $5,000 for the fiscal year ended September 27, 1998. Mr. Alarcon, Jr.'s uncle is currently employed by us as an operations manager and his salary is $76,200.


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

                       DESCRIPTION OF OTHER INDEBTEDNESS


SENIOR CREDIT FACILITIES



     Upon completion of this offering, we intend to enter into a senior credit facilities arranged by Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc. The documentation relating to the facilities has not been completed. Accordingly, the description below is a preliminary description of the principal terms of the senior credit facilities and is subject to, and qualified in its entirety by reference to, the definitive documentation.



     The senior credit facilities will consist of a (1) $50.0 million six-year revolving credit facility maturing in 2005, and (2) $150.0 million six-year delayed draw (15 months to draw) term loan facility maturing in 2005. The senior credit facilities will be available to refinance existing debt, finance working capital, issue letters of credit, make permitted acquisitions and for other approved general corporate purposes. The senior credit facilities will contain customary covenants which, among other things will require us to maintain specified financial ratios such as debt to EBITDA, senior debt to EBITDA, minimum interest coverage, minimum fixed interest coverage and limits on capital expenditures. Subject to certain exceptions, we will be required to repay some or all of the amount outstanding under the senior credit facilities upon our issuance of debt or equity, asset sales and certain excess cash flow. The senior credit facilities will be secured by our assets and those of our subsidiaries, other than those subsidiaries owning FCC licenses, and the stock of our subsidiaries owning FCC licenses. Our obligations under the senior credit facilities will be guaranteed by our direct and indirect subsidiaries.


12 1/2% NOTES


     The following summary of our 12 1/2% notes does not purport to be complete and is subject to the terms of the indenture governing the 12 1/2% notes. On September 30, 1999, we commenced (i) a tender offer to repurchase all of our 12 1/2% Notes and (ii) a consent solicitation to approve the amendment of the indenture governing the 12 1/2% Notes so as to amend most of the financial covenants contained in that indenture. We cannot assure you that any or all of the 12 1/2% notes will be tendered and the requisite consents will be achieved.


     In June 1994, we issued approximately $107.1 million of 12 1/2% notes due 2002 ($93.9 million of which are outstanding as of June 27, 1999), under the Indenture dated as of June 29, 1994 among SBS, the guarantors named in the indenture, which were the subsidiaries of SBS, and IBJ Whitehall Bank & Trust Company, as trustee. The 12 1/2% notes bear cash interest at a rate of 12 1/2% per annum on their principal amount until maturity. The 12 1/2% notes are senior unsecured obligations of SBS. The 12 1/2% notes rank senior to all future subordinated indebtedness of SBS. The 12 1/2% notes are unconditionally guaranteed, on a senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by all of the active direct and indirect subsidiaries of SBS. The 12 1/2% notes are not redeemable. There are no mandatory redemption requirements with respect to the 12 1/2% notes.

     In the event of a change of control of SBS, as defined in the indenture governing the 12 1/2% notes, we are required to make an offer to purchase all of the outstanding 12 1/2% notes at a purchase price equal to 101% of the principal amount of the 12 1/2% notes, plus accrued and unpaid interest. The 12 1/2% notes indenture restricts, among other things, the incurrence of additional indebtedness, the payment of dividends and distributions, the creation of liens, the issuance of stock of subsidiaries, transactions with affiliates, the making of certain investments, asset sales, merger or consolidation of SBS and its subsidiaries or the transfer of their assets, subject to certain exceptions.

11% NOTES


     The following summary of the 11% notes does not purport to be complete and is subject to the terms of the indenture governing the 11% notes. On September 30, 1999, we commenced (i) a tender offer to repurchase all of our 11% notes and
(ii) a consent solicitation to approve the amendment of the indenture governing the 11% notes so as to amend most of the financial covenants contained in that indenture. We cannot assure you that any or all of the 11% notes will be tendered and the requisite consents will be achieved.


     In March 1997, we issued $75.0 million of 11% notes due 2004 under the Indenture dated as of March 15, 1997 among SBS, the guarantors named in the indenture, which were the subsidiaries of SBS, and IBJ Whitehall Bank & Trust Company, as trustee. The 11% notes bear cash interest at a rate of 11% per annum on their principal amount until maturity. The 11% notes are senior unsecured obligations of SBS. The 11% notes rank senior to all future subordinated indebtedness of SBS. The 11% notes are unconditionally guaranteed, on a senior basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by all of the active direct and indirect subsidiaries of SBS. The 11% notes are redeemable at our option as follows: (1) any time on or after March 15, 2001 we may redeem the 11% notes at 105.50% of their principal amount;
(2) from and after March 15, 2002 we may redeem the 11% notes at 102.75% of their principal amount; and (3) from and after March 15, 2003 we may redeem the 11% notes at 100% of their principal amount plus, in each case, accrued and unpaid interest. There are no mandatory redemption requirements with respect to the 11% notes.

     In the event of a change of control, as defined in the indenture governing the 11% notes, we are required to make an offer to purchase all of the outstanding 11% notes at a purchase price equal to 101% of the principal amount of the 11% notes, plus accrued and unpaid interest. The 11% notes indenture restricts, among other things, the incurrence of additional indebtedness, the payment of dividends and distributions, the creation of liens, the issuance of stock of subsidiaries, transactions with affiliates, the making of certain investments, asset sales, [asset sales,] merger or consolidation of SBS and its subsidiaries or the transfer of their assets, subject to certain exceptions.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "SBS" refer only to Spanish Broadcasting System, Inc. and not to any of its subsidiaries. The term "Notes" refers to the SBS senior subordinated notes being offered hereby.


     The Notes will be issued by SBS under the Indenture dated November   , 1999
(the "Indenture") among itself, the Guarantors (described under the section entitled "Subsidiary Guarantees") and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Because this is a summary, we urge you to read the Indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this prospectus.

GENERAL

     The Notes are:

     - general unsecured obligations of SBS;

     - subordinated in right of payment to all existing and future Senior Debt of SBS;

     - pari passu in the right of payment with any future senior subordinated indebtedness of SBS; and

     - unconditionally guaranteed by the Guarantors.


     As of June 27, 1999, after giving pro forma effect to the issuance of the Notes, the consummation of the proposed equity offering and the application of the proceeds from the offerings, SBS would have had no Senior Debt outstanding. The Indenture does not limit the aggregate amount of debt securities that SBS may issue thereunder. The Indenture provides that SBS may issue debt securities from time to time, in one or more series, each in an aggregate principal amount authorized by SBS prior to issuance. The Indenture permits SBS to incur additional debt, including additional Senior Debt, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."


PRINCIPAL, MATURITY AND INTEREST

     SBS will issue Notes in denominations of $1,000 and integral multiples of
$1,000. The Notes will mature on              , 2009.

     Interest on the Notes will accrue at the rate of      % per annum and will
be payable semi-annually in arrears on            and            of each year,
commencing on            , 2000. SBS will make each interest payment to the
holders of record of these Notes on the immediately preceding
and                 .

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

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

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of a Note has given wire transfer instructions to SBS, SBS will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless SBS elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

SUBORDINATION

     The payment of principal, premium and interest on the Notes will be subordinated to the prior payment in full of all Senior Debt of SBS.

     The holders of Senior Debt of SBS will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt -- including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt -- before the holders of Notes will be entitled to receive any payment with respect to the Notes. However, holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance" if any distribution to SBS's creditors occurs:

          (1) in a liquidation or dissolution of SBS;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SBS or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of SBS's assets or liabilities.

     SBS also may not make any payment in respect of the Notes except in Permitted Junior Securities or from the trust described under the caption "-- Legal Defeasance and Covenant Defeasance," if:

          (1) a payment default on any Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from SBS or the holders of such Designated Senior Debt.

     Payments on the Notes may and must be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived.

     SBS must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less than creditors of SBS who are holders of Senior Debt. See "Risk
Factors -- Subordination -- Your right to receive payments on these notes is junior to our existing indebtedness and possibly all of our future borrowings."

SUBSIDIARY GUARANTEES

     Each of SBS's current and future domestic Restricted Subsidiaries (the "Guarantors"), except for the Non-Guarantor Subsidiaries, will jointly and severally guarantee SBS's obligations under the Notes (the "Subsidiary Guarantees"). See "Risk Factors -- Substantial Debt -- Our substantial level of debt could limit our ability to grow and compete." Each Subsidiary Guarantee will be subordinated in right of payment to all existing and future Senior Debt of such Guarantor. The Indenture will permit the Guarantors to incur additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     A Guarantor may not consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another corporation, Person or entity unless:

          (1) the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee under the Notes and the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) SBS would be permitted by virtue of SBS's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the covenant described below under the caption
     "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Subsidiary Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, if SBS applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

          (2) in connection with any sale of all of the capital stock of a Guarantor, if SBS applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

     Before            , 2002, SBS may, on any one or more occasions, redeem up
to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price
of      % of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of an offering of common equity of SBS, other than Disqualified Stock; provided that:

          (1) at least 65% of the aggregate principal amount of the Notes originally issued in the Offering remain outstanding immediately after the occurrence of each such redemption, excluding Notes held by SBS and its Subsidiaries; and

          (2) each such redemption shall occur within 75 days after the date of the closing of any such offering of common equity of SBS.

     Except pursuant to the preceding paragraph, SBS will not be able to redeem
the Notes prior to            , 2004.

     After            , 2004, SBS may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during
the twelve-month period beginning on                 of the years indicated
below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................          %
2005........................................................          %
2006........................................................          %
2007 and thereafter.........................................   100.000%

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed. If the Notes are not so listed, the Trustee will make the selection of Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under the caption "-- Repurchase at the Option of Holders," SBS is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change Of Control

     If a Change of Control occurs, SBS will make an offer (a "Change of Control Offer") to each holder of Notes to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such holder's Notes. In the Change of Control Offer, SBS will offer payment in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, SBS will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. SBS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, SBS will, to the extent lawful:

          (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by SBS.

     The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The provisions described above that require SBS to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require SBS to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facility prohibits SBS from purchasing any Notes following a Change of Control and provides that certain change of control events with respect to SBS would constitute a default thereunder. Any other future credit agreements or other agreements relating to Senior Debt to which SBS becomes a party may contain similar restrictions. If a Change of Control occurs at a time when SBS is prohibited from purchasing Notes, SBS could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If SBS does not obtain such a consent or repay such borrowings, SBS will remain prohibited from purchasing Notes. SBS's failure to purchase tendered Notes following a Change of Control would constitute an Event of Default under the Indenture which, in turn, is expected to constitute as default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. See "-- Subordination."

     SBS will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by SBS and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

ASSET SALES

     SBS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) SBS or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of SBS or such Subsidiary) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefor received by SBS or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed cash:

             (a) any liabilities, as shown on SBS's or such Restricted Subsidiary's most recent balance sheet, of SBS or such Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases SBS or such Restricted Subsidiary from further liability; and

             (b) any securities, notes or other obligations received by SBS or such Restricted Subsidiary from such transferee that are converted by SBS or such Restricted Subsidiary into cash, to the extent of the cash received, within 90 days following the closing of such Asset Sale.

     However, SBS and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the preceding paragraph if:

          (1) SBS or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of; and

          (2) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by SBS or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

     Within 365 days of the receipt of any Net Proceeds from an Asset Sale, SBS may apply such Net Proceeds, at its option:

          (1) to repay Senior Debt;

          (2) to acquire a controlling interest in another Permitted Business;
     and

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

          (3) to make a capital expenditure or to acquire long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, SBS may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, SBS will be required to make an offer to all holders of Notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other pari passu Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and will be paid in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, SBS may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of SBS's or any of its Restricted Subsidiary's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving SBS or any Restricted Subsidiary, or to any direct or indirect holders of SBS's Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of SBS to SBS or any Restricted Subsidiary of SBS;

          (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving SBS, any Equity Interests of SBS or any of its Restricted Subsidiaries or any direct or indirect parent of SBS, other than any such Equity Interests owned by SBS or any Restricted Subsidiary of SBS;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of SBS or any Restricted Subsidiary that is subordinated to the Notes or any guarantee of the Notes, except a payment of interest or principal at Stated Maturity; or

          (4) make any Restricted Investment, all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments";

     unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

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

          (2) SBS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by SBS and its Restricted Subsidiaries after the date of the Indenture, excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next paragraph, is less than the sum, without duplication, of:

             (a) an amount equal to the Consolidated Cash Flow of SBS for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of SBS's most recently ended full fiscal quarter for which financial statements have been filed with the Commission (the "Basket Period") less the product of 1.4 times the Consolidated Interest Expense of SBS for the Basket Period; plus

             (b) 100% of the aggregate net cash proceeds received by SBS as a contribution to its common equity capital or from the issue or sale since the date of the Indenture of Equity Interests of SBS, other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of SBS that have been converted into such Equity Interests, other than Equity Interests, or Disqualified Stock or convertible debt securities, sold to a Subsidiary of SBS; plus

             (c) to the extent that any Restricted Investment that was made after date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment.

     The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after its date of declaration, if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of SBS or subordinated Indebtedness of SBS or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of SBS, of other Equity Interests of SBS, other than any Disqualified Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (4) the payment of any dividend by a Restricted Subsidiary of SBS to the holders of its Equity Interests on a pro rata basis;

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

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of SBS or any Restricted Subsidiary of SBS held by any member of SBS's -- or any of its Restricted
     Subsidiaries' -- management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5 million (excluding for purposes of calculating such amounts during any period, loans incurred to finance the purchase of such Equity Interests that are repaid contemporaneously) in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

          (6) repurchases of stock deemed to have occurred by virtue of the exercise of stock options; and

          (7) other Restricted Payments in an aggregate amount not to exceed $5 million in any twelve-month period so long as no default or Event of Default shall have occurred and be continuing.

     The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by SBS or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors shall determine in good faith the fair market value of any non-cash Restricted Payment. The Board of Directors' resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, SBS shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculations required by the covenant "Restricted Payments" were computed.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by SBS and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture. Any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of SBS as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," SBS shall be in default of such covenant. The Board of Directors of SBS may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary. However, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted

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

Subsidiary of SBS of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (2) no Default or Event of Default would be in existence immediately following such designation.

  Incurrence Of Indebtedness And Issuance Of Preferred Stock

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and SBS will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, that, if no Default or Event of Default has occurred and is continuing, SBS may incur Indebtedness, including Acquired Debt, or issue shares of Disqualified Stock and the Guarantors may issue shares of preferred stock if, SBS's Debt to Cash Flow Ratio at such time after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of SBS for which internal financial statements are available, would have been no greater than 7.0 to 1.0.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the preceding paragraph will not apply to the incurrence of any of the following types of Indebtedness (collectively, "Permitted Debt"):


          (1) the incurrence by SBS, and the guarantee thereof by Guarantors, of Indebtedness and Letters of Credit under one or more Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $200.0 million, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of SBS and the Guarantors thereunder, less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under a Credit Facility that have been made since the date of the Indenture and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (1) of the third paragraph of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";


          (2) the incurrence by SBS and the guarantee thereof by the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (3) the incurrence by SBS and its Restricted Subsidiaries of the Existing Indebtedness;

          (4) the incurrence by SBS or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of SBS or such Restricted Subsidiary, in an aggregate amount not to exceed $5 million at any time outstanding;

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


          (5) the incurrence by SBS or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred by the first paragraph of this covenant, or by clauses (1), (2),
     (3), (4), (5), (7), (8), (9), (10), (11) or (12) of this paragraph;


          (6) the incurrence of Indebtedness between or among SBS and any of its Restricted Subsidiaries; provided that:

             (a) if SBS is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes; and

             (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than SBS or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either SBS or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by SBS or such Restricted Subsidiary, as the case may be;

          (7) the incurrence by SBS or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (8) the guarantee by SBS or any of the Guarantors of Indebtedness that was permitted to be incurred by another provision of this covenant;

          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends
     on Disqualified Stock in the form of additional            shares of the
     same class of Disqualified Stock; provided, in each case, that the amount thereof is included in fixed charges of the Company as accrued;

          (10) the incurrence by SBS or any of its Restricted Subsidiaries of Indebtedness consisting of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

          (11) the incurrence by SBS or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, asset or Subsidiary of SBS, provided that the maximum assumable Indebtedness shall at no time exceed the gross proceeds actually received by SBS and its Restricted Subsidiaries in connection with the disposition of any business, asset or Subsidiary of SBS; and

          (12) the incurrence by SBS or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (12), not to exceed $10 million.


     For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, SBS shall, in its sole discretion, classify and reclassify such item of Indebtedness in whole or in


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part in any manner that complies with this covenant and such item of
Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.


  Asset Swaps

     The Indenture will provide that SBS will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) SBS would, after giving pro forma effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio in the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock"; (iii) the respective fair market values of the assets being purchased and sold by SBS or any of its Restricted Subsidiaries (as determined in good faith by the management of SBS or, if such Asset Swap includes consideration in excess of $1.0 million by the Board of Directors of SBS, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by SBS and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by SBS or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

  Limitation On Other Senior Subordinated Debt

     The Indenture provides that:

          (1) SBS will not directly or indirectly incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes; and

          (2) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Sale And Leaseback Transactions

     SBS will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that SBS and the Guarantors may enter into a sale and leaseback transaction if:

          (1) SBS or such Guarantor could have

             (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set

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

        forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

             (b) incurred a Lien to secure such Attributable Debt pursuant to the covenant described above under the caption "-- Liens";

          (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined by the Board of Directors in good faith) of the property that is the subject of such sale and leaseback transaction; and

          (3) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described above under the caption
     "-- Repurchase at the Option of Holders--Asset Sales."

  Dividend And Other Payment Restrictions Affecting Subsidiaries

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to SBS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to SBS or any of its Restricted Subsidiaries;

          (2) make loans or advances to SBS or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to SBS or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the Indenture;

          (2) the Senior Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility;

          (3) the Indenture, the Notes and the Subsidiary Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by SBS or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices;

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          (7) purchase money obligations (including Capital Lease Obligations)
     for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

          (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; and

          (13) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation Or Sale Of Assets

     SBS may not consolidate or merge with or into another Person, whether or not SBS is the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person; unless:

          (1) either

             (a) SBS is the surviving corporation or

             (b) the Person formed by or surviving any such consolidation or merger, if other than SBS, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger, if other than SBS, or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SBS under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) except in the case of a merger of SBS with or into a Wholly Owned Restricted Subsidiary of SBS, SBS or the Person formed by or surviving any such consolidation or merger, if other than SBS, or to which such sale, assignment, transfer, lease, conveyance or

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

     other disposition shall have been made would, both immediately prior to and immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions With Affiliates

     SBS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to SBS or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by SBS or such Restricted Subsidiary with an unrelated Person; and

          (2) SBS delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that a majority of the disinterested members of the Board of Directors approved such Affiliate Transaction; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to SBS of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any transaction approved by the Board of Directors of SBS, with an officer or director of SBS or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business;

          (2) transactions between or among SBS and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to the Board of Directors of SBS and of its Restricted Subsidiaries;

          (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of SBS or any of its Restricted Subsidiaries, as determined in good faith by the Board of Directors of SBS or of any such Restricted Subsidiary, to the extent the same are reasonable and customary;

          (5) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; and

          (6) agreements in effect on the date of the Indenture and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more

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     disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the date of the Indenture.

  Additional Subsidiary Guarantees

     If SBS or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of the Indenture, other than the Non-Guarantor Subsidiaries, or if any domestic Unrestricted Subsidiary becomes a Restricted Subsidiary of SBS, then such Subsidiary will execute a Subsidiary Guarantee of the Notes and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  Payments For Consent

     SBS will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to any holder of any Notes as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     Whether or not required by the Commission, so long as any Notes are outstanding, SBS will furnish to the holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of SBS and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by SBS's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K.

     In addition, whether or not required by the Commission, SBS will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

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

          (3) failure by SBS or any Restricted Subsidiary to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";

          (4) failure by SBS or any Restricted Subsidiary for 30 days after written notice by the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (5) failure by SBS or any Restricted Subsidiary for 60 days after written notice by the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SBS or any of its Significant Subsidiaries, or the payment of which is guaranteed by SBS or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default:

             (a) is caused by a failure to pay (a "Payment Default") principal of or premium, if any, or interest on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

          (7) failure by SBS or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

          (9) certain events of bankruptcy or insolvency with respect to SBS or any of SBS's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of SBS that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. However, if an Event of Default arises from certain events of bankruptcy or insolvency, with respect to SBS, any Restricted Subsidiary of SBS that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of SBS that, taken together, would constitute a Significant Subsidiary, all outstanding Notes automatically will become due and payable immediately.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest.

     If an Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of SBS with the intention of avoiding payment of the premium that SBS would have had to pay if SBS then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to September 30, 2004 by reason of any willful action or inaction taken or not taken by or on behalf of SBS with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the Make Whole Premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     SBS is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, SBS is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee or stockholder of SBS or any Guarantor, as such, will have any liability for any obligations of SBS or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SBS may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and to have each Guarantor's obligation discharged with respect to its Subsidiary Guarantee ("Legal Defeasance"), except for:

          (1) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium and interest, if any, on the Notes when such payments are due from the trust referred to below;

          (2) SBS's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and SBS's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, SBS may, at its option and at any time, elect to have the obligations of SBS and each Guarantor released with respect to certain covenants that are described in the

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

Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under the caption "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) SBS must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, and interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and SBS must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, SBS shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (a) SBS has received from, or there has been published by, the Internal Revenue Service a ruling or

             (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, SBS shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture, to which SBS or any of its Subsidiaries is a party or by which SBS or any of its Subsidiaries is bound;

          (6) SBS shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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

          (7) SBS shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by SBS with the intent of preferring the holders of Notes over the other creditors of SBS with the intent of defeating, hindering, delaying or defrauding creditors of SBS or others; and

          (8) SBS shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and SBS may require a holder to pay any taxes and fees required by law or permitted by the Indenture. SBS is not required to transfer or exchange any Note selected for redemption. Also, SBS is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     The Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for Notes.

     However, without the consent of each holder affected, an amendment or waiver may not, with respect to any Notes held by a non-consenting holder:

          (1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders";

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of or premium or interest, if any, on the Notes except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

          (5) make any Note payable in money other than that stated in the Notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium or interest, if any, on the Notes;

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

          (7) waive a redemption payment with respect to any Note, other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders";

          (8) release any Guarantor from its Subsidiary Guarantee; or

          (9) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article 10 of the Indenture relating to subordination will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of Notes.

     Notwithstanding the preceding, without the consent of any holder of Notes, SBS, a Guarantor, with respect to a Subsidiary Guarantee or the Indenture to which it is a party, and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of SBS's or any Guarantor's obligations to holders of Notes in the case of a merger or consolidation or sale of substantially all of SBS's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of SBS, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs and continues, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes have been deposited with the Trustee as custodian for the Depository Trust Company ("DTC"), in New York, New York, and are registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC.

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     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below.

     Some transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants.

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement systems and are subject to changes by it.

     DTC has advised SBS that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the Underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised SBS that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC has credited the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Notes; and

          (2) ownership of such interests in the Global Notes is shown on, and the transfer of ownership thereof may be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to other owners of beneficial interest in the Global Notes.

     Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations, which are Participants in such system. All interests in a Global Note, may be subject to the procedures and requirements of DTC.

     Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, SBS and the Trustee

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

will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither SBS, the Trustee nor any agent of SBS or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of any beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised SBS that its current practice, upon receipt of any payment in respect of securities such as the Notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or SBS. Neither SBS nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and SBS and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and it participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     DTC has advised SBS that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither SBS nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

     DTC's management is aware that some computer applications, systems and the like for processing data, referred to as "Systems," that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community, referred to as the "Industry," that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, referred to as "DTC Services," continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

CERTIFICATED NOTES

     If:

          (1) DTC

             (a) notifies SBS that it is unwilling or unable to continue as depositary for the Global Notes and SBS fails to appoint a successor depositary or

             (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) SBS, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes,

a Global Note will be exchangeable for definitive Notes in registered form ("Certificated Notes"). Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons, or the nominee of any thereof.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. Further, Certificated Notes may be exchanged for beneficial interests in Global Notes upon a delivery by the holder of a certificate to the Trustee that the transfer will comply with the transfer restrictions of the Note.

     Neither SBS nor the Trustee will be liable for any delay by the Global Note holder or the depositary in identifying the beneficial owners of Notes and SBS and the Trustee may

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

conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or the depositary for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Certificated Notes, SBS will make all payments of principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by the holder thereof or, if no such account is specified, by mailing a check to each such holder's registered address. SBS expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition Indebtedness" means Indebtedness incurred by SBS or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a Permitted Business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.


     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the Voting Stock of a Person shall be deemed to be control and (b) for purposes of the "Transactions with Affiliates" covenant, for so long as Raul Alarcon, Sr., Raul Alarcon Jr. or Jose Grimalt are directors, officers or shareholders of SBS, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of SBS and its Subsidiaries.


     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights -- including, without limitation, by way of a sale and leaseback -- excluding sales of services and goods in the ordinary course of business consistent with past practices; provided that the sale, lease,

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     conveyance or other disposition of all or substantially all of the assets of SBS and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption
     "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issue or sale by SBS or any of its Subsidiaries of Equity Interests of any of SBS's Subsidiaries,

     in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of $5 million, or for net proceeds in excess of $5 million.

     Notwithstanding the preceding, the following items will not be deemed to be an Asset Sale:

          (1) a transfer of assets by SBS to a Guarantor or by a Guarantor to SBS or to another Guarantor;

          (2) an issuance of Equity Interests by a Guarantor to SBS or to another Guarantor;

          (3) the sale, lease or other disposition of equipment or other assets in the ordinary course of business;

          (4) the sale and leaseback of any assets within 90 days of the acquisition of such assets;

          (5) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments"; and

          (6) an Asset Swap.

     "Asset Swap" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that SBS in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between SBS or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discounted rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bank Indebtedness" means (i) Indebtedness of SBS incurred in accordance with the Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and (ii) any guarantee by a Guarantor of any Indebtedness of SBS of the type set forth in clause (i) of this definition.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be

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deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poors' Corporation and in each case maturing within 270 days after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition, or by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of SBS and its Subsidiaries taken as a whole to any "person" -- as such term is used in Section 13(d)(3) of the Exchange Act -- other than the Principal or a Related Party of the Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of SBS;

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

          (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of SBS; or

          (4) the first day on which a majority of the members of the Board of Directors of SBS are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligation, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation expense for such period, to the extent the same was deducted in computing such Consolidated Net Income; plus

          (5) all amortization expense and other non-cash expenses -- excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period -- for such period, to the extent the same was deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period.

Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to any acquisition as if such acquisition (including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the most recently ended four quarter period, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition which SBS anticipates if SBS delivers to the Trustee an officer's certificate executed by its chief financial or accounting officer certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

          (1) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries; plus

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

          (2) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that such Indebtedness or Attributable Debt has been guaranteed by the referent Person or by one or more of its Restricted Subsidiaries or is secured by a Lien on assets of the referent Person or any of its Restricted Subsidiaries; plus

          (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations); and

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

          (3) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon).

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded; and

          (5) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded, whether or not distributed to SBS or one of its Restricted Subsidiaries.

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

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of SBS who:

          (1) was a member of such Board of Directors on the date of the Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


     "Credit Facility" or "Credit Facilities" means one or more debt facilities, including, without limitation, the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.


     "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of the Consolidated Indebtedness of such Person as of such date, to the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. Such determination is made on a pro forma basis after giving effect to all acquisitions and dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination, including any related financing transactions, as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

     For purposes of making the computation referred to above:

          (1) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of by SBS or any of its Restricted Subsidiaries prior to the Calculation Date, will be excluded.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means any Indebtedness outstanding under the Senior Credit Facility.

     "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes

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

mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require SBS to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Existing Indebtedness" means Indebtedness in existence on the date of the Indenture, other than Indebtedness under Credit Facilities, until such Indebtedness is repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets (other than pledges of Equity Interests in Unrestricted Subsidiaries to secure Non-Recourse Debt) or through letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means any Subsidiary that executes a Subsidiary Guarantee.

     "Hedging Obligations" means the obligations of any Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person without duplication, any indebtedness of such Person, whether or not contingent, in respect of

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations; or

          (5) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, "Indebtedness" includes all indebtedness of others secured

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by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and to the extent not otherwise included, the guarantee by such Person of any indebtedness of the sort described in clauses (1) through
(5) above of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include Non-Recourse Debt or indebtedness that constitutes "Indebtedness" merely by virtue of a pledge of Equity Interests of an Unrestricted Subsidiary.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If SBS or any Subsidiary of SBS sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of SBS such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of SBS, SBS shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes of any jurisdiction.

     "Make-Whole Premium" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Premium may in no event be less than zero. For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is declared to be immediately due and payable.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (Eastern Standard time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is declared to be immediately due and payable.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with:

             (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

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

             (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

     "Net Proceeds" means the aggregate cash proceeds received by SBS or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale or disposition, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for indemnities, reimbursements or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means those SBS Subsidiaries which own FCC licenses.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither SBS nor any of its Restricted Subsidiaries

             (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness,

             (b) is directly or indirectly liable, as a guarantor or otherwise, or

             (c) constitutes the lender;

          (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness, other than the Notes being offered hereby, of SBS or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of SBS or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


     "Permitted Business" means the media business and any business reasonably similar, complementary, ancillary or related thereto, including, the operation of latin music Web sites and internet portals.


     "Permitted Investments" means:

          (1) any Investment in SBS or in a Restricted Subsidiary;

          (2) any Investment in Cash Equivalents;

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

          (3) any Investment by SBS or any Restricted Subsidiary of SBS in a Person engaged in a Permitted Business, if:

             (a) as a result of, or concurrently with, such Investment such Person becomes a Guarantor; or

             (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SBS or a Guarantor; or

             (c) SBS or a Guarantor has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Guarantor or such transaction is consummated, in each case within 180 days of the date of such Investment;

          (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;

          (6) any Investment received involuntarily;

          (7) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of SBS;

          (8) other Investments in Persons engaged in Permitted Businesses, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $7.5 million;

          (9) Investments by SBS or any of its Restricted Subsidiaries in any other person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such Person;

          (10) Hedging Obligations;

          (11) the incurrence by SBS or any of its Restricted Subsidiaries of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

          (12) endorsements of instruments for collection or deposit in the ordinary course of business;

          (13) loans and advances to employees and officers not to exceed $2.5 million outstanding in the aggregate at any time;

          (14) loans to employees, directors and officers in connection with the purchase by such Persons of Equity Interests of SBS;

          (15) investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers; and

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          (16) investments in existence on the date of the Indenture.

     "Permitted Junior Securities" means Equity Interests in SBS or debt securities of SBS or the relevant Guarantor that are subordinated to all Senior Debt, and any debt securities issued in exchange for Senior Debt, or Guarantor Senior Debt, and any debt securities issued in exchange for Guarantor Senior Debt, as applicable, to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to the Indenture.

     "Permitted Liens" means:

          (1) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of SBS or any of its Restricted Subsidiaries;

          (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with SBS or any Restricted Subsidiary of SBS, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with SBS;

          (4) Liens on property existing at the time of acquisition thereof by SBS or any Restricted Subsidiary of SBS, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens existing on the date of the Indenture;

          (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (8) Liens incurred in the ordinary course of business of SBS or any Restricted Subsidiary of SBS with respect to obligations that do not exceed $2.5 million at any one time outstanding;

          (9) Liens securing industrial revenue bonds;

          (10) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and
     (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

          (11) Liens to secure the Senior Credit Facility;

          (12) Liens securing Bank Indebtedness;

          (13) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto;

          (14) Liens securing Permitted Refinancing Indebtedness; and

          (15) Liens securing Ratio Indebtedness.

          (16) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by the section entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," covering only the assets acquired with such Indebtedness;

          (17) zoning restrictions, easements, licenses, covenants and other similar restrictions and encumbrances affecting the use of real property not interfering in any material respect with the ordinary conduct of business of SBS and its Restricted Subsidiaries;

          (18) judgment liens not giving rise to an Event of Default;

          (19) Liens, rights to setoff and credit balances with respect to deposit accounts and other Cash Equivalents;

          (20) deposits with the owner or lessor of premises leased and operated in the ordinary course of business;

          (21) nonconsensual liens that do not individually or in the aggregate detract materially from the value of transferability of the assets of SBS or any of its Restricted Subsidiaries, or impair materially the use of any such assets in the operation of the respective businesses of SBS and its Restricted Subsidiaries; and

          (22) Liens securing Hedging Obligations.

     "Permitted Refinancing Indebtedness" means any Indebtedness of SBS or any of its Restricted Subsidiaries or any Disqualified Stock of SBS issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of SBS or any of its Restricted Subsidiaries; provided that:

          (1) the principal amount, or accreted value or liquidation preference, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses and premiums incurred in connection therewith;

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with the Notes, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or is Disqualified Stock;

          (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and

          (5) such Indebtedness is incurred either by SBS or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or such Disqualified Stock is issued by SBS, as applicable.

     "Principal" means Raul Alarcon, Jr.

     "Property" of any Person means all types of real, Personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Ratio Indebtedness" means (i) Indebtedness of SBS incurred in compliance with the first paragraph of the section entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" which is not Permitted Refinancing Indebtedness and
(ii) any guarantee by a Guarantor of any Indebtedness of SBS of the type set forth in clause (i) of this definition,

     "Related Party" with respect to the Principal means:

          (1) any spouse or immediate family member of the Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.


     "Senior Credit Facilities" means the senior credit facilities contemplated to be entered into by the Company and Lehman Commercial Paper Inc. as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


     "Senior Debt" means:

          (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of SBS or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees; and

          (3) all Obligations of SBS or any Guarantor with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by SBS;

          (2) any Indebtedness of SBS or any Guarantor to any of its Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) any Indebtedness that is incurred in violation of the Indenture; provided that Indebtedness under Credit Facilities will not cease to be Senior Debt if borrowed based upon a written certificate from a purported officer of SBS to the effect that such Indebtedness was permitted by the Indenture to be incurred.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with SBS or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to SBS or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of SBS;

          (3) is a Person with respect to which neither SBS nor any of its Restricted Subsidiaries has any direct or indirect obligation

             (a) to subscribe for additional Equity Interests or

             (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of SBS or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of SBS or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of SBS or any of its Restricted Subsidiaries.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying

             (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

             (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion summarizes the material U.S. federal income tax considerations generally applicable to purchasers of the notes. The U.S. federal income tax considerations described below are based upon (1) currently existing provisions of the Internal Revenue Code of 1986 (the "Code"), (2) applicable permanent, temporary and proposed Treasury regulations, (3) judicial authority, and (4) current administrative rulings and pronouncements of the IRS. There can be no assurance that the IRS will not take a contrary view to, and no ruling from the IRS has been, or will be, sought on the issues discussed in this summary. Legislative, judicial, or administrative changes or interpretations may be adopted that could alter or modify the statements and conclusions described in this section of the prospectus. Any of those changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.

     The summary is not a complete analysis or description of all potential U.S. federal income tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular purchasers. This summary does not address foreign, state, local or other tax consequences and it does not purport to address special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the U.S. federal income tax laws, or persons that hold notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency within the meaning of section 985 of the Code is not the U.S. dollar. Furthermore, estate and gift tax consequences are not discussed herein. No opinion of counsel will be requested with respect to any of the matters discussed herein. Our discussion assumes that the notes will be held as capital assets within the meaning of section 1221 of the Code.

     As used in this summary, the term "U.S. Holder" means (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation or a partnership (or entity treated as a corporation or partnership for U.S. tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust if (a) a U.S. court can exercise primary supervision over the administration of such trust and (b) one or more U.S. fiduciaries has the authority to control all of the substantial decisions of such trust (a "U.S. Holder"). As used in this summary, the term "Non-U.S. Holder" means a beneficial holder of notes that is not a U.S. Holder.

     Because individual circumstances may differ, each prospective purchaser of the notes is strongly urged to consult his or her own tax advisor with respect to his or her particular tax situation and as to any U.S. federal, foreign, state, local or other tax considerations (including any possible changes in tax law) affecting the purchase, holding and disposition of the notes.

FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     This section describes certain U.S. federal income tax considerations applicable to U.S. Holders. Non-U.S. Holders should see the discussion below under the heading "Federal Income Tax Consequences to Non-U.S. Holders" for a discussion of certain tax consideration applicable to them.

     Interest and Additional Amounts. Interest on the notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such amounts are accrued or received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     In the event that the notes are treated as having original issue discount ("OID"), a U.S. Holder (including a cash basis holder) generally would be required to include the OID on the notes in income for U.S. federal income tax purposes under the accrual method on a constant yield basis resulting in the inclusion of interest in income in advance of the receipt of cash attributable to that income. We do not believe that the notes will be treated as having OID.

     Acquisition Premium. If a U.S. Holder acquires a note (generally other than in an original issue) for an amount in excess of its "adjusted issue price" but less than or equal to the sum of all amounts payable on the note after the date of such purchase other than "qualified stated interest", such note will have an acquisition premium to the extent of such excess. A qualified stated interest payment is generally any one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the note. The U.S. Holder of a note with an acquisition premium would be entitled to reduce the daily portion of OID, if any, includible in income by a fraction, the numerator of which is the excess of the adjusted tax basis of the note immediately after its acquisition over the adjusted issue price of the note and the denominator of which is the excess of the sum of all payments (other than payments of qualified stated interest) after the purchase date over such note's adjusted issue price.

     Market Discount on Resale of the Notes. The market discount provisions of sections 1276-1278 of the Code may affect the resale of the notes. If a U.S. Holder acquires a note (generally other than in an original issue) at a market discount that exceeds a statutorily defined de minimis amount and thereafter recognizes gain upon a disposition (or makes a gift) of the note, the lesser of
(1) such gain (or appreciation, in the case of a gift) or (2) the portion of the market discount that accrued while the note was held by such U.S. Holder, will be treated as ordinary income at the time of the disposition. For these purposes, market discount equals the excess of the "stated redemption price at maturity" (or, if the note is issued with OID, its "revised issued price" as defined in the Code) over the basis of the note in the hands of such U.S. Holder immediately after its acquisition. The stated redemption price at maturity of a note is the total of all payments provided by the note that are not qualified stated interest. A U.S. Holder of a note may elect to include any market discount in income currently as it accrues rather than upon disposition of the note. This election is revocable only with the consent of the IRS and applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the taxable year in which the holder makes the election. In addition, although market discount generally accrues on a straight line basis over the term of the note, at the election of the U.S. Holder, it may accrue on a constant yield basis. If this election is made, the holder is deemed to make the election to take market discount into income as it accrues.

     A U.S. Holder of any note who acquired it at a market discount may be required to defer the deduction of all or a portion of any interest paid or accrued on any indebtedness incurred or continued to purchase or carry the note until the market discount is recognizable upon a subsequent disposition of the note. Such a deferral is not required, however, if the U.S. Holder elects to include accrued market discount in income currently.

     Amortizable Bond Premium. Generally, a U.S. Holder who purchases a note upon its original issuance for more than its principal amount (or, if the note is issued with OID, its stated redemption price at maturity) will be subject to the premium amortization rules of the Code.

We do not believe that the notes will be treated as subject to the premium amortization rules of the Code.

     Disposition of the Notes. Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a note, will be a taxable event for U.S. federal income tax purposes. In such event, in general, a U.S. Holder of notes will recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of property received (except to the extent attributable to any accrued interest on the notes) and (2) the U.S. Holder's tax basis in the notes (as increased by any OID and market discount previously included in income by the U.S. Holder and decreased by any amortizable bond premium deducted over the term of the notes). Subject to the market discount rules discussed above, any such gain or loss generally will be long-term capital gain or loss, provided the notes have been held for more than one year. The deductibility of capital losses is subject to limitations.

     Backup Withholding. Under section 3406 of the Code and applicable Treasury regulations, a noncorporate holder of the notes may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include interest paid on, or, in certain cases, the proceeds of a sale, exchange or redemption of, the notes. The payor will be required to deduct and withhold the prescribed amounts if (1) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (4) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. Amounts paid as backup withholding do not constitute an additional tax and will be refunded (or credited against the holder's U.S. federal income tax liability, if any) so long as the required information is provided to the IRS. The Company will report to the holders of the notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following information describes the U.S. federal income tax treatment of "Non-U.S. Holders." This section does not cover the U.S. federal tax rules that apply to Non-U.S. Holders whose income or gain from the notes is effectively connected with the conduct of a U.S. trade or business, as defined by applicable U.S. federal income tax rules.

     Interest on the Notes. Interest on the notes held by Non-U.S. Holders may be subject to withholding of up to 30% of each payment made to the holders or other payee unless the "portfolio interest exemption" applies. The interest paid on the notes generally should qualify for the portfolio interest exemption. Accordingly, interest paid on the notes to a Non-U.S. Holder should not be subject to withholding if (1) the U.S. person who would otherwise be required to deduct and withhold the tax receives from the Non-U.S. Holder who is the beneficial owner of the obligation a statement signed by such person under penalties of perjury, certifying that such owner is not a U.S. person on IRS Form W-8 (or successor form); (2) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the capital or profits interests in the Company; (3) such Non-U.S. Holder is not a "controlled foreign corporation" (within the meaning of section 957 of the Code) related to the Company; and (4) the Non-U.S. Holder is not a foreign "bank" receiving the interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of their trade or business.

     If you do not claim, or do not qualify for, the benefit of the portfolio interest exception, you may be subject to a 30% withholding tax on interest payments on the notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on Form 1001. Successor forms required under new Treasury regulations, discussed below, will require additional information.

     We may report annually to the IRS and to you the amount of interest paid, and the tax withheld, if any, on the notes with respect to you.

     Sale or other Disposition of the Notes. You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of the notes. You may, however, be subject to tax on such gain if: (1) you are a nonresident alien individual who was present in the United States for 183 days or more in the taxable year of the disposition; (2) you are an individual who is a former citizen or long-term resident of the United States subject to certain U.S. tax rules relevant to such status; or (3) the gain is effectively connected with the conduct of a U.S. trade or business, as provided in applicable U.S. tax rules.

     Backup Withholding and Information Reporting. If you receive payments of interest or principal directly from us or through the U.S. office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31 percent and information reporting. Backup withholding and information reporting generally will not apply to payments on the notes if you certify, on a Form W-8, or successor form, that you are not a U.S. person, provided that the payor does not have actual knowledge that the you are, in fact, a U.S. person. Any amounts withheld under the backup withholding rules my be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

     New Treasury Regulations. New Treasury regulations relating to withholding tax or income paid to non-U.S. persons will generally be effective for payments made after December 31, 2000. The new Treasury regulations modify the way in which you establish your status as a non-U.S. "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. You may be required to provide certifications that comply with the provisions of the new Treasury regulations, where required, not later than December 31, 2000, if you remain as a holder of the notes on such date. If you are a Non-U.S. Holder claiming benefits under an income tax treaty you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the new Treasury regulations' certification requirements. The new Treasury regulations are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the new Treasury regulations will affect your particular circumstances.

     The foregoing summary is included herein for general information only and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of notes in light of his or her particular circumstances and income tax situation. Prospective investors are urged to consult their own tax advisors as to any tax consequences to them from the purchase, ownership, and disposition of notes, including the application and effect of state, local, foreign, and other tax laws.

                                  UNDERWRITING

     Pursuant to an Underwriting Agreement (the "Underwriting Agreement"), the underwriters named below (the "Underwriters") have agreed, severally and not jointly, with us, subject to the satisfaction of certain conditions, to purchase from us the aggregate principal amount of notes set forth opposite their names below:


                                                               PRINCIPAL AMOUNT
UNDERWRITERS                                                       OF NOTES
------------                                                  -------------------
Lehman Brothers Inc. .......................................       $
CIBC World Markets Corp. ...................................
                                                                   --------
Total.......................................................       $
                                                                   ========


     The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the notes is subject to certain conditions, including delivery of certain legal opinions by our and their counsel. Subject to the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the notes if any are taken.

     The Underwriters for the notes propose to offer the notes inside the United States directly and outside the United States through their selling agents.

     We have been advised by the Underwriters that they propose to offer the notes offered hereby initially at the public offering price set forth on the cover page of this prospectus and to certain selected dealers (who may include the Underwriters) at such public offering price less a concession not to exceed
  % of the aggregate principal amount of the notes. The Underwriters or such selected dealers may reallow a commission to certain other dealers not to exceed
  % of the aggregate principal amount of the notes. After the initial public offering of the notes, the public offering price, the concession to selected dealers and the reallowance to the dealers may be changed by the Underwriters.

     The following table shows the underwriting discount and commission to be paid to the Underwriters by us in connection with the offering (expressed as a percentage of the principal amount of the sales):


                                                           PAID BY SBS
                                                           -----------
Per note.................................................



     The Underwriting Agreement provides that we will indemnify the Underwriters against certain liabilities, including liabilities under the federal securities acts, and will contribute to payments the Underwriters may be required to make in respect hereof.


     We do not intend to list the notes on any national securities exchange or to seek the admission thereof to trading on the Nasdaq National Market System. We have been advised by the Underwriters that following the completion of this offering, the Underwriters currently intend to make a market in the notes. However, the Underwriters are not obligated to do so. Any market making activities with respect to the notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     In connection with this offering, the Underwriters may engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the Underwriters create a short position in the notes in connection with this offering (i.e., if they sell more notes than are set forth on the cover page of this prospectus) the Underwriters may reduce that short position by purchasing notes in open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

     Neither we nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the Underwriters makes any representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement.


     Lehman Brothers Inc. and CIBC World Markets Corp. are acting as underwriters in connection with our initial public offering of Class A Common Stock, for which they will receive customary fees and commissions. An affiliate of Lehman Brothers Inc., Lehman Commercial Paper Inc. will act as arranger under our senior credit facilities, for which it will receive customary fees. In addition, each of Lehman Brothers Inc. and CIBC World Markets Corp. has from time to time provided, and in the future may provide, certain investment banking services to us and our affiliates, for which they have received, and in the future would receive, customary fees.



     Upon completion of this offering, we intend to appoint Mr. Roman Martinez IV, a managing director of Lehman Brothers Inc., to our board of directors. As compensation for his services, Mr. Martinez will receive options to purchase shares of Class A Common Stock pursuant to our Non-Employee Director Stock Option Plan. See "Executive Compensation -- Stock Plans -- Non-Employee Director Stock Option Plan." Lehman Brothers Inc. has been engaged by us to act as lead manager of our concurrent initial public offering of Class A Common Stock, to act as dealer-manager in connection with the tender offers and consent solicitations for our 11% and 12 1/2% notes and to provide other financial advisory services. In addition, an affiliate of Lehman Brothers Inc., Lehman Commercial Paper Inc., will act as arranger of the senior credit facilities. Lehman Brothers Inc. and Lehman Commercial Paper Inc. will receive customary fees for their services in connection with the senior subordinated notes offering and the senior credit facilities.



     CIBC World Markets Corp. will act as an underwriter in connection with our initial public offering of Class A Common Stock for which it will receive customary fees. Each of Lehman Brothers Inc. and CIBC World Markets Corp. has from time to time provided, and in the future may provide, certain investment banking services to us and our affiliates, for which they have received, and in the future would receive, customary fees.


                                 LEGAL MATTERS


     The validity of the notes being offered by this prospectus and legal matters regarding FCC issues will be passed upon for us by Kaye, Scholer, Fierman, Hays & Handler, LLP, New York, New York. Rogers & Wells LLP, New York, New York will pass upon the validity of the notes being offered by this prospectus for the underwriters. Jason L. Shrinsky, one of our nominee-directors, is a member of Kaye, Scholer, Fierman, Hays & Handler, LLP, which firm has regularly represented us as our legal counsel and will continue to do so. Additionally, Mr. Shrinsky will receive options to purchase shares of our Class A Common Stock pursuant to our 1999 Option Plan. See "Executive Compensation -- Option Plan."

                                    EXPERTS


     The consolidated financial statements and schedule of SBS and its subsidiaries as of September 28, 1997, September 27, 1998, and June 27, 1999 and for each of the fiscal years in the three-year period ended September 27, 1998, and for the nine months ended June 27, 1999 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
SPANISH BROADCASTING SYSTEM, INC. AND SUBSIDIARIES:
Report of KPMG LLP, independent auditors....................   F-2
Consolidated Balance Sheets as of September 28, 1997,
  September 27, 1998 and June 27, 1999......................   F-3
Consolidated Statements of Operations for each of the fiscal years in the three-year period ended September 27, 1998
  and the nine months ended June 28, 1998 (unaudited) and
  June 27, 1999.............................................   F-5
Consolidated Statements of Changes in Stockholders'
  Deficiency for each of the fiscal years in the three-year
  period ended September 27, 1998 and the nine months ended
  June 27, 1999.............................................   F-6
Consolidated Statements of Cash Flows for each of the fiscal years in the three-year period ended September 27, 1998
  and the nine months ended June 28, 1998 (unaudited) and
  June 27, 1999.............................................   F-7
Notes to Consolidated Financial Statements..................   F-9
Financial Statement Schedule -- Valuation and Qualifying
  Accounts..................................................  F-32

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Spanish Broadcasting System, Inc.:


     We have audited the consolidated financial statements of Spanish Broadcasting System, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spanish Broadcasting System, Inc. and subsidiaries as of September 28, 1997, September 27, 1998 and June 27, 1999 and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended September 27, 1998 and for the nine months ended June 27, 1999, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                          /s/ KPMG LLP
                                          --------------------------------------


Miami, Florida


September 3, 1999, except as to


  note 11 which is as of September 29, 1999,


  note 15a which is as of September 22, 1999,


  note 15b which is as of September 30, 1999


  and note 15c which is as of September 24, 1999

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999



                                                           SEPTEMBER 28,   SEPTEMBER 27,     JUNE 27,
                                                               1997            1998            1999
                                                           -------------   -------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents..............................  $ 12,287,764    $ 37,642,227    $ 20,895,220
  Receivables:
     Trade...............................................    17,226,345      20,777,151      24,462,861
     Barter..............................................     3,290,728       3,582,751       2,058,957
                                                           ------------    ------------    ------------
                                                             20,517,073      24,359,902      26,521,818
  Less allowance for doubtful accounts...................     5,405,095       7,770,060       6,030,687
                                                           ------------    ------------    ------------
          Net receivables................................    15,111,978      16,589,842      20,491,131
  Other current assets...................................     1,409,906       1,822,584       2,675,530
                                                           ------------    ------------    ------------
          Total current assets...........................    28,809,648      56,054,653      44,061,881
Property and equipment, net..............................    18,409,415      14,942,933      14,838,400
Intangible assets, net of accumulated amortization of
  $22,048,929 in 1997, $27,563,051 in 1998 and
  $33,347,195 in 1999....................................   273,631,766     272,261,440     293,656,711
Deferred financing costs, net of accumulated amortization
  of $3,038,202 in 1997, $4,257,074 in 1998 and
  $5,377,349 in 1999.....................................     9,262,314       7,275,980       6,064,968
Due from related party...................................       289,869         289,869         289,869
Deferred income taxes....................................     3,674,287              --              --
Deferred offering costs..................................            --              --         403,334
Other assets.............................................       289,784         209,301         185,666
                                                           ------------    ------------    ------------
                                                           $334,367,083    $351,034,176    $359,500,829
                                                           ============    ============    ============

                                                           SEPTEMBER 28,   SEPTEMBER 27,     JUNE 27,
                                                               1997            1998            1999
                                                           -------------   -------------   ------------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current portion of Senior unsecured notes..............  $ 15,000,000    $         --    $         --
  Current portion of other long-term debt................        44,644          47,496       1,049,791
  Accounts payable.......................................     1,367,572       2,612,952       1,195,949
  Accrued expenses.......................................     3,722,777       5,838,808       7,339,362
  Accrued interest.......................................     4,536,627       3,941,088       3,069,431
  Deferred commitment fee................................     1,551,255       2,141,456       2,533,310
  Dividends payable......................................       960,761       1,124,360       9,640,271
                                                           ------------    ------------    ------------
          Total current liabilities......................    27,183,636      15,706,160      24,828,114
12 1/2% Senior unsecured notes due 2002, net of
  unamortized discount of $3,238,037 in 1997, $2,224,535
  in 1998 and $1,779,173 in 1999.........................    88,820,963      91,668,465      92,113,827
11% Senior unsecured notes due 2004......................    75,000,000      75,000,000      75,000,000
Other long-term debt, less current portion...............     4,147,676       4,410,505       4,603,251
Deferred income taxes....................................            --       9,074,596      12,002,078
Redeemable Preferred Stock:
  14 1/4% Series A Senior Exchangeable Preferred Stock,
     $.01 par value. Authorized 1,000,000 shares, issued
     and outstanding 186,706 shares (liquidation value
     $186,706,000) in 1997, 214,260 shares (liquidation
     value $214,260,000) in 1998 and 229,477 shares
     (liquidation value $229,477,000) in 1999............   171,261,919     201,367,927     218,801,691
Stockholders' deficiency
  Class A common stock, $.0001 par value. Authorized
     100,000,000 shares; none issued and outstanding.....            --              --              --
  Class B common stock, $.0001 par value. Authorized
     50,000,000 shares; issued and outstanding 30,333,400
     shares in 1997 and 1998 and 39,448,550 shares in
     1999................................................         3,033           3,033           3,945
  Additional paid-in capital.............................     6,593,506       6,867,334       6,869,241
  Accumulated deficit....................................   (35,119,184)    (50,604,436)    (72,261,910)
                                                           ------------    ------------    ------------
                                                            (28,522,645)    (43,734,069)    (65,388,724)
Less loans receivable from stockholders..................    (3,524,466)     (2,459,408)     (2,459,408)
                                                           ------------    ------------    ------------
          Total stockholders' deficiency.................   (32,047,111)    (46,193,477)    (67,848,132)
Commitments and contingencies (notes 10 and 12)
                                                           ------------    ------------    ------------
                                                           $334,367,083    $351,034,176    $359,500,829
                                                           ============    ============    ============


          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           FISCAL YEARS ENDED SEPTEMBER 29, 1996, SEPTEMBER 28, 1997,

SEPTEMBER 27, 1998 AND NINE MONTHS ENDED JUNE 28, 1998 (UNAUDITED) AND JUNE 27,
                                      1999



                                                                                  NINE MONTHS ENDED
                                                 YEAR ENDED                   --------------------------
                                 ------------------------------------------    JUNE 28,       JUNE 27,
                                     1996           1997           1998          1998           1999
                                 ------------   ------------   ------------   -----------   ------------
                                                                              (UNAUDITED)
Gross revenues.................  $ 55,337,720   $ 67,981,407   $ 86,766,158   $62,098,840   $ 80,437,296
Less agency commissions........     6,702,302      7,971,827     10,623,062     7,508,229     10,082,341
                                 ------------   ------------   ------------   -----------   ------------
     Net revenues..............    48,635,418     60,009,580     76,143,096    54,590,611     70,354,955
                                 ------------   ------------   ------------   -----------   ------------
Operating expenses:
  Engineering..................     1,773,027      2,099,116      1,924,744     1,380,656      1,547,904
  Programming..................     5,864,066      7,081,521      8,462,258     5,996,108      7,435,754
  Selling......................    13,864,695     14,980,035     18,574,529    13,108,606     16,055,795
  General and administrative...     6,374,622      6,879,443     10,558,965     7,811,811      6,742,324
  Corporate expenses...........     3,747,714      5,595,403      6,892,705     5,122,297      7,658,456
  Depreciation and
     amortization..............     4,555,978      7,618,921      8,876,876     6,866,961      7,222,573
                                 ------------   ------------   ------------   -----------   ------------
                                   36,180,102     44,254,439     55,290,077    40,286,439     46,662,806
                                 ------------   ------------   ------------   -----------   ------------
     Operating income..........    12,455,316     15,755,141     20,853,019    14,304,172     23,692,149
Other income (expense):
  Interest expense, net........   (16,533,278)   (22,201,114)   (20,860,210)  (16,002,451)   (15,735,550)
  Other, net...................    (1,574,320)      (790,548)      (213,239)           --       (485,018)
  Gain on sale of AM
     stations..................            --             --     36,241,947    36,246,947             --
                                 ------------   ------------   ------------   -----------   ------------
     Income (loss) before
       income taxes and
       extraordinary item......    (5,652,282)    (7,236,521)    36,021,517    34,548,668      7,471,581
Income tax expense (benefit)...    (1,165,800)    (2,714,411)    15,624,032    13,819,467      3,177,482
                                 ------------   ------------   ------------   -----------   ------------
Income (loss) before
  extraordinary item...........    (4,486,482)    (4,522,110)    20,397,485    20,729,201      4,294,099
Extraordinary item-loss on
  extinguishment of debt, net
  of income taxes of $1,097,836
  in 1997, $1,075,149 in
  1998.........................            --     (1,646,753)    (1,612,723)   (1,612,723)            --
                                 ------------   ------------   ------------   -----------   ------------
     Net income (loss).........  $ (4,486,482)  $ (6,168,863)  $ 18,784,762   $19,116,478   $  4,294,099
                                 ============   ============   ============   ===========   ============
Net loss applicable to common
  stockholders [note 2(o)].....  $ (7,480,808)  $(23,212,494)  $(11,484,845)  $(3,274,875)  $(21,657,474)
                                 ============   ============   ============   ===========   ============
Basic and Diluted Loss Per
  Common Share:
  Net loss per common share
     before extraordinary
     item......................  $      (0.25)  $      (0.71)  $      (0.33)  $     (0.06)  $      (0.68)
  Net loss per common share for
     extraordinary item........  $         --   $      (0.06)  $      (0.05)  $     (0.05)  $         --
  Net loss per common share....  $      (0.25)  $      (0.77)  $      (0.38)  $     (0.11)  $      (0.68)
  Weighted average common
     shares outstanding (basic
     and diluted)..............    30,333,400     30,333,400     30,333,400    30,333,400     31,629,918


          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.

         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
           FISCAL YEARS ENDED SEPTEMBER 29, 1996, SEPTEMBER 28, 1997

         AND SEPTEMBER 27, 1998 AND THE NINE MONTHS ENDED JUNE 27, 1999



                                                     CLASS B
                                                  COMMON STOCK                                      LESS: LOANS
                                              ---------------------    ADDITIONAL                    RECEIVABLE        TOTAL
                                                NO. OF       PAR        PAID-IN      ACCUMULATED        FROM       STOCKHOLDERS'
                                                SHARES      VALUE       CAPITAL        DEFICIT      STOCKHOLDERS     DEFICIENCY
                                              ----------   --------   ------------   ------------   ------------   --------------
Balance at September 24, 1995...............  30,333,400   $  3,033   $  5,693,967   $(4,425,882)   $(2,421,272)    $ (1,150,154)
Increase in loans receivable from
  stockholders..............................          --         --             --            --        (52,964)         (52,964)
Costs associated with issuance of Redeemable
  Series A Preferred Stock..................          --         --     (1,718,437)           --             --       (1,718,437)
Issuance of warrants........................          --         --      6,833,507            --             --        6,833,507
Accretion of preferred stock................          --         --             --      (541,416)            --         (541,416)
Preferred stock dividends...................          --         --             --    (2,452,910)            --       (2,452,910)
Net loss....................................          --         --             --    (4,486,482)            --       (4,486,482)
                                              ----------   --------   ------------   ------------   -----------     ------------
Balance at September 29, 1996...............  30,333,400      3,033     10,809,037   (11,906,690)    (2,474,236)      (3,568,856)
Retirement of preferred stock and
  warrants..................................          --         --    (11,887,981)           --             --      (11,887,981)
Issuance of warrants........................          --         --     16,625,000            --             --       16,625,000
Accretion of preferred stock................          --         --             --    (1,659,695)            --       (1,659,695)
Preferred stock dividends...................          --         --             --   (15,383,936)            --      (15,383,936)
Issuance costs for preferred stock..........          --         --     (8,952,550)           --             --       (8,952,550)
Increase in loans receivable from
  stockholders..............................          --         --             --            --     (1,050,230)      (1,050,230)
Net loss....................................          --         --             --    (6,168,863)            --       (6,168,863)
                                              ----------   --------   ------------   ------------   -----------     ------------
Balance at September 28, 1997...............  30,333,400      3,033      6,593,506   (35,119,184)    (3,524,466)     (32,047,111)
Preferred stock dividends...................          --         --             --   (27,717,142)            --      (27,717,142)
Accretion of preferred stock................          --         --             --    (2,552,465)            --       (2,552,465)
Decrease in loans receivable from
  stockholders..............................          --         --             --            --         14,827           14,827
Cash dividends on common stock..............          --         --             --    (3,726,579)     1,050,231       (2,676,348)
Issuance of warrants as dividends...........          --         --        273,828      (273,828)            --               --
Net income..................................          --         --             --    18,784,762             --       18,784,762
                                              ----------   --------   ------------   ------------   -----------     ------------
Balance at September 27, 1998...............  30,333,400      3,033      6,867,334   (50,604,436)    (2,459,408)     (46,193,477)
Preferred stock dividends...................          --         --             --   (23,727,120)            --      (23,727,120)
Accretion of preferred stock................          --         --             --    (2,224,453)            --       (2,224,453)
Exercised warrants for common stock.........   9,115,150        912          1,907            --             --            2,819
Net income..................................          --         --             --     4,294,099             --        4,294,099
                                              ----------   --------   ------------   ------------   -----------     ------------
Balance at June 27, 1999 ...................  39,448,550   $  3,945   $  6,869,241   $(72,261,910)  $(2,459,408)    $(67,848,132)
                                              ==========   ========   ============   ============   ===========     ============


          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FISCAL YEARS ENDED SEPTEMBER 29, 1996,
          SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND NINE MONTHS ENDED
                  JUNE 28, 1998 (UNAUDITED) AND JUNE 27, 1999


                                                                                              NINE MONTHS ENDED
                                                           YEAR ENDED                    ---------------------------
                                           -------------------------------------------     JUNE 28,       JUNE 27,
                                               1996           1997            1998           1998           1999
                                           ------------   -------------   ------------   ------------   ------------
                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................  $ (4,486,482)  $  (6,168,863)  $ 18,784,762   $ 19,116,478   $  4,294,099
                                           ------------   -------------   ------------   ------------   ------------
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Loss on extinguishment of debt.......            --       2,744,589      2,687,872      2,687,872             --
    Gain on sale of AM stations..........            --              --    (36,241,947)   (36,246,947)            --
    Depreciation and amortization........     4,555,978       7,618,921      8,876,876      6,866,961      7,222,573
    Provision for doubtful accounts......     4,908,699       3,530,259      2,634,509      2,779,443      1,743,705
    Amortization of debt discount........     5,591,004       4,772,539        658,297        477,029        445,362
    Interest satisfied through issuance
       of notes..........................     2,199,121       1,185,722             --             --             --
    Amortization of deferred financing
       costs.............................       984,001       1,390,736      1,555,016      1,013,387      1,211,012
    Write down of fixed assets...........       697,741         487,973             --             --        451,048
    Accretion of interest to principal on
       long-term debt....................            --         161,523        307,200        230,400        230,400
    Deferred income taxes................    (1,357,722)     (4,062,247)    12,748,883     11,245,578      2,927,482
    Changes in operating assets and
       liabilities:
       Increase in receivables...........    (4,538,861)     (7,812,211)    (4,112,373)    (3,493,803)    (5,644,994)
       Increase in other current
         assets..........................      (762,897)       (294,574)      (412,678)      (973,270)      (852,946)
       Decrease (increase) in other
         assets..........................       148,272        (158,490)        80,483         72,724         23,635
       Increase (decrease) in accounts
         payable.........................       310,374        (196,443)     1,245,380        314,751     (1,417,003)
       Increase in accrued expenses......       292,468         368,585      2,116,031      2,119,491      1,500,554
       Increase (decrease) in accrued
         interest........................        52,702       2,142,006       (595,539)    (1,467,195)      (871,656)
       Increase in unearned revenue......       218,381         675,999        590,201        254,610        391,854
                                           ------------   -------------   ------------   ------------   ------------
         Total adjustments...............    13,299,261      12,554,887     (7,861,789)   (14,118,969)     7,361,026
                                           ------------   -------------   ------------   ------------   ------------
         Net cash provided by operating
           activities....................     8,812,779       6,386,024     10,922,973      4,997,509     11,655,125
                                           ------------   -------------   ------------   ------------   ------------
Cash flows from investing activities:
  Proceeds from sale of AM stations, net
    of disposal costs of $838,167........            --              --     43,161,833     43,165,854             --
  Additions to property and equipment....    (3,811,436)     (2,022,344)    (1,644,533)    (1,290,128)    (1,684,292)
  Acquisition of radio licenses..........   (86,383,942)   (142,335,513)    (9,327,713)    (9,327,713)   (26,280,067)
                                           ------------   -------------   ------------   ------------   ------------
         Net cash provided by (used in)
           investing activities..........   (90,195,378)   (144,357,857)    32,189,587     32,548,013    (27,964,359)
                                           ------------   -------------   ------------   ------------   ------------

                                                                                              NINE MONTHS ENDED
                                                           YEAR ENDED                    ---------------------------
                                           -------------------------------------------     JUNE 28,       JUNE 27,
                                               1996           1997            1998           1998           1999
                                           ------------   -------------   ------------   ------------   ------------
                                                                                         (UNAUDITED)
Cash flows from financing activities:
  Dividends on common stock..............  $         --   $          --   $ (2,676,348)  $ (2,676,348)  $         --
  Purchase of Senior unsecured notes.....            --              --    (15,055,055)   (15,000,055)            --
  Retirement of Senior secured notes.....            --     (38,414,562)            --             --             --
  Retirement of Series A preferred
    stock................................            --     (42,699,590)            --             --             --
  Redemption of warrants.................            --      (8,323,000)            --             --             --
  Exercise of warrants...................            --              --             --             --          2,819
  Repayments of debt, including accrued
    interest.............................      (120,691)        (56,143)       (41,521)       (37,654)       (37,258)
  Proceeds from senior notes, net of
    financing costs of $1,605,426 in 1996
    and $5,712,407 in 1997...............    33,394,574      69,287,593             --             --             --
  Proceeds from Redeemable Series A
    Preferred stock and warrants, net of
    issuance cost of $1,718,437 in 1996
    and $8,952,550 in 1997...............    35,781,563     166,047,450             --             --             --
  Decrease in deferred financing costs...        33,999              --             --             --             --
  Increase in deferred offering costs....            --              --             --             --       (403,334)
  Decrease (increase) in loans receivable
    from stockholders....................       (52,964)     (1,050,230)        14,827         14,827             --
  Advances to related party..............        (2,922)             --             --             --             --
                                           ------------   -------------   ------------   ------------   ------------
         Net cash provided by (used in)
           financing activities..........    69,033,559     144,791,518    (17,758,097)   (17,699,230)      (437,773)
                                           ------------   -------------   ------------   ------------   ------------
         Net (decrease) increase in cash
           and cash equivalents..........   (12,349,040)      6,819,685     25,354,463     19,846,292    (16,747,007)
Cash and cash equivalents at beginning of
  period.................................    17,817,119       5,468,079     12,287,764     12,287,764     37,642,227
                                           ------------   -------------   ------------   ------------   ------------
Cash and cash equivalents at end of
  period.................................  $  5,468,079   $  12,287,764   $ 37,642,227   $ 32,134,056   $ 20,895,220
                                           ============   =============   ============   ============   ============
Supplemental cash flow information:
  Interest paid during the period........  $  8,254,402   $  13,175,308   $ 20,561,613   $ 15,913,831   $ 15,861,624
                                           ============   =============   ============   ============   ============
  Income taxes paid during the period....  $    632,990   $     294,262   $  1,787,191   $  1,693,335   $  1,253,915
                                           ============   =============   ============   ============   ============
Noncash investing and financing
  activities:
  Issuance of notes as payment for
    interest.............................  $  2,199,122   $   1,185,722   $         --   $         --   $         --
                                           ============   =============   ============   ============   ============
  Dividends declared on preferred
    stock................................  $  2,452,910   $  15,383,936   $ 27,717,142   $ 20,507,976   $ 23,727,120
                                           ============   =============   ============   ============   ============
  Issuance of preferred stock as payment
    of preferred stock dividends.........  $ (2,452,910)  $ (13,030,211)  $(27,553,543)  $(13,302,857)  $(15,217,047)
                                           ============   =============   ============   ============   ============
  Issuance of warrants as payment of
    dividends............................  $         --   $          --   $    273,828   $    273,828   $         --
                                           ============   =============   ============   ============   ============
  Issuance of note as payment towards
    purchase price of radio station......  $         --   $   3,000,000   $         --   $         --   $  1,000,000
                                           ============   =============   ============   ============   ============
  Repayment of stockholder loan and
    accrued interest through dividend
    withholding..........................  $         --   $          --   $  1,098,368   $  1,098,368   $         --
                                           ============   =============   ============   ============   ============


          See accompanying notes to consolidated financial statements.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


(1) ORGANIZATION AND NATURE OF BUSINESS

     Spanish Broadcasting System, Inc., a Delaware corporation and subsidiaries (the "Company") owns and operates thirteen Spanish-language radio stations serving the New York, Puerto Rico, Miami, Chicago, San Antonio and Los Angeles markets through its subsidiaries, SBS of Greater New York, Inc., Spanish Broadcasting System of Florida, Inc., Spanish Broadcasting System of California, Inc., Spanish Broadcasting System of Greater Miami, Inc., Spanish Broadcasting System of San Antonio, Inc. and Spanish Broadcasting System of Illinois, Inc. Additionally, the Company's other subsidiaries include Spanish Broadcasting System, Inc., a New Jersey corporation, Spanish Broadcasting System of Puerto Rico, Inc., a Delaware corporation, Alarcon Holdings, Inc. ("Alarcon"), Spanish Broadcasting System Network, Inc. ("SBS Network") and SBS Promotions, Inc. ("SBS Promotions"). Alarcon owns and operates the building where the Company's New York offices are located. SBS Network and SBS Promotions are currently dormant. SBS Network was formerly the Company's exclusive agency representative for national advertising sales. SBS Promotions formerly performed promotional services for the Company's radio stations.

     The domestic broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the Federal Communications Commission ("FCC") for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties the Company may acquire. The Company operates in the domestic radio broadcasting industry which is subject to extensive and changing regulation by the FCC.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

  (a) BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     The Company's subsidiaries (hereinafter referred to in this paragraph collectively as "Subsidiary Guarantors") are fully, unconditionally, and jointly and severally liable for the Company's senior unsecured notes referred to in note 6. The Company has not included separate financial statements of the Subsidiary Guarantors because (i) the Subsidiary Guarantors are wholly owned and constitute all of the Company's direct or indirect subsidiaries, and (ii) the Company is a holding company with no independent assets or operations other than its investments in the Subsidiary Guarantors.

     The Company's fiscal year is the 52-week period which ends on the last Sunday of September and the nine month interim is a 39 week period which ends on the last Sunday of June.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)





  (b) INTERIM INFORMATION



     The accompanying unaudited condensed consolidated financial statements for the nine months ended June 28, 1998 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the results of operations for the periods presented and the disclosures herein are adequate to make the information presented not misleading. Operating results for the interim periods presented are not indicative of the results that can be expected for a full year.



  (c) REVENUE RECOGNITION


     Revenues are recognized when advertisements are aired.


  (d) PROPERTY AND EQUIPMENT


     Property and equipment are stated at cost. The Company depreciates the cost of its property and equipment using the straight-line method over the respective estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining life of the lease or the useful life of the improvements.


  (e) LONG-LIVED ASSETS


     The Company follows the provisions of Statement of Financial Accounting Standards No. 121, (Statement 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Statement 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. See note 5 for impairment losses related to fixed assets.


  (F) INTANGIBLE ASSETS


     Intangible assets represent the portion of the purchase price of station acquisitions allocated to FCC licenses of those stations and are amortized on a straight-line basis over 40 years, based on the industry practice of renewing FCC licenses periodically. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired station. The assessment of the recoverability of the intangible asset will be impacted if estimated future operating cash flows are not achieved.


  (g) DEFERRED FINANCING COSTS


     Deferred financing costs relate to the refinancing of the Company's debt and additional debt financing obtained in connection with Company's acquisition of WXDJ-FM and WRMA-FM in Miami and WLEY-FM in Chicago (see note 6).

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)




     Deferred financing costs are being amortized using a method which approximates the effective interest method over the respective lives of the related indebtedness.


  (h) BARTER TRANSACTIONS


     Barter transactions represent advertising time exchanged for promotional items, advertising, supplies, equipment and services. Revenues from barter transactions are recognized as income when advertisements are broadcast. Expenses are recognized when goods or services are received or used. The Company records barter transactions at the fair value of goods or services received.


  (i) CASH EQUIVALENTS



     Cash equivalents, consisting primarily of interest-bearing money market accounts and certificates of deposits which have an original maturity date of less than three months, totaled $12.3 million, $37.6 million and $20.9 million at September 28, 1997, September 27, 1998 and June 27, 1999, respectively.



  (j) INCOME TAXES



     The Company files a consolidated Federal income tax return with its subsidiaries. The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.



  (k) ADVERTISING COSTS



     The Company incurs various marketing and promotional costs to add and maintain listenership. These costs are charged to expense in the period incurred.



  (l) DEFERRED COMMITMENT FEE



     On December 30, 1996 the Company entered into an agreement with a national advertising agency (the "Agency") whereby the Agency would serve as the Company's exclusive sales representative for all national sales for a seven-year period. Pursuant to this agreement, the Agency agreed to pay a commitment fee of $5.1 million to the Company, of which $1.0 million was paid upon execution of the agreement and $4.1 million is to be remitted on a monthly basis over a three-year period. The commitment fee is recognized on a straight-line basis over the seven-year contractual term of the arrangement as a reduction of Agency commissions. Deferred commitment fee represents the excess of payments received from the Agency over the amount recognized.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)





  (m) USE OF ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


  (n) CONCENTRATION OF RISK



     All of the Company's business is conducted in the New York, Miami, Los Angeles, Chicago, San Antonio and Puerto Rico markets. Net revenue earned from radio stations in these markets as a percentage of total revenue for the fiscal years ended September 29, 1996, September 28, 1997, and September 27, 1998 and nine months ended June 27, 1999 is as follows:


                                                           1996    1997    1998    1999
                                                           ----    ----    ----    ----
New York.................................................   51%     49%     44%     45%
Miami....................................................   17%     22%     28%     25%
Los Angeles..............................................   32%     28%     17%     16%
Chicago..................................................   --       1%     11%     11%
San Antonio..............................................   --      --      --       2%
Puerto Rico..............................................   --      --      --       1%
                                                           ---     ---     ---     ---
                                                           100%    100%    100%    100%
                                                           ===     ===     ===     ===

     The increase in market concentration risk in Miami and Chicago in fiscal 1997 and 1998 results from the acquisitions of WRMA-FM and WXDJ-FM in Miami and WYSY-FM in Chicago as discussed in note 3.


  (o) BASIC AND DILUTED NET LOSS PER COMMON SHARE



     The Company has presented net loss per common share pursuant to SFAS No. 128, Earnings Per Share and the Securities and Exchange Commission Staff Accounting Bulletin No. 98.


     In accordance with Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 98, certain common stock and common stock equivalents issued for nominal consideration prior to the initial filing of a registration statement relating to an initial public offering are treated as outstanding for the entire period. The Company had no nominal issuances during this period.

     Basic net loss per common share was computed by dividing net loss by the weighted average number of shares of common stock outstanding for each period presented. Diluted net loss per common share is computed by giving effect to common stock equivalents as if they were

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)




outstanding for the entire period. Common stock equivalents were not considered for the years presented since their effect would be antidilutive.


                                  1996           1997           1998         6/28/98       6/27/99
                               -----------   ------------   ------------   -----------   ------------
                                                                           (UNAUDITED)
Income (loss) before
  extraordinary item.........  $(4,486,482)  $ (4,522,110)  $ 20,397,485   $20,729,201   $  4,294,099
Less accretion of preferred
  stock......................      541,416      1,659,695      2,552,465     1,883,377      2,224,453
Less dividends on preferred
  stock......................    2,452,910     15,383,936     27,717,142    20,507,976     23,727,120
                               -----------   ------------   ------------   -----------   ------------
Loss before extraordinary
  item.......................   (7,480,808)   (21,565,741)    (9,872,122)   (1,662,152)   (21,657,474)
Extraordinary item...........           --     (1,646,753)    (1,612,723)   (1,612,723)            --
                               -----------   ------------   ------------   -----------   ------------
Net loss applicable to common
  stockholders...............  $(7,480,808)  $(23,212,494)  $(11,484,845)  $(3,274,875)  $(21,657,474)
                               ===========   ============   ============   ===========   ============
Weighted average common
  shares outstanding (basic
  and diluted)...............   30,333,400     30,333,400     30,333,400    30,333,400     31,629,918
                               ===========   ============   ============   ===========   ============
BASIC AND DILUTED LOSS PER
  COMMON SHARE
Net loss per common share
  before extraordinary
  item.......................  $     (0.25)  $      (0.71)  $      (0.33)  $     (0.06)  $      (0.68)
Net loss per common share for
  extraordinary item.........           --          (0.06)         (0.05)        (0.05)            --
                               -----------   ------------   ------------   -----------   ------------
Net loss per common share....  $     (0.25)  $      (0.77)  $      (0.38)  $     (0.11)  $      (0.68)
                               ===========   ============   ============   ===========   ============



  (p)  FAIR VALUE OF FINANCIAL INSTRUMENTS


     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value of certain financial instruments. Cash and cash equivalents, receivables, other current assets and due from related party, as well as accounts payable, accrued expenses and other current liabilities, as reflected in the consolidated financial statements, approximate fair value because of the short-term maturity of these instruments. The estimated fair value of the Company's other long-term debt instruments approximate the carrying amount as the interest rates approximates the Company's current borrowing rate for similar debt instruments of comparable maturity.

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

     The estimated fair value of the Company's unsecured notes and preferred stock is as follows (in millions):

                                                     1997                1998            JUNE 27, 1999
                                               -----------------   -----------------   -----------------
                                               CARRYING    FAIR    CARRYING    FAIR    CARRYING    FAIR
                                                AMOUNT    VALUE     AMOUNT    VALUE     AMOUNT    VALUE
                                               --------   ------   --------   ------   --------   ------
12 1/2% Senior unsecured notes...............   $103.8    $103.8    $ 91.6    $ 91.6    $ 92.1    $102.2
11% Senior unsecured notes...................     75.0      75.0      75.0      75.0      75.0      81.0
14 1/4% Series A senior exchangeable
  preferred stock............................    171.2     171.2     201.3     201.3     218.8     236.9

     The fair value estimates of the unsecured notes and preferred stock were based upon quotes from major financial institutions taking into consideration current rates offered to the Company for debt instruments of the same remaining maturities.


  (q) REDEEMABLE PREFERRED STOCK


     Redeemable preferred stock is stated at redemption value less the unamortized discount. The discount is accreted into the carrying value of the preferred stock through the date at which the preferred stock is mandatorily redeemable with a charge to accumulated deficit using the effective interest method.


  (r) RECLASSIFICATION


     Certain prior year amounts have been reclassified to conform with the current year presentation.

(3) ACQUISITIONS

     On March 25, 1996, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station WPAT-FM for $84.6 million, plus financing and closing costs of $1.8 million. The Company assumed operational responsibility of WPAT-FM on January 26, 1996 under an interim agreement, at which time the Company changed the musical format of WPAT-FM to Spanish language adult contemporary. The Company financed the acquisition of WPAT-FM through the issuance of senior notes and preferred stock in March 1996 (see note 6).

     On March 27, 1997, the Company acquired the FCC broadcast licenses and substantially all of the assets used or useful in the operation of WYSY-FM in Chicago for $33.0 million plus financing and closing costs of $0.2 million.

     On March 27, 1997, the Company acquired the FCC broadcast licenses and substantially all of the assets used or useful in the operation of WRMA-FM and WXDJ-FM in Miami for $111.0 million plus financing and closing costs of $1.1 million.


     The Company financed the purchases of WYSY-FM, WRMA-FM and WXDJ-FM with proceeds from a combination of issuances consisting of 175,000 shares of the Company's 14 1/4% Series A Senior Exchangeable Preferred Stock (see note 6) and warrants to purchase 3,745,000 shares of the Company's Class B Common Stock (par value $.0001 per share) and $75 million

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

aggregate principal amount of the Company's 11% Senior Notes due 2004 (see note
6), plus a note payable to the seller of WLEY-FM (formerly WYSY-FM) for $3.0 million.

     The following unaudited proforma summary presents the consolidated results of operations as if the acquisitions of WPAT-FM, WRMA-FM and WXDJ-FM had occurred as of the beginning of fiscal 1997 after giving effect to certain adjustments, including amortization of intangible assets and interest expense on the acquisition debt. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future. The results of WYSY-FM prior to its respective acquisition date has not been included in the proforma summary as this acquisition was not considered material.


                                                                  YEAR ENDED
                                                              SEPTEMBER 28, 1997
                                                              ------------------
                                                                 (UNAUDITED)
Net revenues................................................     $66,762,000
Loss before extraordinary item..............................      (3,498,000)
Net loss....................................................      (5,145,000)



     On May 13, 1998, the Company acquired the FCC broadcast license and substantially all of the assets used or useful in the operation of radio station KRIO-FM serving the San Antonio area for $9.2 million, plus closing costs of $0.1 million. The Company financed this purchase from cash on hand and cash from operations. The Company subsequently changed the call letters to KLEY-FM. The aforementioned acquisition was not deemed material in fiscal 1998 for financial pro forma presentation purposes.



     On December 1, 1998, the Company acquired from Pan Caribbean Broadcasting Corporation the FCC broadcast license and substantially all of the assets of WDOY-FM in Puerto Rico for $8.3 million. The acquisition of WDOY-FM was financed from cash on hand and cash from operations.



     On April 30, 1999, the Company acquired the FCC broadcast licenses and substantially all of the assets used or useful in the operation of WMEG-FM and WEGM-FM, in Puerto Rico for $16.0 million. The Company financed this purchase from cash on hand and cash from operations.



     On April 26, 1999, the Company acquired eighty percent of the issued and outstanding capital stock of JuJu Media, Inc., the owner and operator of LaMusica.com, an Internet Web site and "portal" targeting the U.S. Hispanic market, for $2.0 million in cash and the issuance of a promissory note for $1.0 million.


     The aforementioned acquisitions are not deemed material in fiscal 1999 for financial pro forma presentation purposes.


     The Company's consolidated results of operations include the results of WPAT-FM, WYSY-FM, WRMA-FM, WXDJ-FM, KRIO-FM, WDOY-FM, WMEG-FM, WEGM-FM, and JuJu Media, inc. from the respective dates of acquisition. These acquisitions have been

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)




accounted for under the purchase method of accounting. The purchase price has been allocated to the assets acquired, principally FCC licenses.


(4) SALE OF AM STATIONS


     On July 2, 1997, the Company entered into a definitive agreement (as amended, the "One-on-One Agreement") with One-on-One Sports, Inc. ("One-on-One") for the sale of the assets and FCC licenses of radio stations WXLX-AM, serving the New York metropolitan area, KXMG-AM, serving the Los Angeles metropolitan area, and WCMQ-AM, serving the Miami metropolitan area. The One-on-One Agreement contained customary representations, warranties and conditions, including receipt of FCC approval to the transfer of the FCC licenses. Pursuant to the One-on-One Agreement, on September 29, 1997, the Company sold the assets and FCC licenses of WXLX-AM and WCMQ-AM to One-on-One for a sales price of $26.0 million and recorded a gain of $18.6 million. On December 2, 1997, the Company consummated the sale of the assets and FCC license of KXMG-AM to One-on-One for a sales price of $18.0 million and recorded a gain of $17.6 million. These transactions are classified under other income as Gain on sale of AM stations.

     Pursuant to the 1994 12 1/2% Senior Notes due 2002 (the "12 1/2% Notes") (see note 6) the Company is required to use the greater of $25.0 million or 50% of the net proceeds from any disposition of certain asset sales including the FCC broadcast licenses of the aforementioned AM stations to make offers to purchase the 12 1/2% Notes at 110% of the principal value thereof.

     On October 17, 1997, the Company made a tender offer to purchase for cash any and all of the 12 1/2% Notes up to $22.7 million plus accrued interest up to, but not including the payment date. The amount payable by the Company was 110% of the principal amount of the 12 1/2% Notes. The Company paid $6.3 million to the noteholders who responded to the tender offer and purchased $5.5 million in principal amount of 12 1/2% Notes for $6.0 million plus accrued interest of $0.3 million in November 1997. The Company also repurchased $7.7 million in principal amount of 12 1/2% Notes for $9.0 million plus accrued interest of $0.4 million in November 1997. The Company recognized a loss on the tender offer and repurchased notes of $1.6 million, net of income tax benefit of $1.1 million, due to the premium paid for the 12 1/2% Notes and the subsequent write-off of the deferred financing costs and original issue discounts related to the 12 1/2% Notes purchased. This amount has been classified as an extraordinary item in the accompanying Consolidated Statement of Operations.

     Prior to the sale of the assets of WCMQ-AM, the Station operated on the frequency of 1210 kHz. As part of the sale of WCMQ-AM, the Company entered into a five-year local marketing agreement ("LMA") with One-on-One in November 1997. Under the terms of the LMA, the Company began programming and selling advertising on WCMQ-AM using a newly-authorized frequency of 1700 kHz. The 1700 kHz transmitter is co-located at the 1210 kHz transmitter/antenna site which was part of the aforementioned asset sale.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)




(5) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 28, 1997, September 27, 1998 and June 27, 1999:

                                                                                       ESTIMATED
                                            1997           1998           1999        USEFUL LIVES
                                         -----------    -----------    -----------    ------------
Land...................................  $ 1,413,287    $ 1,368,407    $ 1,000,000        --
Building and building leasehold
  improvements.........................   15,324,227     11,250,742     10,898,370       20 years
Tower and antenna systems..............    6,709,991      2,138,824      2,221,399     7-15 years
Studio and technical equipment.........    4,874,321      5,135,586      5,504,547       10 years
Furniture and fixtures.................    1,549,749      1,685,745      1,905,024     3-10 years
Transmitter equipment..................    1,266,747        931,750      1,216,890     7-10 years
Leasehold improvements.................    1,135,176      1,405,759      1,757,377     5-13 years
Computer equipment.....................    1,378,908      1,333,888      1,657,184        5 years
Other..................................      205,276        520,369        592,567        5 years
                                         -----------    -----------    -----------
                                          33,857,682     25,771,070     26,753,358
Less accumulated depreciation and
  amortization.........................   15,448,267     10,828,137     11,914,958
                                         -----------    -----------    -----------
                                         $18,409,415    $14,942,933    $14,838,400
                                         ===========    ===========    ===========


     During fiscal 1996 and 1997, and the nine months ended June 27, 1999, the Company wrote down the value of one of its properties in Los Angeles (which was part of the assets acquired in the purchase of the Los Angeles AM radio station) by $0.7 million, $0.4 million, and $0.5 million respectively. The write downs were based on current market values of real estate in the Los Angeles area. This amount is included in other, net in the accompanying consolidated statements of operations.


(6) SENIOR NOTES AND PREFERRED STOCK

  12 1/2% SENIOR UNSECURED NOTES


     On June 29, 1994, the Company, through a private placement offering (the "Offering") completed the sale of 107,059 units (the "Units"), each consisting of $1,000 principal amount of 12 1/2% Senior Notes (the "12 1/2% Notes") due 2002 and warrants to purchase 5,352,950 shares of Class B Common Stock. The
12 1/2% Notes and warrants are separately transferable. The 12 1/2% Notes were issued at a discount and generated proceeds to the Company of $87.8 million, net of financing costs of $6.2 million. Of the $94.0 million of gross proceeds, $88.6 million was allocated to the 12 1/2% Notes and $5.4 million was determined to be the value of the warrants.


     The 12 1/2% Notes bear interest at a rate of 12 1/2% per annum until maturity on June 15, 2002. Interest is payable semiannually on June 15 and December 15. The 12 1/2% Notes are not

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999


     (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)




redeemable at the option of the Company. The 12 1/2% Notes are senior unsecured obligations of the Company and are unconditionally guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally, by each subsidiary of the Company. In the event of a change of control, as defined in the offering, the Company will be required to make an offer to purchase all of the outstanding 12 1/2% Notes at a purchase price equal to 101% of the principal amount thereof, in each case plus accrued and unpaid interest to the date of purchase. The indenture pursuant to which the 12 1/2% Notes are issued contains covenants restricting the insurance of additional indebtedness, the payment of dividends and distributions, the creation of liens, asset sales, mergers or consolidations, among other things. The 12 1/2% Notes are registered with the Securities and Exchange Commission. The discount on the 12 1/2% Notes is being amortized over their term to result in an effective interest rate of 12 1/2% per annum.

  REDEEMABLE SERIES A PREFERRED STOCK AND 12 1/4% SENIOR SECURED NOTES DUE 2001

     On March 25, 1996 the Company financed the purchase of radio station WPAT-FM with a combination of the proceeds from the sale in a private placement of 37,500 shares of the Company's Redeemable Series A Preferred Stock and $35.0 million of the Company's 12 1/4% Senior Secured Notes due 2001 together with cash on hand.

     On March 27, 1997, these financial instruments were redeemed and retired with a portion of the proceeds from issuance of the Series A Preferred Stock and 11% Senior Unsecured Notes described below. The Company realized a loss on the extinguishment of the 12 1/4% Senior Secured Notes which has been classified as an extraordinary item in the accompanying fiscal 1997 consolidated statement of operations.

  14 1/4% SERIES A SENIOR EXCHANGEABLE PREFERRED STOCK AND 11% SENIOR UNSECURED NOTES


     On March 27, 1997, the Company financed the purchase of radio stations WYSY-FM (renamed WLEY-FM by the Company), WRMA-FM and WXDJ-FM with proceeds from the sale through a private placement of 175,000 shares of the Company's 14 1/4% Series A Senior Exchangeable Preferred Stock ("Series A Preferred Stock") and warrants to purchase 3,745,000 shares of the Company's Class B Common Stock. The Series A Preferred Stock and the warrants are separately transferable. The gross proceeds from the issuance of the Series A Preferred Stock and warrants, amounted to $175.0 million. The value of the warrants was determined to be $16.6 million. The Company also issued $75.0 million aggregate principal amount of the Company's 11% Senior Unsecured Notes (the "11% Senior Notes") due 2004. In connection with this transaction, the Company capitalized financing costs of $5.7 million related to the 11% Senior Notes and charged issuance costs of $9.0 million related to the Series A Preferred Stock and warrants to paid-in-capital.


     The 11% Senior Notes are secured by the FCC licenses of radio stations WLEY-FM, WRMA-FM and WXDJ-FM and are guaranteed by each of the Company's subsidiaries. The 11% Senior Notes are senior obligations of the Company that rank senior in right of payment to all subordinated indebtedness of the Company and are equally ranked with all existing and future

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

senior indebtedness of the Company including the 12 1/2% Notes. The 11% Senior Notes are due on March 15, 2004 and bear interest at a rate of 11% per annum payable on each March 15 and September 15.

     The 11% Senior Notes will be redeemable at the option of the Company, in whole or in part at any time, at the following redemption (expressed as a percentage of liquidation preference) if redeemed during the twelve month period commencing March 15, in the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2001........................................................   105.50 %
2002........................................................   102.75 %
2003........................................................   100.00 %

In addition, the Company, at its option, may redeem in the aggregate up to 25% of the original principal amount of 11% Senior Notes at any time prior to March 15, 2000, at a redemption price equal to 110% of the principal amount plus accrued and unpaid interest to the redemption date.

     Convenants under the indebentures governing the 11% Senior Notes and Series A Preferred Stock are substantially identical to the covenants of the 12 1/2% Notes.


     The Series A Preferred Stock is entitled to dividends at the rate of 14 1/4% per annum payable semi-annually beginning September 15, 1997. The Company, at its option, may pay dividends on any dividend payment date occurring on or before March 15, 2002 either in cash or by the issuance of additional shares of Series A Preferred Stock. The Company has elected to satisfy all or some portion of the dividends due through the issurance of additional preferred shares for the fiscal years 1997 and 1998 and the nine month period June 27, 1999 of 11,706, 27,554 and 15,217 shares, respectively.


     The Series A Preferred Stock is exchangeable at the option of the Company, on any dividend payment date for the Company's 14 1/4% Exchange Debentures ("Exchange Debentures") due March 15, 2005. Once issued the 14 1/4% Exchange Debentures are redeemable, at the option of the Company, at any time, on or prior to March 15, 2000 at a redemption price equal to 105% of the aggregate principal amount thereof, plus accrued interest to the date of redemption. After March 15, 2000 and prior to March 15, 2002 the 14 1/4% Exchange Debentures are not redeemable. On or after March 15, 2002, the 14 1/4% Exchange Debentures are redeemable at the option of the Company.

     The 14 1/4% Exchange Debentures are issuable in an aggregate principal amount equal to the liquidation preference of the Series A Preferred Stock so exchanged, plus accumulated and unpaid dividends to the date fixed for the exchange thereof, plus any additional 14 1/4% Exchange debentures issued from time to time in lieu of cash interest. The maturity date is March 15, 2005. The Company has not exercised its option to exchange the Series A Preferred Stock for the 14 1/4% Exchange Debentures.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

     The Series A Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or prior to March 15, 2000 at the redemption price equal to 105% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of redemption. After March 15, 2000 and prior to March 15, 2002, the Series A Preferred Stock is not redeemable. On or after March 2002, the Series A Preferred Stock will be redeemable, at the option of the Company, in whole or in part at any time, at the following redemption prices (expressed as a percentage of liquidation preference) if redeemed during the twelve-month period commencing March 15, of the applicable year set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................     107%
2003........................................................     105%
2004 and thereafter.........................................     100%

     The Company is required, subject to certain conditions, to redeem all of the Series A Preferred Stock outstanding on March 15, 2005 at a redemption price equal to 100% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of the redemption.

(7)  WARRANTS

     Warrants consist of the following:


                                                      NUMBER OF CLASS B COMMON SHARES REPRESENTED
                                                                BY OUTSTANDING WARRANTS
                                                    ------------------------------------------------
                                                                                          JUNE 27,
                                                      1996        1997        1998          1999
                                                    ---------   ---------   ---------   ------------
Issued in connection with:
12 1/2% Senior Notes(a)...........................  5,352,950   5,352,950   2,469,950          --
Redeemable Series A Preferred Stock and 12 1/4%
  Senior Secured Notes(b).........................  2,141,150          --          --          --
14 1/4% Series A Senior Exchangeable Preferred
  Stock(c)........................................         --   3,745,000   3,745,000         750
Replacement warrants(a)...........................         --          --   2,910,450       9,500
                                                    ---------   ---------   ---------      ------
          Total...................................  7,494,100   9,097,950   9,125,400      10,250
                                                    =========   =========   =========      ======


---------------

(a) In 1994, in conjunction with the issuance of 12 1/2% Senior Notes, the Company issued warrants exercisable for 5,352,950 shares of Class B Common Stock at an exercise price of $.01 per warrant share which are subject to adjustment upon the occurrence of certain events, as defined in the warrant agreement. In connection with the declaration of a cash dividend on common stock, in March 1998, holders of these warrants were given the option to participate in such dividends in lieu of maintaining their anti-dilution rights with respect to such dividends. Holders of warrants representing 2,910,450 shares of Class B Common Stock exercised this option and received cash dividends of $0.326 million and replacement warrants representing 2,910,450 shares of Class B Common Stock which have an exercise

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


    price of $.01 per share. The remaining warrant holders had their underlying shares adjusted upward resulting in an increase to additional paid in capital and a charge to accumulated deficit of $0.274 million. The remaining warrant holders exercised the warrants during the nine month period ended June 27, 1999. During the nine month period ended June 27, 1999 replacement warrants were exercised for 2,900,950 shares of Class B Common Stock. The remaining replacement warrants expired on June 30, 1999 representing 9,500 shares of common stock.



(b) In 1996, in conjunction with the issuance of Redeemable Series A Preferred Stock and 12 1/4% Senior Secured Notes, the Company issued warrants exercisable for 6% at the Company's Class B Common Stock on a fully diluted basis. In 1997 these warrants were redeemed with proceeds from the Company's 14 1/4% Series A Exchangeable Preferred Stock.



(c) In 1997, in conjunction with the issuance of the 14 1/4% Series A Senior Exchangeable Preferred Stock, the Company issued warrants that entitle the holder to acquire 21.4 shares of Class B Common Stock or 3,745,000 shares at a price equal to $0.01 per 21.4 shares, subject to adjustment from time to time upon to occurrence of certain changes of common stock, certain common stock distributions, certain issuances of options or convertible securities, certain dividends and distributions and certain other increases in the number of shares or common stock. During the nine month period ended June 27, 1999 warrants were exercised for 3,744,250 shares of Class B Common Stock. The remaining warrants expired on June 30, 1999 representing 750 shares of common stock.


(8)  OTHER LONG-TERM DEBT


     Other long-term debt consists of the following at September 28, 1997, September 27, 1998 and June 27, 1999:



                                                           1997          1998          1999
                                                        ----------    ----------    -----------
Obligation under capital lease with related party
  payable in monthly installments of $9,000, including
  interest at 6.25%, commencing June 1992 (see note
  12).................................................  $1,030,797    $  989,278    $  953,920
Note payable due on March 27, 2003 including interest
  which accrues at an annual rate of three month LIBOR
  plus 450 basis points...............................   3,161,523     3,468,723     3,699,122
Note payable due on April 26, 2000 including interest
  which accrues at an annual rate of 6%...............                        --     1,000,000
                                                        ----------    ----------    ----------
                                                         4,192,320     4,458,001     5,653,042
Less current portion..................................      44,644        47,496     1,049,791
                                                        ----------    ----------    ----------
                                                        $4,147,676    $4,410,505    $4,603,251
                                                        ==========    ==========    ==========

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


     The scheduled maturities of other long-term debt are as follows at June 27, 1999:



THREE MONTHS ENDING SEPTEMBER                                    AMOUNT
-----------------------------                                    ------
  1999......................................................   $   12,159

FISCAL YEAR ENDING SEPTEMBER
  2000......................................................    1,050,572
  2001......................................................       53,825
  2002......................................................       57,287
  2003......................................................    3,760,094
  2004......................................................       64,894
  Thereafter................................................      654,211
                                                               ----------
                                                               $5,653,042
                                                               ==========


(9)  LOANS RECEIVABLE FROM STOCKHOLDERS AND RELATED PARTY TRANSACTIONS


     Loans receivable from stockholders are comprised of loans receivable from the Company's Chief Executive Officer (CEO) and Chairman of the Board of Directors (Chairman), and consist of notes which bear interest at 6.36% per annum, mature on December 30, 2025 and are payable in 30 equal annual installments of $0.2 million. Loans receivable have been classified as an increase in stockholders' deficiency in the accompanying consolidated balance sheets. Interest receivable of $0.2 million, $0.4 million and $0.5 million, respectively, at September 28, 1997, September 27, 1998 and June 27, 1999 is included in other current assets.



     At September 28, 1997, September 27, 1998 and June 27, 1999, the Company has advances totaling $0.3 million due from a party related through common ownership. Payment of this balance is guaranteed by the CEO. Additionally, at September 28, 1997, September 27, 1998, and June 27, 1999, the Company had trade receivables totaling $0.4 million due from this related party which have been fully reserved as being uncollectible.



     The Company pays the operating expenses for a boat owned by a party related through common ownership which is used by the Company for business entertainment purposes. Such expenses approximated $0.1 million for each of the fiscal years ended September 29, 1996, September 28, 1997 and September 27, 1998 and for the nine months ended June 27, 1999.


     The Company leases an apartment from its CEO for annual rentals of $0.1 million through August 2007. Certain renovation expenses were paid for by the Company totaling $0.2 million during 1998 and 1999. Additionally, the Company occupies a building under a capital lease agreement with certain stockholders (see note 12). The building lease expires in 2012 and calls for an annual base rent of approximately $0.1 million.

     In connection with the relocation of offices from the New York metropolitan area to the Miami metropolitan area, the Company advanced the CEO an aggregate of $1.1 million to pay for various expenses. On July 16, 1997, the CEO executed a promissory note to the Company for the principal amount of $1.1 million to evidence these advances. The note was payable on

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

demand and bore interest at a rate of 7% per annum. The Company declared and paid a dividend in 1998 and applied a portion of the proceeds of such dividend which were otherwise payable to the CEO to the repayment in full of this promissory note.

(10)  STOCK OPTION PLAN


     The Company maintains a stock option plan pursuant to which the Company has reserved up to 1,337,500 shares of Class B Common Stock for issuance upon the exercise of options granted under the plan. The plan covers all regular salaried employees of the Company and its subsidiaries. No options have been granted under this plan to date.


(11)  CAPITAL STOCK


     On September 29, 1999, the Company amended and restated its Certificate of Incorporation, resulting in a conversion of all existing shares of Class A Common Stock into shares of Class B Common Stock equal to the number of shares representing a 50 to 1 stock split for each share. The number of authorized shares of capital stock was increased to 151 million comprised of 100 million shares of Class A Common Stock, 50 million shares of Class B Common Stock and 1 million shares of Preferred Stock, and the par values of both the Class A Common Stock and Class B Common Stock were changed from $.01 per share to $.0001 per share. In addition, Class B Common Stockholders are entitled to ten votes per share and Class A Common Stockholders are entitled to one vote per share. Upon transfer or sale of stock by Class B Stockholders to non affiliate parties, as defined, such shares automatically convert to shares of Class A Common Stock.



     The accompanying consolidated financial statements have been retroactively restated to reflect these actions.



     The rights of the holders of shares of Class A Common Stock and Class B Common Stock are identical except for voting rights and conversion provisions. Holders of each class of common stock are entitled to receive dividends and upon liquidation or dissolution are entitled to receive all assets available for distribution to stockholders. The holders of each class have no preemptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Each class of common stock is subordinate to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company.


(12)  COMMITMENTS AND CONTINGENCIES

     COMMITMENTS

     The Company occupies a building under a capital lease agreement with certain stockholders of the Company expiring in June 2012. The amount capitalized under this lease agreement and

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


included in property and equipment at September 27, 1997, September 27, 1998 and June 27, 1999 is as follows:


                                                           1997          1998          1999
                                                        ----------    ----------    -----------
Building under capital lease..........................  $1,230,440    $1,230,440    $1,230,440
Less: Accumulated depreciation........................    (328,011)     (389,533)     (430,548)
                                                        ----------    ----------    ----------
                                                        $  902,429    $  840,907    $  799,892
                                                        ==========    ==========    ==========

     The Company leases office space and facilities and certain equipment under operating leases, one of which is with a related party (see note 9), that expire at various dates through 2035. Certain leases provide for base rental payments plus escalation charges for real estate taxes and operating expenses.


     At June 27, 1999, future minimum lease payments under such leases are as follows:



                                                               CAPITAL      OPERATING
THREE MONTHS ENDING SEPTEMBER                                   LEASE         LEASES
-----------------------------                                 ----------    ----------
  1999......................................................  $   37,250    $  244,100



FISCAL YEAR ENDING SEPTEMBER
----------------------------
  2000......................................................     149,000       793,100
  2001......................................................     149,000       594,700
  2002......................................................     149,000       542,000
  2003......................................................     149,000       463,000
  2004......................................................     149,000       332,900
Thereafter..................................................   1,142,364     2,922,800
                                                              ----------    ----------
Total minimum lease payments................................   1,924,614    $5,892,600
                                                                            ==========
Less executory costs........................................    (529,614)
                                                              ----------
                                                               1,395,000
Less interest at 6.25%......................................    (441,080)
                                                              ----------
Present value of minimum lease payments.....................  $  953,920
                                                              ==========



     Total rent expense for the fiscal years ended September 29, 1996, September 28, 1997 and September 27, 1998 and the nine months ended June 27, 1999 amounted to $1.1 million, $1.6 million, $1.1 million and $0.9 million, respectively.



     The Company has agreements to sublease its radio frequencies and portions of its tower sites. Such agreements provide for payments through 2002. The future minimum rental income to be received under these agreements as of June 27, 1999 is as follows:


THREE MONTHS ENDING SEPTEMBER                                  AMOUNT
-----------------------------                                 --------
  1999......................................................  $166,685


FISCAL YEAR ENDING SEPTEMBER
----------------------------
  2000......................................................     320,674
  2001......................................................     259,893
  2002......................................................     109,330
                                                              ----------
                                                              $  856,582
                                                              ==========

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


     At June 27, 1999, the Company is committed to employment contracts for certain executives, on-air talent and general managers expiring through 2003. Future payments under such contracts are as follows:



                                                                AMOUNT
THREE MONTHS ENDING SEPTEMBER                                   ------
  1999......................................................  $  767,733



FISCAL YEAR ENDING SEPTEMBER
  2000......................................................   2,247,950
  2001......................................................   1,886,433
  2002......................................................   1,282,917
  2003......................................................      62,500
                                                              ----------
                                                              $6,247,533
                                                              ==========


     Included in the future payments schedule above is a five-year employment agreement with the CEO. The agreement provides for a base salary of not less than $1.3 million, which may be increased by the board of directors in its sole discretion. Under the terms of the agreement, the CEO is paid a cash bonus equal to the sum of (a) 2.5% of the dollar increase in same station revenue in the aggregate for any fiscal year and (b) 5.0% of the dollar increase in same station broadcast cash flow for any fiscal year.

     Certain employees' contracts provide for additional amounts to be paid if station ratings or cash flow targets are met.

CONTINGENCIES

     In connection with the sale of the AM stations (see note 4), the Company assigned a lease for a transmitter site which is located on a former landfill which ceased operations in the late 1960s. As part of the sales agreement, the Company retained potential exposure relating to possible environmental liabilities relating to this site. Management is unable to assess the likelihood that any claim for remediation of this site will arise and no amounts have been accrued in the consolidated financial statements relating to this contingent liability.

(13)  INCOME TAXES


     Income tax expense (benefit) for the fiscal years ended September 29, 1996, September 28, 1997 and September 27, 1998 and the nine months ended June 27, 1999 consists of the following and were allocated as follows:


                                                                    1996
                                             ---------------------------------------------------
                                             CURRENT-
                                             STATE AND    CURRENT      DEFERRED
                                               LOCAL      FEDERAL       FEDERAL         TOTAL
                                             ---------    --------    -----------    -----------
Loss from operations.......................  $191,922     $     --    $(1,357,722)   $(1,165,800)
                                             ========     ========    ===========    ===========

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

                                                                    1997
                                             ---------------------------------------------------
                                             CURRENT-
                                             STATE AND    CURRENT      DEFERRED
                                               LOCAL      FEDERAL       FEDERAL         TOTAL
                                             ---------    --------    -----------    -----------
Loss from operations.......................  $250,000     $     --    $(2,964,411)   $(2,714,411)
Extraordinary item -- loss on
  extinguishment of debt...................        --           --     (1,097,836)    (1,097,836)
                                             --------     --------    -----------    -----------
                                             $250,000     $     --    $(4,062,247)   $(3,812,247)
                                             ========     ========    ===========    ===========

                                                                    1998
                                             ---------------------------------------------------
                                             CURRENT-
                                             STATE AND    CURRENT      DEFERRED
                                               LOCAL      FEDERAL       FEDERAL         TOTAL
                                             ---------    --------    -----------    -----------
Income from operations.....................  $950,000     $850,000    $13,824,032    $15,624,032
Extraordinary item -- loss on
  extinguishment of debt...................        --           --     (1,075,149)    (1,075,149)
                                             --------     --------    -----------    -----------
                                             $950,000     $850,000    $12,748,883    $14,548,883
                                             ========     ========    ===========    ===========

                                                                    1999
                                             ---------------------------------------------------
                                             CURRENT-
                                             STATE AND    CURRENT      DEFERRED
                                               LOCAL      FEDERAL       FEDERAL         TOTAL
                                             ---------    --------    -----------    -----------
Income from operations.....................  $200,000     $ 50,000    $ 2,927,482    $ 3,177,482
                                             ========     ========    ===========    ===========


     During fiscal 1996, 1997 and 1998 and the nine months ended June 27, 1999, the Company utilized net operating loss carryforwards of approximately $0.8 million, $0.7 million, $38.8 million and $1.4 million, respectively.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


     The tax effect of temporary differences and carryforwards that give rise to deferred tax assets and deferred tax liabilities at September 28, 1997, September 27, 1998 and June 27, 1999 is as follows:


                                                         1997           1998           1999
                                                      -----------   ------------   ------------
Deferred tax assets:
  Net operating loss carryforwards..................  $32,955,490   $ 16,919,249   $ 16,366,440
  Deferred interest.................................    5,717,617      6,080,278      6,358,461
  Allowance for doubtful accounts...................    2,162,038      3,108,024      3,376,640
  Fixed assets......................................      474,286        474,286        474,286
  Unearned revenue..................................           --        856,582      1,091,856
  AMT credit........................................           --        850,000        850,000
                                                      -----------   ------------   ------------
     Total gross deferred tax assets................   41,309,431     28,288,419     28,517,683
     Less valuation allowance.......................  (17,396,470)   (17,396,470)   (17,396,470)
                                                      -----------   ------------   ------------
     Total net deferred tax assets..................   23,912,961     10,891,949     11,121,213
                                                      -----------   ------------   ------------
Deferred tax liabilities:
  Depreciation and amortization.....................   11,776,023     14,463,595     17,620,341
  Intangible assets.................................    8,382,950      5,502,950      5,502,950
  Unearned revenue..................................       79,701             --             --
                                                      -----------   ------------   ------------
     Total gross deferred tax liabilities...........   20,238,674     19,966,545     23,123,291
                                                      -----------   ------------   ------------
     Net deferred tax asset (liability).............  $ 3,674,287   $ (9,074,596)  $(12,002,078)
                                                      ===========   ============   ============


     Total income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 35% for fiscal years 1996, 1997 and 1998 and the nine months ended June 27, 1999 as a result of the following:


                                                                                      JUNE 27,
                                                           1996     1997     1998       1999
                                                           -----    -----    ----    -----------
Computed "expected" tax expense (benefit)................  (35.0)%  (35.0)%  35.0%      35.0%
State Income taxes, net of federal income tax benefit....    2.2%    (2.8)%   6.5%       6.4%
Non-deductible expenses..................................    9.0%     1.4%    0.4%       1.2%
Other....................................................    3.2%    (1.8)%   1.8%       0.1%
                                                           -----    -----    ----       ----
                                                            20.6%    38.2%   43.7%      42.7%


     The valuation allowance for deferred tax assets as of September 28, 1997, September 27, 1998 and June 27, 1999 was $17,396,470. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)

     Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.


     At June 27, 1999, the Company has net operating loss carryforwards available to offset future taxable income expiring as follows:


                                                                   NET
                                                                OPERATING
                                                                   LOSS
EXPIRING IN SEPTEMBER                                         CARRYFORWARDS
---------------------                                         --------------
  2007......................................................   $ 5,772,000
  2008......................................................    12,213,000
  2009......................................................    11,445,000
  2010......................................................    12,868,000
                                                               -----------
                                                               $42,298,000
                                                               ===========

(14)  LITIGATION

     The Company is the defendant in a number of lawsuits and claims incidental in its ordinary course of business, certain of which have been brought by former employees. The litigation which is probable to result in an unfavorable outcome and can be reasonably estimated amounts to $0.3 million which the Company has accrued. The Company does not believe the outcome of any litigation, current or pending, would have a material adverse impact on the financial position on the results of operations of the Company.


(15)  SUBSEQUENT EVENTS



  (a) PURCHASE OF PUERTO RICO STATIONS



     On September 22, 1999, the Company entered into a definitive agreement to purchase all of the outstanding capital stock of nine subsidiaries of Chancellor Media Corporation of Los Angeles. The Company has agreed to purchase, own and operate eight radio stations in Puerto Rico, including stations WIOA-FM, WIOP-FM, WIOC-FM, WCOM-FM, WZMT-FM, WZNT-FM, WOYE-FM, AND WCTA-FM. The purchase price is $90.0 million. In connection with this acquisition, the Company made a $10.0 million nonrefundable deposit on the purchase price into escrow. The closing of this acquisition is subject to the satisfaction of certain customary conditions, including receipt of regulatory approvals from the FCC and Department of Justice. The Company expects to finance the purchase of these companies from a combination of bank borrowings and cash on hand. Prior to the closing of these acquisitions (but following approval of the Department of Justice), the Company intends to operate these stations under a local marketing agreement pursuant to which the Company will pay a monthly fee in exchange

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


for the exclusive right to program and sell commercial announcements for each of the stations. The Company expects to close the acquisition of these companies by the end of December 1999. However, there can be no assurance that this acquisition can be completed during the expected time frame or at all.



  (b) TENDER OFFER



     On September 30, 1999, the Company made offers (the "Tender Offers") to purchase for cash any and all of its outstanding 11% Notes and 12 1/2% Notes, at approximately 111% and 114%, respectively, of their par values. The Tender Offers are contingent upon completion of the Company's planned IPO and debt offering, and the valid tender of not less than a majority in aggregate principal amount of both the 11% Notes and the 12 1/2% Notes. The Tender Offers expire on November 1, 1999.



  (c) LETTERS OF UNDERSTANDING



     On September 24, 1999, the Company entered into letters of understanding with its then Chairman and Secretary. These letters outline the mutual intentions of the Company and these individuals in connection with the Company's planned IPO, and are contingent upon the completion of the IPO. These letters provide for the following:



     - the sale by these individuals of $14.0 million of Class B Common Stock in the IPO;



     - the purchase by the Company of annuities providing aggregate annual retirement compensation of $1.0 million to these individuals. These annuities are estimated to cost the Company $10.6 million;



     - the retention of these individuals as members of the Company's Board of Directors, with titles of Chairman Emeritus and Secretary Emeritus, respectively;



     - an agreement to sell to the Chairman, the Company's two radio stations located in the Florida Keys for $0.7 million;



     - the repayment by the Chairman of a stockholder loan for approximately $0.6 million, plus accrued interest of approximately $0.1 million;



     - an agreement by the Chairman to assume responsibility for a boat currently leased by the Company; and,



     - the use by the Chairman of a car and driver, and by the Secretary of a car, to be provided by the Company.



  (d) NEW BENEFIT PLANS (UNAUDITED)



     In September 1999, the Company adopted an employee incentive stock option plan ("the 1999 ISO Plan"), a non-employee director stock option plan ("the 1999 NQ Plan"), and a tax-qualified employee savings and retirement plan ("the 401(k) Plan"). Options granted under the 1999 ISO Plan will vest according to terms to be determined by the Compensation Committee

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
            SEPTEMBER 28, 1997, SEPTEMBER 27, 1998 AND JUNE 27, 1999 (INTERIM INFORMATION FOR NINE MONTHS ENDED JUNE 28, 1998 IS UNAUDITED)


of the Company's Board of Directors, and will have a contractual life of five to ten years from date of grant. Options granted under the 1999 NQ Plan will vest 20% upon grant, and 20% each year for the first four years from grant. All options granted under the 1999 ISO Plan and the 1999 NQ Plan vest immediately upon a change in control of the Company, as defined. An aggregate of 3,300,000 shares of Class A Common Stock have been reserved for issuance under the 1999 ISO Plan and the 1999 NQ Plan.



     The 401(k) Plan provides for Company contributions to match 25% of an eligible employee's contributions, up to 5% of the employee's base monthly earnings. All employees over the age of 21 that have completed at least 500 hours of service are eligible to participate in the 401(k) Plan.



  (e) PLANNED INITIAL PUBLIC OFFERING (UNAUDITED)



     The Company intends to conduct an initial public offering (IPO) for a yet to be determined number of shares of Class A Common Stock. Concurrently with this offering the Company plans to offer $235.0 million aggregate principal amount of senior subordinated notes due 2009. There is no assurance that these offerings will occur.



     In connection with these offerings, the Company intends to amend its employment agreement with its CEO and enter into employment agreements with two other executive officers of the Company. In addition the CEO intends to repay a shareholder loan for approximately $1.9 million, plus accrued interest of approximately $0.4 million.

                       SPANISH BROADCASTING SYSTEM, INC.
                                AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                     FISCAL YEARS ENDED SEPTEMBER 29, 1996,
                   SEPTEMBER 28, 1997 AND SEPTEMBER 27, 1998

                      AND NINE MONTHS ENDED JUNE 27, 1999



                                                      COLUMN C ADDITIONS
                                        COLUMN B    -----------------------                    COLUMN E
                                        BALANCE     CHARGED TO   CHARGED TO                   BALANCE AT
COLUMN A                               BEGINNING     COST AND      OTHER        COLUMN D         END
DESCRIPTION                            OF PERIOD     EXPENSE      ACCOUNTS    DEDUCTIONS(1)   OF PERIOD
-----------                            ----------   ----------   ----------   -------------   ----------
Fiscal year 1996:
  Allowance for doubtful accounts....  $5,184,886   $4,908,699      --         $5,582,822     $4,510,763
Fiscal year 1997:
  Allowance for doubtful accounts....  $4,510,763   $3,530,259      --         $2,635,927     $5,405,095
Fiscal year 1998:
  Allowance for doubtful accounts....  $5,405,095   $2,634,509      --         $  269,544     $7,770,060
Nine month ended June 27, 1999:
  Allowance for doubtful accounts....  $7,770,060   $1,743,705      --         $3,483,078     $6,030,687


---------------
(1) Write-offs, net of recoveries.

                                  $235,000,000

                                    SPS LOGO
                       SPANISH BROADCASTING SYSTEM, INC.

                          % Senior Subordinated Notes due 2009

                          ----------------------------
                                   PROSPECTUS
                                            , 1999
                          ----------------------------

                                LEHMAN BROTHERS

                               CIBC WORLD MARKETS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized statement of estimated expenses in connection with the issuance and sale of the securities being registered by this registration statement.


Securities and Exchange Commission registration fee.........  $   65,330.00
Printing....................................................      75,000.00
Accounting fees and expenses................................     325,000.00
Legal fees and expenses.....................................     450,000.00
Blue sky fees and expenses..................................             --
Miscellaneous...............................................      84,670.00
          Total.............................................  $1,000,000.00
                                                              =============



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that our directors shall not be liable to SBS or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time the liability is determined. Our certificate further provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

     The directors and officers of SBS are covered under directors' and officers' liability insurance policies maintained by SBS.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On March 25, 1996 we sold 37,500 shares of our redeemable series A preferred stock and $35.0 million of our 12 1/4% senior secured notes due 2001, in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. We also issued to the holders of the preferred stock and notes warrants to purchase, in the aggregate, 6% of our common stock on a fully diluted basis which are exercisable no later than June 29, 1998. We received gross proceeds of $72.5 million from this offering. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

     In June 1996, September 1996 and December 1996, we elected to satisfy interest due on the notes through the issuance of $3,384,843 additional notes issued at face value. In June 1996, September 1996 and December 1996, we elected to satisfy the dividends due of $3,773,000 through the issuance of 3,773 additional shares of preferred stock. On March 27, 1997, the notes, the preferred stock and the warrants were repurchased or redeemed by SBS.

     In lieu of paying dividends on the senior preferred stock, we paid dividends in the form of shares of senior preferred stock on each of September 15, 1997, March 15, 1998 and September 15, 1998 of 11,706, 13,303 and 14,251,
respectively.

     On March 27, 1997, we sold 175,000 units comprised of 175,000 shares of our series A senior exchangeable preferred stock, liquidation preference $1,000 per share, and warrants to purchase 74,900 shares of our Class B Common Stock, par value $.01 per share and (b) $75.0 million aggregate principal amount of our 11% notes due 2004 in transactions not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Act. We received gross proceeds of $250,000,000 from these offerings. The securities were sold to certain qualified institutional buyers through CIBC Wood Gundy Securities Corp., as exclusive placement agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS

 1.1   Underwriting Agreement with Lehman Brothers Inc. and CIBC
       World Markets Corp., dated            ,            , 1999.*

---------------
* To be filed by amendment.

 1.2   Financial Advisory Agreement dated March 4, 1997 between the
       Company and CIBC Wood Gundy Securities Corp., as financial advisor (incorporated by reference to the Company's Current
       Report on Form 8-K dated March 27, 1997 (Commission File No.
       33-82114)(the "Current Report")).
 3.1   Third Amended and Restated Certificate of Incorporation of
       the Company, dated September 29, 1999.*
 3.2   By-Laws of the Company (incorporated by reference to Exhibit
       3.1.2 of the Company's Registration Statement on Form S-4
       (Commission File No. 33-82114) (the "1994 Registration
       Statement")).
 3.3   Certificate of Designation of Senior Exchangeable Preferred
       Stock, Series A, filed March 27, 1997 (incorporated by
       reference to the Current Report).
 4.1   Indenture dated June 29, 1994 among the Company, IBJ
       Schroder Bank & Trust Company, as Trustee, the Guarantors
       named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the 1994 Registration
       Statement).
 4.2   Second Supplemental Indenture dated as of March 21, 1997 to
       Indenture dated as of June 29, 1994 among the Company, the
       Guarantors named therein and IBJ Schroder Bank & Trust
       Company, as Trustee (incorporated by reference to the
       Current Report).
 4.3   Indenture dated as of March 15, 1997, among the Company, the
       Guarantors named therein, IBJ Schroder Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial
       Purchaser (incorporated by reference to the Current Report).
 4.4   Exchange Debenture Indenture dated as of March 15, 1997,
       among the Company, the Guarantors named therein, U.S. Trust
       Company of New York, as Trustee, and CIBC Wood Gundy
       Securities Corp., as Initial Purchaser (incorporated by
       reference to the Current Report).
 4.5   Indenture with respect to      % Senior Subordinated Notes
       due 2009 with IBJ Whitehall Bank & Trust Company, as
       Trustee, dated                       .*
 5.1   Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP
       regarding legality.*
10.1   Securities Purchase Agreement dated as of March 24, 1997
       among the Company, the Guarantors named therein and CIBC
       Wood Gundy Securities Corp., as Initial Purchaser
       (incorporated by reference to the Current Report).
10.2   Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as
       Trustee (incorporated by reference to the Current Report).
10.3   Warrant Agreement dated as of March 15, 1997 among the
       Company and IBJ Schroder Bank & Trust Company, as Warrant
       Agent (incorporated by reference to the Current Report).
10.4   Common Stock Registration Rights and Stockholders Agreement
       dated as of March 15, 1997 among the Company, certain
       Management Stockholders named therein and CIBC Wood Gundy
       Securities Corp., as Initial Purchaser (incorporated by
       reference to the Current Report).
10.5   Notes Registration Rights Agreement dated as of March 15,
       1997 among the Company, the Guarantors named therein and
       CIBC Wood Gundy Securities Corp., as Initial Purchaser
       (incorporated by reference to the Current Report).


---------------
* To be filed by amendment.

10.6   Preferred Stock Registration Rights Agreement dated as of
       March 15, 1997 among the Company, the Guarantors named therein and CIBC Wood Gundy Securities Corp., as Initial
       Purchaser (incorporated by reference to the Current Report).
10.7   National Radio Sales Representation Agreement dated as of
       February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company (incorporated by reference to the Current
       Report).
10.8   Employment Agreement dated as of March 4, 1997 between Raul
       Alarcon, Jr. and the Company (incorporated by reference to the Current Report).
10.9   Employment Agreement dated February 5, 1997 between Carey
       Davis and the Company.*
10.10 Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).
10.11 1994 Stock Option Plan of the Company (incorporated by reference to Exhibit 10.4 of the 1994 Registration
       Statement).
10.12  Ground Lease dated December 18, 1995 between Louis Viola
       Company and SBS-NJ (incorporated by reference to the 1996
       Current Report).
10.13 Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by reference to the 1996 Current Report).
10.14  Lease and License Agreement dated February 1, 1991 between
       Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the 1994 Registration Statement).
10.15 Modification of Lease and License dated June 30, 1992 between Empire State Building Company and SBS-NY related to
       WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the 1994 Registration Statement).
10.16 Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).
10.17  Promissory Note, dated as of December 31, 1995 of Raul
       Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
       (incorporated by reference to Exhibit 10.26 to the Company's
       1995 Annual Report on Form 10-K).
10.18  Promissory Note, dated as of December 31, 1995 of Raul
       Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
       (incorporated by reference to Exhibit 10.27 to the Company's
       1995 Annual Report on Form 10-K).
10.19  Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
       Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
       Exhibit 10.30 of the 1994 Registration Statement).
10.20  Indenture dated October 12, 1988 between Alarcon Holdings,
       Inc. and SBS-NJ related to the studio located at 26 West
       56th Street, NY, NY (incorporated by reference to Exhibit
       10.32 of the 1994 Registration Statement).
10.21  Agreement of Lease dated as of March 1, 1996. No.
       WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by reference to the 1996 Current Report).

---------------
* To be filed by amendment.

10.22  Asset Purchase Agreement dated as of July 2, 1997, by and between Spanish Broadcasting System, Inc. (New Jersey),
       Spanish Broadcasting System of California, Inc., Spanish
       Broadcasting System of Florida, Inc., Spanish Broadcasting
       System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
       Statement on Form S-4 (Commission File No. 333-26295)).
10.23  Amendment No. 1 dated as of September 29, 1997 to the Asset
       Purchase Agreement dated as of July 2, 1997, by and between
       Spanish Broadcasting System, Inc. (New Jersey), Spanish
       Broadcasting System of California, Inc., Spanish
       Broadcasting System of Florida, Inc., Spanish Broadcasting
       System, Inc., and One-on-One Sports, Inc. (incorporated by referent to the Company's Registration Statement on Form
       S-1, dated January 21, 1999).
10.24  Promissory Note dated July 16, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
       (incorporated by reference to Exhibit 10.63 of the Company's
       Registration Statement on Form S-4 (Commission File No.
       333-26295)).
10.25  Asset Purchase Agreement dated January 28, 1998 by and between Spanish Broadcasting System of San Antonio, Inc. and
       Radio KRIO, Ltd. (incorporated by reference to the Company's
       Form 10-Q dated February 12, 1998).
10.26  Asset Purchase Agreement dated June 16, 1998 by and between
       Spanish Broadcasting System of Puerto Rico, Inc. and Pan
       Caribbean Broadcasting Corporation (incorporated by
       reference to the Company's Form 10-Q dated July 12, 1998).
10.27  Extension of lease of a Condominium Unit (Metropolitan Tower
       Condominium) between Raul Alarcon, Jr. ("Landlord") and
       Spanish Broadcasting System, Inc. ("Tenant") (incorporated by reference to the Company's 1998 Annual Report on Form
       10-K).
10.28  Asset Purchase Agreement dated January 8, 1999 by and between Spanish Broadcasting System of Puerto Rico, Inc. and
       Guayama Broadcasting Company, Inc. and LaMega Estacion, Inc.
       (incorporated by reference to the Company's Registration
       Statement on Form S-1, dated January 21, 1999).
10.29  Stock Purchase Agreement among JuJu Media Inc., each of the individual sellers, and Spanish Broadcasting System, Inc., dated April 26, 1999.*
10.30  Asset Purchase Agreement, dated as of October   , 1999, by
       and between Spanish Broadcasting System of Florida, Inc. and
                    .*
10.31  Indemnification Agreement, dated as of            , 1999,
       between the Company and              .*
10.32  Spanish Broadcasting System 1999 Stock Option Plan.*
10.33  Spanish Broadcasting System 1999 Company Stock Option Plan
       for Nonemployee Directors.*
10.34  Company 401(k) Profit Sharing Plan.*
10.35  Employment Agreement, dated April 1, 1999, between Spanish
       Broadcasting System of Greater Miami, Inc. and Jesus Salas.*
10.36  Amended and Restated Employment Agreement dated as of
                  , 1999, by and between the Company and Raul
       Alcaron, Jr.*
10.37  Employment Agreement dated as of October   , 1999, by and
       between the Company and Joseph A. Garcia.*
10.38  Employment Agreement dated as of October   , 1999, by and
       between the Company and Luis Diaz-Albertini.*

10.39  Stock Purchase Agreement, dated September 22, 1999, among
       Chancellor Media Corporation of Los Angeles, Primedia
       Broadcast Group, Inc., WIO, Inc., Cadena Estereotempo, Inc.,
       Portorican American Broadcasting, Inc., WLOI, Inc., WRPC,
       Inc., WOYE, Inc., WZNT, Inc., WOQI, Inc. and Spanish
       Broadcasting System of Puerto Rico, Inc. (incorporated by
       reference to the Company's Form 8-K dated                 ).
12.1   Statement re: Computation of Ratios.
13.1   Annual Report of the Company (incorporated by reference to the Company's 1998 Annual Report on Form 10-K).
21.1   List of Subsidiaries of the Company (incorporated by
       reference to the Company's Registration Statement on Form
       S-1, dated January 21, 1999).
23.1   Consent of KPMG LLP.
23.2   Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
       (included in Exhibit 5.1).
24.1   Power of Attorney (included herein).
25.1   Statement of Eligibility of Trustee.*


---------------

 * To be filed by amendment.


     (b) FINANCIAL STATEMENT SCHEDULES


     The financial statement schedule -- "Valuation and Qualifying
Accounts" -- appears on page F- . All other schedules are omitted because they either are not applicable or the required information is included in the financial statements or corresponding notes appearing elsewhere in this registration statement.


ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SBS pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SBS of expenses incurred or paid by a director, officer or controlling person of SBS in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) We hereby undertake:

          (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved in the transaction, that was not the subject of and included in the registration statement when it became effective.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        - To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        - To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        - To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SBS has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1sr day of October, 1999.


                                          SPANISH BROADCASTING
                                          SYSTEM, INC.


                                          By:     /s/ RAUL ALARCON, JR.

                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
--------------------------------------------------------    Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
--------------------------------------------------------    Financial Officer, and Assistant
                    Joseph A. Garcia                        Secretary (principal financial and
                                                            accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
--------------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Secretary and a Director
--------------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of California, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.


                                          SPANISH BROADCASTING

                                          SYSTEM OF CALIFORNIA, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
--------------------------------------------------------    Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
--------------------------------------------------------    Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
--------------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
--------------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System Network, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING


                                          SYSTEM NETWORK, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SBS Promotions, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SBS PROMOTIONS, INC.



                                          By:     /s/ RAUL ALARCON, JR.

                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SBS Funding, Inc., has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SBS FUNDING, INC.



                                          By:     /s/ RAUL ALARCON, JR.

                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.

                                          Title:    President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    President and a Director (principal
  ---------------------------------------------------       executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Vice President, Chief Financial Officer,
  ---------------------------------------------------       and Assistant Secretary (principal
                    Joseph A. Garcia                        financial and accounting officer)

                    /s/ JOSE GRIMALT                      Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Alarcon Holdings, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          ALARCON HOLDINGS, INC.



                                          By:     /s/ RAUL ALARCON, JR.

                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Vice President, Chief Financial Officer,
  ---------------------------------------------------       Treasurer and Assistant Secretary
                    Joseph A. Garcia                        (principal financial and accounting
                                                            officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Executive Vice President, Secretary and
  ---------------------------------------------------       a Director
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, SBS of Greater New York, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SBS OF GREATER


                                          NEW YORK, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of Florida, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING


                                          SYSTEM OF FLORIDA, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of Greater Miami, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING SYSTEM


                                          OF GREATER MIAMI, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Secretary (principal financial and
                                                            accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Director
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of Puerto Rico, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING SYSTEM


                                          OF PUERTO RICO, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.

                                          Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    President and a Director (principal
  ---------------------------------------------------       executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Vice President and Assistant Secretary
  ---------------------------------------------------       (principal financial and accounting
                    Joseph A. Garcia                        officer)

                    /s/ JOSE GRIMALT                      Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System, Inc., a New Jersey corporation, has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.


                                          SPANISH BROADCASTING
                                          SYSTEM, INC.


                                          By:     /s/ RAUL ALARCON, JR.

                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
  ---------------------------------------------------       Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
  ---------------------------------------------------       Financial Officer, Treasurer and
                    Joseph A. Garcia                        Assistant Secretary (principal
                                                            financial and accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Chairman of the Board of Directors
  ---------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Vice President, Secretary and a Director
  ---------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of Illinois, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING SYSTEM


                                          OF ILLINOIS, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
--------------------------------------------------------    Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
--------------------------------------------------------    Financial Officer, Treasurer and
                    Joseph A. Garcia                        Secretary (principal financial and
                                                            accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Director
--------------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Director
--------------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Spanish Broadcasting System of San Antonio, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          SPANISH BROADCASTING SYSTEM


                                          OF SAN ANTONIO, INC.


                                          By:     /s/ RAUL ALARCON, JR.
                                            ------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title:   Chief Executive Officer and
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

                 /s/ RAUL ALARCON, JR.                    Chief Executive Officer, President and a
--------------------------------------------------------    Director (principal executive officer)
                   Raul Alarcon, Jr.

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, Chief
--------------------------------------------------------    Financial Officer, Treasurer and
                    Joseph A. Garcia                        Secretary (principal financial and
                                                            accounting officer)

              /s/ PABLO RAUL ALARCON, SR.                 Director
--------------------------------------------------------
                Pablo Raul Alarcon, Sr.

                    /s/ JOSE GRIMALT                      Director
--------------------------------------------------------
                      Jose Grimalt

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Juju Media, Inc. has duly caused this Amendment No. 2 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 1999.



                                          JUJU MEDIA, INC.



                                          By:  /s/ JUAN ESTEBAN RODRIGUEZ

                                            ------------------------------------

                                          Name:  Juan Esteban Rodriguez


                                          Title:   President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-1 has been signed below by the following persons in the capacities indicated on the 1st day of October, 1999. Each person whose signature appears below hereby authorizes Raul Alarcon, Jr. and Joseph A. Garcia, and each of them, as attorney-in-fact, to sign and file in his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement.



                       SIGNATURE
                       ---------

               /s/ JUAN ESTEBAN RODRIGUEZ                 President (principal executive officer)
  ---------------------------------------------------
                 Juan Esteban Rodriguez

                  /s/ JOSEPH A. GARCIA                    Executive Vice President, (principal
  ---------------------------------------------------       financial and accounting officer)
                    Joseph A. Garcia

                 /s/ RAUL ALARCON, JR.                    Sole Director
  ---------------------------------------------------
                   Raul Alarcon, Jr.

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
 1.1      Underwriting Agreement with Lehman Brothers Inc., and CIBC
          World Markets Corp., dated                 , 1999.*
 1.2      Financial Advisory Agreement dated March 4, 1997 between the
          Company and CIBC Wood Gundy Securities Corp., as financial advisor (incorporated by reference to the Company's Current
          Report on Form 8-K dated March 27, 1997 (Commission File No.
          33-82114)(the "Current Report")).
 3.1      Third Amended and Restated Certificate of Incorporation of
          the Company, dated September 29, 1999.*
 3.2      By-Laws of the Company (incorporated by reference to Exhibit
          3.1.2 of the Company's Registration Statement on Form S-4
          (Commission File No. 33-82114) (the "1994 Registration
          Statement")).
 3.3      Certificate of Designation of Senior Exchangeable Preferred
          Stock, Series A, filed March 27, 1997 (incorporated by
          reference to the Current Report).
 4.1      Indenture dated June 29, 1994 among the Company, IBJ
          Schroder Bank & Trust Company, as Trustee, the Guarantors
          named therein and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the 1994 Registration
          Statement).
 4.2      Second Supplemental Indenture dated as of March 21, 1997 to
          Indenture dated as of June 29, 1994 among the Company, the
          Guarantors named therein and IBJ Schroder Bank & Trust
          Company, as Trustee (incorporated by reference to the
          Current Report).
 4.3      Indenture dated as of March 15, 1997, among the Company, the
          Guarantors named therein, IBJ Schroder Bank & Trust Company, as Trustee, and CIBC Wood Gundy Securities Corp., as Initial
          Purchaser (incorporated by reference to the Current Report).
 4.4      Exchange Debenture Indenture dated as of March 15, 1997,
          among the Company, the Guarantors named therein, U.S. Trust
          Company of New York, as Trustee, and CIBC Wood Gundy
          Securities Corp., as Initial Purchaser (incorporated by
          reference to the Current Report).
 4.5      Indenture with respect to      % Senior Subordinated Notes
          due 2009 with IBJ Whitehall Bank & Trust Company, as
          Trustee, dated              .*
 5.1      Opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP
          regarding legality.*
10.1      Securities Purchase Agreement dated as of March 24, 1997
          among the Company, the Guarantors named therein and CIBC
          Wood Gundy Securities Corp., as Initial Purchaser
          (incorporated by reference to the Current Report).
10.2      Unit Agreement dated as of March 15, 1997 among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as
          Trustee (incorporated by reference to the Current Report).
10.3      Warrant Agreement dated as of March 15, 1997 among the
          Company and IBJ Schroder Bank & Trust Company, as Warrant
          Agent (incorporated by reference to the Current Report).


---------------
* To be filed by amendment.

EXHIBIT
  NO.
-------
10.4      Common Stock Registration Rights and Stockholders Agreement
          dated as of March 15, 1997 among the Company, certain
          Management Stockholders named therein and CIBC Wood Gundy
          Securities Corp., as Initial Purchaser (incorporated by
          reference to the Current Report).
10.5      Notes Registration Rights Agreement dated as of March 15,
          1997 among the Company, the Guarantors named therein and
          CIBC Wood Gundy Securities Corp., as Initial Purchaser
          (incorporated by reference to the Current Report).
10.6      Preferred Stock Registration Rights Agreement dated as of
          March 15, 1997 among the Company, the Guarantors named
          therein and CIBC Wood Gundy Securities Corp., as Initial
          Purchaser (incorporated by reference to the Current Report).
10.7      National Radio Sales Representation Agreement dated as of
          February 3, 1997 between Caballero Spanish Media, L.L.C. and the Company (incorporated by reference to the Current
          Report).
10.8      Employment Agreement dated as of March 4, 1997 between Raul
          Alarcon, Jr. and the Company (incorporated by reference to the Current Report).
10.9      Employment Agreement dated February 5, 1997 between Carey
          Davis and the Company.*
10.10     Letter Agreement dated January 13, 1997 between the Company and Caballero Spanish Media, LLC (incorporated by reference to the Current Report).
10.11     1994 Stock Option Plan of the Company (incorporated by
          reference to Exhibit 10.4 of the 1994 Registration
          Statement).
10.12     Ground Lease dated December 18, 1995 between Louis Viola
          Company and SBS-NJ (incorporated by reference to the 1996
          Current Report).
10.13     Ground Lease dated December 18, 1995 between Frank F. Viola and Estate of Thomas C. Viola and SBS-NJ (incorporated by
          reference to the 1996 Current Report).
10.14     Lease and License Agreement dated February 1, 1991 between
          Empire State Building Company, as landlord, and SBS-NY, as tenant (incorporated by reference to Exhibit 10.15.1 of the
          1994 Registration Statement).
10.15     Modification of Lease and License dated June 30, 1992
          between Empire State Building Company and SBS-NY related to
          WSKQ-FM (incorporated by reference to Exhibit 10.15.2 of the
          1994 Registration Statement).
10.16     Lease and License Modification and Extension Agreement dated as of June 30, 1992 between Empire State Building Company, as landlord, and SBS-NY as tenant (incorporated by reference to Exhibit 10.15.3 of the 1994 Registration Statement).
10.17     Promissory Note, dated as of December 31, 1995 of Raul
          Alarcon, Sr. to SBS-NJ in the principal amount of $577,323
          (incorporated by reference to Exhibit 10.26 to the Company's
          1995 Annual Report on Form 10-K).
10.18     Promissory Note, dated as of December 31, 1995 of Raul
          Alarcon, Jr. to SBS-NJ in the principal amount of $1,896,913
          (incorporated by reference to Exhibit 10.27 to the Company's
          1995 Annual Report on Form 10-K).

---------------
* To be filed by amendment.

EXHIBIT
  NO.
-------
10.19     Lease Agreement dated June 1, 1992 among Raul Alarcon, Sr.,
          Raul Alarcon, Jr., and SBS-Fla (incorporated by reference to
          Exhibit 10.30 of the 1994 Registration Statement).
10.20     Indenture dated October 12, 1988 between Alarcon Holdings,
          Inc. and SBS-NJ related to the studio located at 26 West
          56th Street, NY, NY (incorporated by reference to Exhibit
          10.32 of the 1994 Registration Statement).
10.21     Agreement of Lease dated as of March 1, 1996. No.
          WT-1744-A119 1067 between The Port Authority of New Jersey and SBS-GNY as assignee of Park Radio (incorporated by
          reference to the 1996 Current Report).
10.22     Asset Purchase Agreement dated as of July 2, 1997, by and
          between Spanish Broadcasting System, Inc. (New Jersey),
          Spanish Broadcasting System of California, Inc., Spanish
          Broadcasting System of Florida, Inc., Spanish Broadcasting
          System, Inc., and One-on-One Sports, Inc. (incorporated by reference to Exhibit 10.62 of the Company's Registration
          Statement on Form S-4 (Commission File No. 333-26295)).
10.23     Amendment No. 1 dated as of September 29, 1997 to the Asset
          Purchase Agreement dated as of July 2, 1997, by and between
          Spanish Broadcasting System, Inc. (New Jersey), Spanish
          Broadcasting System of California, Inc., Spanish
          Broadcasting System of Florida, Inc., Spanish Broadcasting
          System, Inc., and One-on-One Sports, Inc. (incorporated by reference to the Company's Form S-1 dated January 21, 1999).
10.24     Promissory Note dated July 14, 1997 of Raul Alarcon, Jr. to the Company in the principal amount of $1,050,229.63
          (incorporated by reference to Exhibit 10.63 of the Company's
          Registration Statement on Form S-4 (Commission File No.
          333-26295)).
10.25     Asset Purchase Agreement dated January 28, 1998 by and
          between Spanish Broadcasting System of San Antonio, Inc. and
          Radio KRIO, Ltd. (incorporated by reference to the Company's
          Form 10-Q dated February 12, 1998).
10.26     Asset Purchase Agreement dated June 16, 1998 by and between
          Spanish Broadcasting System of Puerto Rico, Inc. and Pan
          Caribbean Broadcasting Corporation (incorporated by
          reference to the Company's Form 10-Q dated July 12, 1998).
10.27     Extension of lease of a Condominium Unit (Metropolitan Tower
          Condominium) between Raul Alarcon, Jr. ("Landlord") and
          Spanish Broadcasting System, Inc. ("Tenant") (incorporated by reference to the Company's 1998 Annual Report on Form
          10-K).
10.28     Asset Purchase Agreement dated January 8, 1999 by and
          between Spanish Broadcasting System of Puerto Rico, Inc. and
          Guayama Broadcasting Company, Inc. and LaMega Estacion, Inc.
          (incorporated by reference to the Company's Registration
          Statement on Form S-1 dated January 21, 1999).
10.29     Stock Purchase Agreement among JuJu Media Inc., each of the individual sellers, and Spanish Broadcasting System, Inc., dated April 26, 1999.*
10.30     Asset Purchase Agreement, dated as of October  , 1999, by
          and between Spanish Broadcasting System of Florida, Inc. and
               .*


---------------

 * To be filed by amendment.

EXHIBIT
  NO.
-------
10.31     Indemnification Agreement, dated as of            , 1999
          between the Company and         .*
10.32     Spanish Broadcasting System 1999 Stock Option Plan.*
10.33     Spanish Broadcasting System 1999 Company Stock Option Plan
          for Nonemployee Directors.*
10.34     Company 401(k) Profit Sharing Plan.*
10.35     Employment Agreement, dated April 1, 1999, between Spanish
          Broadcasting System of Greater Miami, Inc. and Jesus Salas.*
10.36     Amended and Restated Employment Agreement dated as of
                     , 1999, by and between the Company and Raul
          Alcaron, Jr.*
10.37     Employment Agreement dated as of October   , 1999, by and
          between the Company and Joseph A. Garcia.*
10.38     Employment Agreement dated as of October  , 1999, by and
          between the Company and Luis Diaz-Albertini.*
10.39     Stock Purchase Agreement, dated September 22, 1999, among
          Chancellor Media Corporation of Los Angeles, Primedia
          Broadcast Group, Inc., WIO, Inc., Cadena Estereotempo, Inc.,
          Portorican American Broadcasting, Inc., WLOI, Inc., WRPC,
          Inc., WOYE, Inc., WZNT, Inc., WOQI, Inc. and Spanish
          Broadcasting System of Puerto Rico, Inc. (incorporated by
          reference to the Company's Form 8-K dated            ).
12.1      Statement re: Computation of Ratios.
13.1      Annual Report of the Company (incorporated by reference to the Company's 1998 Annual Report on Form 10-K).
21.1      List of Subsidiaries of the Company (incorporated by
          reference to the Company's Registration Statement on Form
          S-1, dated January 21, 1999).
23.1      Consent of KPMG LLP.
23.2      Consent of Kaye, Scholer, Fierman, Hays & Handler, LLP
          (included in Exhibit 5.1).
24.1      Power of Attorney (included herein).
25.1      Statement of Eligibility of Trustee.*


---------------

 * To be filed by amendment.